As filed with the Securities and Exchange Commission on December 15, 2006
REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

New York	04-2845273
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

60 East 42nd Street, Suite 1115, New York, New York 10165 (212) 983-6352
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
_______________________

Delaware	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481  (781) 237-6030
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
_______________________

Bruce A. Teichner
Assistant Vice President and Senior Counsel
Sun Life Assurance Company of Canada (U.S.)
One Sun Life Executive Park, SC 1335
Wellesley Hills, Massachusetts 02481
(800) 786-5433
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________

Copies of Communications to:

Thomas C. Lauerman, Esq.
Jorden Burt LLP
1025 Thomas Jefferson Street, NW, Suite 400E
Washington, D.C. 20007-0805
(202) 965-8156
_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (other than securities offered only in connection with dividend or interest reinvestment plans), check the following box. ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Market value adjusted interests under deferred annuity contracts(3) . . . . . . . .	$1,000,000	100%	100%	$107
Subordinated guarantee relating to market value adjusted interests under deferrred annuity contracts(4) . . . . . . .	--	--	--	None

(1)
An indeterminate number or amount of market value adjusted interests under deferred annuity contracts of Sun Life Insurance and Annuity Company of New York that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $1,000,000.

(2)	Estimated solely for the purpose of determining the amount of the registration fee.

(3)
The market value adjusted interests registered hereby are the "Guarantee Periods" issued on terms and conditions set forth in deferred annuity contracts and described in the prospectuses contained in this registration statement.

(4)
The subordinated guarantee issued by Sun Life Assurance Company of Canada (U.S.) being registered herein is being sold without separate consideration. Pursuant to Rule 457(n) under the Securities Act no separate fee for the subordinated guarantee is payable.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement No. 33-41629, 333-05037, 333-119151 and 333-119154 under the Securities Act of 1933 and 811-04440 under the Investment Company Act of 1940.

SUPPLEMENT DATED _______, 2007
to
PROSPECTUSES
for
MFS REGATTA-NY, dated July 18, 2006
FUTURITY-NY, dated May 1, 2006
REGATTA GOLD-NY, dated May 1, 2006
SUN LIFE FINANCIAL MASTERSSM REWARD-NY, dated May 1 or April 11, 2006
SUN LIFE FINANCIAL MASTERSSM SELECT-NY, dated May 1 or April 11, 2006

We are Sun Life Insurance and Annuity Company of New York (åSun Life (N.Y.)æ). We are the issuer of the following five forms of combination fixed and variable annuity contracts (the åContractsæ): MFS Regatta-NY, Futurity-NY, Regatta Gold-NY, Sun Life Financial MastersSM Reward-NY, and Sun Life Financial MastersSM Select-NY. Each of these forms of Contract is described in a prospectus dated July 18, May 1, or April 11, 2006. This supplement relates to each of those July 18, May 1, and April 11, 2006 prospectuses.

Purpose of this Supplement

This supplement provides additional information about the "Guarantee Periods" under the Contracts. The "Guarantee Periods" are the fixed investment options under the Contracts. Each Guarantee Period pays interest at a guaranteed rate for a specified period of time, although withdrawals made before the end of the period may be subject to a "Market Value Adjustment" that can increase or decrease the amount of your withdrawal proceeds.

The purpose of this supplement is to advise you that, as to Contracts that we opened on or after _______, 2007 [the effective date of the registration statement in which this supplement is being filed with the Securities and Exchange Commission], the obligations of Sun Life (N.Y.) under Guarantee Periods will be fully and unconditionally guaranteed by Sun Life Insurance Company of Canada (U.S.) ("Sun Life (U.S.)"), pursuant to a subordinated guarantee (the "Subordinated Guarantee"). We consider a Contract to be "opened" on the date we accept the application for the Contract.

The Subordinated Guarantee does not relieve Sun Life (N.Y.) of any obligations under your Contract. Indeed, the Subordinated Guarantee is provided in addition to all of the other rights and benefits available under your Contract. There is no cost to you to obtain the benefits of the Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.

You can learn more about Sun Life (U.S.), the guarantor, and the Subordinated Guarantee in the discussions that follow.

The Guarantor

Sun Life Assurance Company of Canada (U.S.) ("Sun Life (U.S.)") is the guarantor under the Subordinated Guarantee. Sun Life (U.S.), a reporting company with the United States Securities and Exchange Commission ("SEC"), is a stock life insurance company incorporated under the laws of the State of Delaware. Sun Life (U.S.) is authorized to transact an insurance business in all states of the United States other than New York, as well as in the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Sun Life (U.S.) and its subsidiaries are engaged in the sale of individual and group variable life insurance, individual and group fixed and variable annuities, group pension contracts, guaranteed investment contracts, group life, group disability, and group stop loss insurance.

Sun Life (N.Y.) is a wholly-owned subsidiary of Sun Life (U.S.). Sun Life (U.S.), in turn, is an indirect wholly-owned subsidiary of Sun Life Financial, Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a public reporting company with the SEC, with common shares listed on the Toronto, New York, and Philippine stock exchanges.

The Subordinated Guarantee

Under the terms of the Subordinated Guarantee, Sun Life (U.S.) guarantees Sun Life (N.Y.)’s obligations with respect to any Guarantee Periods elected under any Contract opened on or after __________, 2007. The Subordinated Guarantee applies unless and until we notify you otherwise. If we give you such notice, the Subordinated Guarantee would remain in effect for all Guarantee Periods that had already started, but would be inapplicable to Guarantee Periods starting after the date given in such notice.

Under the terms of the Subordinated Guarantee:

●
If we fail to honor any valid request to surrender, transfer, or withdraw any amount from a Guarantee Period, or fail to allocate amounts from a Guarantee Period to an annuity option when obligated to do so, Sun Life (U.S.) guarantees the full amount that you would have received, or value that you would have been credited, had we fully met our obligations with respect to such Guarantee Period.

●
If we fail to pay any amount that becomes payable upon the death of a Contract owner or annuitant, Sun Life (U.S.) guarantees the unpaid amount, up to the account value in any Guarantee Period, increased by any accrued but uncredited interest attributable thereto and increased by any positive Market Value Adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative Market Value Adjustment).

●
If we fail to make payment when due of any amount that is guaranteed by Sun Life (U.S.), you could directly request Sun Life (U.S.) to satisfy our obligation, and Sun Life (U.S.) must do so. You would not have to make any other demands on us as a precondition to making a claim against Sun Life (U.S.) under the Subordinated Guarantee.

The Subordinated Guarantee is an unsecured obligation of Sun Life (U.S.) as guarantor, and is subordinated in right of payment to all other obligations of Sun Life (U.S.), except for other guarantees or obligations of Sun Life (U.S.) that by their terms are designated as ranking equally in right of payment with, or subordinated to, the Subordinated Guarantee. In the event of Sun Life (U.S.)’s bankruptcy, liquidation, dissolution, winding-up, or reorganization or upon acceleration of any series of debt securities due to an event also triggering payment obligations on other debt, Sun Life (U.S.)’s assets will be available to pay its obligations on the Subordinated Guarantee only after all its secured indebtedness and other indebtedness senior to the Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the Subordinated Guarantee.

The Subordinated Guarantee is governed by the laws of the State of New York. The Subordinated Guarantee provides that any claim or proceeding brought by a holder to enforce the obligations of Sun Life (U.S.), as guarantor, may be brought in a court of competent jurisdiction in the City of New York, State of New York, and that Sun Life (U.S.) submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding.

The Reason for the Subordinated Guarantee

Under the SEC’s rules, and if certain other requirements are met, the Subordinated Guarantee relieves Sun Life (N.Y.) of its obligation to file annual, quarterly, and current reports with the SEC on Form 10-K, Form 10-Q, and Form 8-K, respectively. Sun Life (N.Y.) expects that all of the requirements necessary to cease filing such reports will be met, which will save Sun Life (N.Y.) the expense of being an SEC reporting company.

Sun Life (U.S.) files its own annual, quarterly and current reports on Forms 10-K, Form 10-Q and Form 8-K, respectively. Sun Life (N.Y.) is included in Sun Life (U.S.)’s consolidated financial statements. In particular, a footnote to the Sun Life (U.S.) consolidated financial statements contains condensed consolidating financial information with separate columns for Sun Life (U.S.), Sun Life (N.Y.), and other subsidiaries of Sun Life (U.S.), together with consolidating adjustments.

Available Information

Sun Life (N.Y.) and Sun Life (U.S.) have filed with the SEC a Form S-3 registration statement under the Securities Act of 1933 relating to the Guarantee Periods and the Subordinated Guarantee. This supplement and the prospectuses to which it relates do not contain all of the information contained in that registration statement and its exhibits. For further information regarding Sun Life (N.Y.), Sun Life (U.S.) the Guarantee Periods, and the Subordinated Guarantee, you may refer to the Form S-3 registration statement and its exhibits.

In addition, Sun Life (U.S.) is, and Sun Life (N.Y.) has been, subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Accordingly, Sun Life (U.S.) files, and Sun Life (N.Y.) has filed, reports and other information with the SEC to meet those requirements. After the date of this supplement, it is expected that Sun Life (N.Y.) will no longer file reports under the Exchange Act. The financial statements of Sun Life (N.Y.) will, however, continue to be included in the Statements of Additional Information in registration statements with respect to the Contracts that have been filed on Form N-4 with the SEC by Sun Life (N.Y.) and Sun Life (N.Y.) Variable Account C. Those Statements of Additional Information are incorporated by reference into the prospectuses to which this supplement relates. Also, as noted above under "The Reasons for the Subordinated Guarantee," Sun Life (N.Y.) has been and will continue to be included in the consolidated financial statements of Sun Life (U.S.).

You can inspect and copy all of the above-described registration statements, reports and other information at the SEC's public reference facilities at the following locations: Washington, D.C. - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and Chicago, Illinois - 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. (You may obtain information about the operation of the SEC’s public reference facilities by calling 1-800-SEC-0330). You may also find these materials on the SEC's website (http://www.sec.gov).

Incorporation of Documents by Reference

Sun Life (U.S.) incorporates herein by reference the SEC filings listed below:

●	Sun Life (U.S.)’s Annual Report on Form 10-K for the year ended December 31, 200_; and

●	all of Sun Life (U.S.)’s other filings made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after December 31, 2006.

Sun Life (N.Y.) incorporates by reference the SEC filings listed below:

●	Sun Life (N.Y.)’s Annual Report on Form 10-K for the year ended December 31, 200_;

●	Sun Life (N.Y.)’s Quarterly Report on Form 10-Q for the period ended March 31, 2006;

●	Sun Life (N.Y.)’s Quarterly Report on Form 10-Q for the period ended June 20, 2006;

●	Sun Life (N.Y.)’s Quarterly Report on Form 10-Q for the period ended September 30, 2006; and

●	all of Sun Life (N.Y.)’s other filings made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after September 30, 2006.

Each of Sun Life (U.S.) and Sun Life (N.Y.) will furnish, without charge, upon your written or oral request, a copy of the documents referred to above which that company has incorporated by reference into this supplement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this supplement). You may also request, free of charge, a copy of the Statement of Additional Information that is incorporated by reference into your prospectus to which this supplement relates. Requests for any of such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

Offering of the Subordinated Guarantee

The Subordinated Guarantee, together with the Contracts, is offered through Clarendon Insurance Agency, Inc., as general distributor. The offering is made on a continuous, best efforts basis.

PROSPECTUS
JULY 18, 2006
MFS REGATTA-NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the single payment deferred annuity contracts described in this Prospectus to individuals.

You may choose among 9 variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following series of the MFS/Sun Life Series Trust (the "Series Fund"):

Series Fund	Fund Classification
Capital Appreciation Series	Large-Cap Growth Equity
Global Governments Series	High-Quality Intermediate-Term Bond
Global Growth Series	Large-Cap Growth Equity
Government Securities Series	High-Quality Intermediate-Term Bond
High Yield Series	Low-Quality Intermediate-Term Bond
Massachusetts Investors Trust Series	Large-Cap Blend Equity
Money Market Series	Money Market
Total Return Series	Large-Cap Value Equity
Utilities Series	Specialty Fund

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS/Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

This Prospectus must be accompanied by a current prospectus for the Series Fund. Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contract and the Series Fund.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 36 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Service Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE MFS/SUN LIFE SERIES TRUST
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount of Purchase Payment
Allocation of Net Purchase Payment
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Distribution Expense Charge
Mortality and Expense Risk Charge
Premium Taxes
Series Fund Expenses
DEATH BENEFIT
Amount of Death Benefit
Method of Paying Death Benefit
Selection and Change of Beneficiary
Payment of Death Benefit
Due Proof of Death
THE INCOME PHASE - ANNUITY PROVISIONS
Selection of the Annuitant or Co-Annuitant
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Death of Owner
Voting of Series Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Right to Return
TAX CONSIDERATIONS
Deductibility of Purchase Payments
Pre-Distribution Taxation of Contracts
Distributions and Withdrawals from Non-Qualified Contracts
Distributions and Withdrawals from Qualified Contracts
Withholding
Investment Diversification and Control
Tax Treatment of the Company and the Variable Account
Qualified Retirement Plans
Pension and Profit-Sharing Plans
Tax-Sheltered Annuities
Individual Retirement Arrangements
Roth Individual Retirement Arrangements
ADMINISTRATION OF THE CONTRACTS
DISTRIBUTION OF THE CONTRACTS
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CONDENSED FINANCIAL INFORMATION
APPENDIX C - WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail

The Annuity Contract

The Regatta - NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. The Contract has two phases: an Accumulation Phase and an Income Phase. During the Accumulation Phase, your Purchase Payment may be allocated to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferred benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a death benefit if you die during the Accumulation Phase.

The Accumulation Phase

Under most circumstances, you can purchase a Contract with a Purchase Payment of $5,000 or more. We will not accept a Purchase Payment over $2 million unless we have approved the payment in advance.

The Income Phase

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Variable Account Options: The MFS/Sun Life Series Trust

You can allocate your Purchase Payment among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company ("MFS"), serves as the investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Series Funds and the Fixed Account Options.

Market conditions will determine the value of an investment in any Series. Each Series is described in the prospectus of the MFS/Sun Life Series Trust. You may make transfers amount the Series and the Fixed Account options up to 12 times a year.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payment to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $75,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We also deduct insurance charges (i.e., a mortality and expense risks charge and an administrative expense charge) equal to 1.40% per year of the average daily value of the Contract allocated among the Sub-Accounts.

If you withdraw money from your Contract, we will, with certain exceptions, impose a withdrawal charge. Your Contract allows a "free withdrawal amount," which you may withdraw before you incur the withdrawal charge. The rest of your withdrawal is subject to a withdrawal charge equal to a percentage of the amount withdrawn as described below.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Series Fund. The charges vary depending upon which Serie you have selected.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase. During the first 7 Contract Years, 10% of your Purchase Payment may be withdrawn each year without the imposition of a withdrawal charge. All other amounts you withdraw during the first 7 Contract Years will be subject to a withdrawal charge ranging from 6% to 0% of the amount withdrawn. You may also be required to pay income tax and possible tax penalties on any money you withdraw.

We do not assess a withdrawal charge upon annuitization or transfers.

In addition to the withdrawal charge, amounts you withdraw, transfer or annuitize from the Fixed Account before your Guarantee Period has ended may be subject to a Market Value Adjustment.

Death Benefit

If the Annuitant dies before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. To calculate the death benefit, we use a "Death Benefit Date," which is the earliest date we have both due proof of death and a written request specifying the manner of payment.

The death benefit is the greatest of:

(1)	the value of the Contract on the Death Benefit Date;
(2)	the amount we would pay in the event of a full surrender of the Contract on the Death Benefit Date;
(3)	the value of the Contract on the most recent 7-year anniversary of the Contract, adjusted for any partial withdrawals and charges made after that anniversary;
(4)	your Purchase Payment less any partial withdrawals; and
(5)
the value of the Contract on the Contract Anniversary immediately preceding the Death Benefit Date, adjusted for any partial withdrawals and charges made after that anniversary so long as the Annuitant is less than 80 years old on the date of death.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payment or your Contract Value as of the day we received your cancellation request (this may be more or less than the original purchase payment) and we will not deduct a withdrawal charge.

Tax Considerations

Your earnings are not taxed until you take them out of your Contract. If you take money out during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the earnings. In all cases, you should consult with your tax adviser for specific tax information.

If you have any questions about your Contract or need more information, please contact us at:

Sun Life Insurance and Annuity Company of New York
P. O. Box 9133
Wellesley Hills, Massachusetts 02481
Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer the cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):	$0

Maximum Withdrawal Charge (as a percentage of amount withdrawn)	6%*

Maximum Fee Per Transfer:	$0**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***

*

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge, and after 8 Contract Years there will be no withdrawal charge. In no event will the aggregate withdrawal charges assessed exceed 9% of the Purchase Payment.

Number of Complete Contract Years Since Your Issue Date	Withdrawal Charge
1	6%
2	6%
4	5%
5	5%
6	4%
7	4%
8 or more	0%

**	We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges - Premium Taxes.")

The next table describes the fees and expense that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30*

Variable Account Annual Expenses
(as a percentage of average Variable Account assets)

Mortality and Expense Risk Charge	1.25%
Administrative Expense Charge	0.15%

Total Variable Account Annual Expenses	1.40%

*

The Annual Account Fee is $30. The fee is waived on Contracts greater than $75,000 in value on your Contract Anniversary. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year. (See "Account Fee.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.60%	1.08%

*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds, after all fee reductions and expense reimbursement arrangements are taken into consideration, fall within the range shown above. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Funds prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $30,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$816	$1,290	$1,781	$2,862

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$261	$802	$1,370	$2,862

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix B.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (NY) Variable Account C (the "Variable Account") offer the Regatta-NY Annuity on an individual basis for use in connection with retirement plans. We issue an individual Contract to each Owner.

In this Prospectus, unless we state otherwise, we refer to Owners of Contracts as "you".

The Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which your Purchase Payment is allocated to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make payments based on the amount you have accumulated. The Contract provides tax deferral, so that you do not pay taxes on your earnings under the Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a death benefit if you die during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these options, you assume all investment risk under the Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate, which is 3% per year, compounded annually.

The Contracts are designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contracts are also designed so that they may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including your Purchase Payment, must be sent to us at our Service Address as set forth on the first page of this Prospectus. Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Service Address. However, we will consider all financial transactions, including your Purchase Payment, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

For all telephone communication, you must call (800) 752-7215.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business exclusively in New York. Our Home Office mailing address is 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Series of the MFS/Sun Life Series Trust (the "Series Fund"). All amounts allocated by you to a Sub-Account will be used to purchase Series Fund shares at their net asset value. Any and all distributions made by the Series Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional Series Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Series Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Series Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS/SUN LIFE SERIES TRUST

The MFS/Sun Life Series Trust (the "Series Fund") is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate Massachusetts Financial Services Company ("MFS") serves as the investment adviser to the Series Fund.

The Series Fund is composed of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in a number of investment options (each, a "Series Fund"), each corresponding to one of the portfolios. . Additional portfolios may be added to the Series Fund, which may or may not be available for investment by the Variable Account.

Each Series Fund pays fees to MFS, as its investment advisor, for services rendered pursuant to investment advisory agreements. MFS also serves as investment adviser to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Series, and which may be managed by a Series' portfolio manager(s). While a Series may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Series and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and Sun Life Assurance Company of Canada (U.S.) in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Series which is involved in the conflict or substitution of shares of other Series or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Series may be found in the accompanying current Series Fund prospectus. You should read the Series Fund prospectus carefully before investing. The statement of additional information of the Series Fund is available by calling (800) 752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of those assets of the Company that are allocated to a non-unitized separate account established in conformance with New York law. Amounts you allocate to Guarantee Periods become part of the Fixed Account. Any obligation of the Fixed Account will be paid first from those assets allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company. Assets in the Fixed Account are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by the laws of the state of New York. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by the laws of the state of New York. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available from time to time. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than 3% per year, compounded annually. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest with amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account, (see "Withdrawals, Withdrawal Charge and Market Value Adjustment").

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or die before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the Purchase Payment are sent to us for acceptance. When we accept your Application, we issue the Contract to, you, as Owner.

We will credit your Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount of Purchase Payment

The amount of your Purchase Payment may vary; however, we will not accept a Purchase Payment of less than $5,000, unless we waive this limit. In addition, we will not accept a Purchase Payment over $2 million, unless we have approved the Payment in advance.

Allocation of Net Purchase Payment

You may allocate your Purchase Payment among the different Sub-Accounts and Guarantee Periods we offer.
In your Application, you may specify the percentage of the Purchase Payment to be allocated to each Sub-Account or Guarantee Period.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payment (see "Contract Charges - Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below.

Variable Account Value

       Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

       Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor - which we call the Net Investment Factor - which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Series Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Series Fund during the Valuation Period, by (2) the net asset value per share of the Series Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charge and administrative expense charge). See "Contract Charges".

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

       Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from the Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from the Net Purchase Payment, transfer or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

The Guarantee Period begins the day we apply your allocation and ends when the number of calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

       Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

       Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

       Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period.

       Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period before the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

       Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount;

●	at least 30 days must elapse between transfers to or from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Series Fund; and

●	we impose additional restrictions on market timers, which are further described below.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

Transfers out of a Guarantee Period more than 30 days before expiration of the period will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

       Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, it will be effective the next Business Day.

       Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

       Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to withdraw.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge," below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment," ). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

        Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

       Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

       Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and New York insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by the Series Fund or to determine the value of the net assets of the Series Fund, because an emergency exists; and

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

       Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of the plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations - Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payment when it is made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") during the first 7 Contract Years on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

       Free Withdrawal Amount

During the first 7 Contract Years, you may withdraw a portion of your Account Value - which we call the "free withdrawal amount" - before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to 10% of your Purchase Payment. Any portion of the free withdrawal amount that you do not use in a Contract Year is non-cumulative.

       Application of Withdrawal Charge

If you withdraw more than the free withdrawal amount during the first 7 Contract Years, the following withdrawal charge percentage will be applied based on the year of your withdrawal:

Number of Contract Years Since Your Issue Date	Withdrawal Charge
1	6%
2	6%
3	5%
4	5%
5	4%
6	4%
7	3%
8 or more	0%

In no event shall the aggregate withdrawal charges exceed 9% of you Purchase Payment.

       Types of Withdrawals Not Subject to Withdrawal Charge

We do not impose a withdrawal charge after the seventh Contract Year.

We do not impose a withdrawal charge on withdrawals from the Accounts of:

●	our employees,

●	employees of our affiliates, or

●	licensed insurance agents who sell the Contracts.

We do not impose the withdrawal charge:

●	on amounts you apply to provide an annuity;

●	amounts we pay as a death benefit; or

●	amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. Generally, if your Guaranteed Interest Rate is lower than the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period, the Market Value Adjustment will decrease your Account Value. Similarly, the Market Value Adjustment will increase your Account Value if your Guaranteed Interest Rate is higher than the Guaranteed Interest Rate we currently decrease for Guarantee Periods equal to the balance of your Guarantee Period.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[ (1 + I) / (1 + J) ] ^ (N/12) -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years; and

N	is the number of complete months remaining in your Guarantee Period.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix C.

CONTRACT CHARGES

Account Fee

Each year during the Accumulation Phase of your Contract we will deduct from your Account an Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary, which is the anniversary of the first day of the month after we issue your Contract. The Account Fee is $30. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Amount, based on the allocation of your Account Value on your Contract Anniversary. We will not charge you the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is more than $75,000 on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the Account Fee.

Mortality and Expense Risk Charge

We deduct a mortality and expense charge from the assets of the Variable Account at an effective annual rate equal to 1.25% during both the Accumulation Phase and the Income Phase. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The expense risk we assume is the risk that the Account Fee and administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Premium Taxes

In New York there currently is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of such premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Series Fund Expenses

There are fees and charges deducted from each Series Fund. These fees and expenses are described in the Series Fund prospectus and related statement of additional information.

DEATH BENEFIT

If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected - a single cash payment or one of our Annuity Options. (If you have named more than one Annuitant, the death benefit will be payable after the death of the last surviving of the Annuitants.) If the Beneficiary is not living on the date of death, we will pay the death benefit in one sum to you or to your estate if you are the Annuitant. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect.

Amount of Death Benefit

To calculate the amount of your death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the Annuitant's death and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.

The amount of the death benefit is determined as of the Death Benefit Date.

The death benefit will be the greatest of the following amounts:

●	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

●	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date;

●
your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date;

●	your Purchase Payment less any partial withdrawals; and

●
your Account Value on the Contract Anniversary immediately preceding the Death Benefit Date, adjusted for partial withdrawals and charges made between that anniversary and the Death Benefit Date, so long as the Annuitant is younger than 80 on the date of death.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination) under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "Income Phase - Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant under the terms of that Annuity Option.

In all cases, no Owner or Beneficiary shall be entitled to exercise any rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code. (See "Other Contractual Provisions - Death of Owner.")

Selection and Change of Beneficiary

You Select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notices on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly payments to your Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee."

Under a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Annuitant.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 85th birthday or, if there is a Co-Annuitant, the 85th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. For example, in most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.

       Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

       Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate of 4%; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

       Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

       Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for a Variable Annuity will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

       Annuity Option E - Fixed Payments

We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 4% per year (or a higher rate if specified in your Contract) compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

       Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	we deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed;

●	if applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change; and

●	we deduct any applicable premium tax or similar tax if not previously deducted.

       Variable Annuity Payments

Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 4% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment - which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment - will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 4%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

       Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 4% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. (See "Annuity Payment Rates.")

       Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

We permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment.

Annuity Payment Rates

The Contract contains Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 4% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 4% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions - Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contract also describes the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Options A, B and C is the 1983 Individual Annuitant Mortality Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual or entity to whom the Contract is issued. The Owner will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the participants under a group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Death of Owner

If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, your Account Value, plus or minus any Market Value Adjustment, must be distributed to your "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. If you were the Annuitant as well as the Owner, your surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control, subject to the condition that any Annuity Option elected complies with the special distribution requirements described above.

If your spouse elects to continue the Contract (either in the case where you are the Annuitant or in the case where you are not the Annuitant), your spouse must give us written notification within 60 days after we receive Due Proof of Death, and the special distribution rules described above will apply on the death of your spouse.

If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

If yours is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

Voting of Series Fund Shares

We will vote Series Fund shares held by the Sub-Accounts at meetings of shareholders of the Series Fund or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions. During the Income Phase, the Payee - that is, the Annuitant or Beneficiary entitled to receive benefits - is the person having such voting rights. We will vote any shares attributable to us and Series Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Series Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Series Fund. We will determine the number of Series Fund shares as to which each such person is entitled to give instructions as of the record date set by the Series Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Series Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Series Fund share as of the same date. On or after the Annuity Commencement Date, the number of Series Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Series Fund share as of the same date. After the Annuity Commencement Date, the number of Series Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Series Fund as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Series of the Series Fund may not always be available for investment under the Contract. We may add or delete Series or other investment companies as variable investment options under the Contracts. We may also substitute shares of another Series or shares of another registered open-end investment company or unit investment trust for the shares held in any Sub-Account, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to the prior approval of the Superintendent of Insurance of the State of New York and any necessary vote by persons having the right to give instructions with respect to the voting of Series Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may, subject to the prior approval of the Superintendent of Insurance of the State of New York and make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Service Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day proceeding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of your Purchase Payment unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date will generally be able to treat a portion of each payment as a nontaxable return of the Purchase Payment and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payment has been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payment made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to the Purchase Payment, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payment has been fully recovered, the unrecovered Purchase Payment may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the Purchase Payment (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payment that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Distributions and Withdrawals from Qualified Contracts

Generally, distributions from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will, except in certain circumstances, apply to distributions prior to age 59 1/2.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Benenficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. Contracts that do not meet the guidelines are subject to current taxation on annual increases in value. We believe that each Series of the Series Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, and (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 6.36% of Purchase Payments. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

During 2003, 2004 and 2005, approximately $204, $0 and $0, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." The Government Securities Series Sub-Account and the High Yield Series Sub-Account may also advertise "yield." The Money Market Series Sub-Account may advertise "yield" and "effective yield."

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Series in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period since the Contracts have been offered or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Series, which may predate the Contracts. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial purchase payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although they reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the Series Fund for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Series.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Series Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and Chicago, Illinois - 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in this Statement of Additional Information should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the Statement of Additional Information.
________________

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life and Annuity Company of New York
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:

Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Regatta-NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name
Address

City	State	Zip
Telephone

APPENDIX A - GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or OWNER ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ANNUITANT: The person or persons named in the Application and whose life the first annuity payment is to be made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as "Annuitants." If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

*ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for purchase of a Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Issue Date" in the Contract.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period of (a) 12 full calendar months, plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Contract Anniversary is the first day immediately after the end of a Contract Year. Each Contract Year after the first is the 12 calendar month period that begins on your Contract Anniversary. If, for example, the Contract Date is in March, the first Contract Year will be determined from the Contract Date but will end on the last day of March in the following year; your Contract Anniversary is April 1 and all Contract Years after the first will be measured from April 1.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SEVEN-YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Account Anniversaries.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific series of the Series Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

______________________
*You specify these items on the Contract Specifications page, and may change them, as we describe in this Prospectus.

APPENDIX B -
CONDENSED FINANCIAL INFORMATION

The following information for Regatta NY should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

MFS/Sun Life Capital Appreciation Series	01	2005	20.288	20.192	392,015
MFS/Sun Life Capital Appreciation Series	01	2004	18.530	20.288	396,629
MFS/Sun Life Capital Appreciation Series	01	2003	14.598	18.530	491,670
MFS/Sun Life Capital Appreciation Series	01	2002	21.894	14.598	594,275
MFS/Sun Life Capital Appreciation Series	01	2001	29.728	21.894	783,814
MFS/Sun Life Capital Appreciation Series	01	2000	34.026	29.728	878,308
MFS/Sun Life Capital Appreciation Series	01	1999	26.016	34.026	952,236
MFS/Sun Life Capital Appreciation Series	01	1998	20.496	26.016	1,030,044
MFS/Sun Life Capital Appreciation Series	01	1997	16.879	20.496	1,098,819
MFS/Sun Life Capital Appreciation Series	01	1996	14.089	16.879	1,160,312

MFS/Sun Life Global Governments Series	01	2005	18.496	16.927	50,299
MFS/Sun Life Global Governments Series	01	2004	17.041	18.496	58,346
MFS/Sun Life Global Governments Series	01	2003	14.948	17.041	71,599
MFS/Sun Life Global Governments Series	01	2002	12.566	14.948	77,006
MFS/Sun Life Global Governments Series	01	2001	13.022	12.566	125,684
MFS/Sun Life Global Governments Series	01	2000	13.033	13.022	170,907
MFS/Sun Life Global Governments Series	01	1999	13.940	13.033	186,528
MFS/Sun Life Global Governments Series	01	1998	12.419	13.940	219,014
MFS/Sun Life Global Governments Series	01	1997	12.510	12.419	277,498
MFS/Sun Life Global Governments Series	01	1996	12.120	12.510	321,332

MFS/Sun Life Global Growth Series	01	2005	21.310	23.125	113,497
MFS/Sun Life Global Growth Series	01	2004	18.691	21.310	127,382
MFS/Sun Life Global Growth Series	01	2003	13.993	18.691	146,027
MFS/Sun Life Global Growth Series	01	2002	17.597	13.993	192,767
MFS/Sun Life Global Growth Series	01	2001	22.220	17.597	253,332
MFS/Sun Life Global Growth Series	01	2000	25.935	22.220	312,693
MFS/Sun Life Global Growth Series	01	1999	15.718	25.935	326,782
MFS/Sun Life Global Growth Series	01	1998	13.914	15.718	327,055
MFS/Sun Life Global Growth Series	01	1997	12.235	13.914	384,999
MFS/Sun Life Global Growth Series	01	1996	10.971	12.235	406,783

MFS/Sun Life Government Securities Series	01	2005	16.905	17.056	136,810
MFS/Sun Life Government Securities Series	01	2004	16.521	16.905	168,862
MFS/Sun Life Government Securities Series	01	2003	16.400	16.521	213,799
MFS/Sun Life Government Securities Series	01	2002	15.145	16.400	273,496
MFS/Sun Life Government Securities Series	01	2001	14.293	15.145	322,035
MFS/Sun Life Government Securities Series	01	2000	12.934	14.293	534,141
MFS/Sun Life Government Securities Series	01	1999	13.363	12.934	602,006
MFS/Sun Life Government Securities Series	01	1998	12.462	13.363	516,775
MFS/Sun Life Government Securities Series	01	1997	11.620	12.462	617,817
MFS/Sun Life Government Securities Series	01	1996	11.596	11.620	654,198

MFS/Sun Life High Yield Series	01	2005	18.899	19.047	47,094
MFS/Sun Life High Yield Series	01	2004	17.494	18.899	68,486
MFS/Sun Life High Yield Series	01	2003	14.607	17.494	99,731
MFS/Sun Life High Yield Series	01	2002	14.422	14.607	134,296
MFS/Sun Life High Yield Series	01	2001	14.373	14.422	181,566
MFS/Sun Life High Yield Series	01	2000	15.636	14.373	209,754
MFS/Sun Life High Yield Series	01	1999	14.838	15.636	258,754
MFS/Sun Life High Yield Series	01	1998	14.954	14.838	299,433
MFS/Sun Life High Yield Series	01	1997	13.394	14.954	340,863
MFS/Sun Life High Yield Series	01	1996	12.115	13.394	355,247

MFS/Sun Life Massachusetts Investors Trust Series	01	2005	23.773	25.253	210,545
MFS/Sun Life Massachusetts Investors Trust Series	01	2004	21.527	23.773	259,432
MFS/Sun Life Massachusetts Investors Trust Series	01	2003	17.770	21.527	351,202
MFS/Sun Life Massachusetts Investors Trust Series	01	2002	22.875	17.770	449,383
MFS/Sun Life Massachusetts Investors Trust Series	01	2001	27.528	22.875	576,252
MFS/Sun Life Massachusetts Investors Trust Series	01	2000	27.882	27.528	684,515
MFS/Sun Life Massachusetts Investors Trust Series	01	1999	26.377	27.882	751,259
MFS/Sun Life Massachusetts Investors Trust Series	01	1998	21.598	26.377	759,522
MFS/Sun Life Massachusetts Investors Trust Series	01	1997	16.597	21.598	806,893
MFS/Sun Life Massachusetts Investors Trust Series	01	1996	13.421	16.597	845,581

MFS/Sun Life Money Market Series	01	2005	12.968	13.137	131,953
MFS/Sun Life Money Market Series	01	2004	13.042	12.968	204,466
MFS/Sun Life Money Market Series	01	2003	13.142	13.042	232,757
MFS/Sun Life Money Market Series	01	2002	13.158	13.142	523,274
MFS/Sun Life Money Market Series	01	2001	12.857	13.158	487,725
MFS/Sun Life Money Market Series	01	2000	12.303	12.857	443,137
MFS/Sun Life Money Market Series	01	1999	11.918	12.303	471,179
MFS/Sun Life Money Market Series	01	1998	11.506	11.918	529,219
MFS/Sun Life Money Market Series	01	1997	11.104	11.506	540,785
MFS/Sun Life Money Market Series	01	1996	10.732	11.104	611,608

MFS/Sun Life Total Return Series	01	2005	25.868	26.283	390,941
MFS/Sun Life Total Return Series	01	2004	23.532	25.868	483,996
MFS/Sun Life Total Return Series	01	2003	20.368	23.532	571,841
MFS/Sun Life Total Return Series	01	2002	21.905	20.368	706,955
MFS/Sun Life Total Return Series	01	2001	22.101	21.905	856,779
MFS/Sun Life Total Return Series	01	2000	19.185	22.101	1,053,465
MFS/Sun Life Total Return Series	01	1999	18.920	19.185	1,226,124
MFS/Sun Life Total Return Series	01	1998	17.169	18.920	1,320,198
MFS/Sun Life Total Return Series	01	1997	14.274	17.169	1,439,364
MFS/Sun Life Total Return Series	01	1996	12.690	14.274	1,567,221

MFS/Sun Life Utilities Series	01	2005	30.123	34.846	58,700
MFS/Sun Life Utilities Series	01	2004	23.429	30.123	62,229
MFS/Sun Life Utilities Series	01	2003	17.436	23.429	74,088
MFS/Sun Life Utilities Series	01	2002	23.218	17.436	71,049
MFS/Sun Life Utilities Series	01	2001	31.108	23.218	89,489
MFS/Sun Life Utilities Series	01	2000	29.482	31.108	97,977
MFS/Sun Life Utilities Series	01	1999	22.776	29.482	95,916
MFS/Sun Life Utilities Series	01	1998	19.641	22.776	88,196
MFS/Sun Life Utilities Series	01	1997	15.005	19.641	103,362
MFS/Sun Life Utilities Series	01	1996	12.644	15.005	112,112

APPENDIX C -
WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (The Market Value Adjustment does not apply to the Variable Account)

These examples assume the following:

(1)	The Purchase Payment was $10,000;

(2)	The date of full surrender or partial withdrawal occurs during the 3rd Contract Year, and

(a)	the Contract's Account Value is $12,000 and is attributable to the value of Variable Accumulation Units of one Sub-Account, and

(b)	no previous partial withdrawals have been made.

Example A-Full Surrender:

(1)	10% (or .10) of the Purchase Payment is available without imposition of a withdrawal charge: (.10 x $10,000 = $1,000).

(2)	The Account Fee of $30 is deducted from the Account Value: $12,000 - $30 = $11,970.

(3)	The balance of the full surrender ($11,970 - $1,000 = $10,970) is subject to the withdrawal charge applicable during the third Account Year (5% or .05).

(4)	The amount of the withdrawal charge is .05 x $10,970 = $548.

(5)	The amount of the full surrender is $111,970 - $548 = $11,422.

Example B-Partial Withdrawal (in the amount of $2,000):

(1)	10% or (.10) of the Purchase Payment is available without imposition of a withdrawal charge. (.10 x $10,000 = $1,000).

(2)	The balance of the partial withdrawal ($2,000 - $1,000 = $1,000) is subject to the withdrawal charge applicable during the third Contract Year (5% or .05).

(3)
The amount of the withdrawal charge is equal to the amount required to complete the partial withdrawal
($2,000 - $1,000 = $1,000) divided by 1 - .05 or .95 less the amount required to complete the balance of the partial withdrawal.

Withdrawal Charge = $1,000/.95 - 1,000 = $52.63

In this example, in order for the Owner to receive the amount requested ($2,000), a gross withdrawal of $2052.63 must be processed, with $52.63 representing the withdrawal charge calculated above.

Part 2-Fixed Account-Examples of the Market Value Adjustment (MVA)

The MVA factor is:
[(1 + I) / (1 + J)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or.06 (l).

(2)	The date of surrender is 2-years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

(5)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08.

The MVA factor =	[(1 + I) / (1 + J)] ^ (N/12) -1

=	[(1 + 0.06) / (1 + 0.08)] ^ (24/12) -1

=	(0.981) ^ 2 - 1

=	0.963 - 1

=	-0.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

$11,910.16 x (-.037) = -$440.68

-$440.68 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000.00 from this Guarantee Amount, the MVA would be:

$2,000.00 x (-.037) = -$74.00

-$74.00 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05.

The MVA factor =	[(1 + I) / (1 + J)] ^ (N/12) -1

=	[(1 + 0.06) / (1 + 0.05)] ^ (24/12) -1

=	(1.010) ^ 2 - 1

=	1.019 - 1

=	-0.019

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

$11,910.16 x 0.019 = -$226.29

226.29 represents the MVA that will be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000.00 from this Guarantee Amount, the MVA would be:

$2,000.00 x 0.019 = -$38.00

$38.00 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF
NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
MAY 1, 2006
FUTURITY--NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity Contracts described in this Prospectus to individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Lord Abbett Series Fund Growth and Income Portfolio	SCSM Blue Chip Mid Cap Fund
MFS/ Sun Life Total Return Series	Small-Cap Blend Equity Funds
OpCap Equity Portfolio[1]	JPMorgan Small Company Portfolio
OpCap Managed Portfolio[1]	Small-Cap Growth Equity Funds
Large-Cap Blend Equity Funds	Alger American Small Capitalization Portfolio[1]
AIM V.I. Core Equity Fund	Goldman Sachs VIT Structured Small Cap Equity Fund[4]
Alger American Income & Growth Portfolio[1]	MFS/ Sun Life New Discovery Series
Goldman Sachs VIT Structured U.S. Equity Fund[3]	Small-Cap Value Equity Funds
Goldman Sachs VIT Growth and Income Fund	OpCap Small Cap Portfolio[1]
JPMorgan International Equity Portfolio	SCSM Oppenheimer Main Street Small Cap Fund[2]
JPMorgan U.S. Large Cap Core Equity Portfolio	Specialty Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Utilities Series
Large-Cap Growth Equity Funds	Sun Capital Real Estate Fund®
AIM V.I. Capital Appreciation Fund	High-Quality Intermediate-Term Bond Funds
AIM V.I. International Growth Fund	Sun Capital Investment Grade Bond Fund®
Alger American Growth Portfolio[1]	High-Quality Long-Term Bond Funds
Goldman Sachs VIT International Equity Fund	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Capital Appreciation Series	Low-Quality Short-Term Bond Funds
MFS/ Sun Life Emerging Growth Series	MFS/ Sun Life High Yield Series
MFS/ Sun Life Massachusetts Investors Growth	Money Market Funds
Stock Series	Sun Capital Money Market Fund®
Mid-Cap Blend Equity Funds
OpCap Mid Cap Portfolio[1]

1 Not available for further investment after May 1, 2002.
2 Formerly known as SCSM Value Small Cap Fund.
3 Formerly known as Goldman Sachs VIT CORESM U.S. Equity Fund.
4 Formerly known as Goldman Sachs VIT CORESM Small Cap Equity Fund.

A I M Advisors, Inc. advises the AIM Variable Insurance Funds. Fred Alger Management, Inc., advises the Alger American Funds. Goldman Sachs Asset Management, L.P. advises the Goldman Sachs VIT Funds. J.P. Morgan Investment Management Inc. advises the J.P. Morgan Series Trust II Portfolios. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolio. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. OpCap Advisors advises the OpCap Funds. Sun Capital Advisers LLC advises the Sun Capital Funds; SCSM Oppenheimer Main Street Small Cap Fund (sub-advised by OppenheimerFunds, Inc.); and SCSM Blue Chip Mid Cap Fund (sub-advised by Wellington Management Company, LLP).

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 39 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Service Address") or by telephoning (800)752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

     Sun Life Insurance and Annuity Company of New York
     P.O. Box 9133
     Wellesley Hills, Massachusetts 02481

Special Terms
Product Highlights
Fees and Expenses
Example
Condensed Financial Information
The Annuity Contract
Communicating To Us About Your Contract
Sun Life Insurance And Annuity Company of New York
The Variable Account
Variable Account Options: The Funds
The Fixed Account
The Fixed Account Options: The Guarantee Periods
The Accumulation Phase
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
Withdrawals, Withdrawal Charge and Market Value Adjustment
Cash Withdrawals
Withdrawal Charge
Market Value Adjustment
Contract Charges
Account Fee
Administrative Expense Charge
Mortality and Expense Risk Charge
Premium Taxes
Fund Expenses
Death Benefit
Amount of Death Benefit
Method of Paying Death Benefit
Selection and Change of Beneficiary
Payment of Death Benefit
Due Proof of Death
The Income Phase - Annuity Provisions
Selection of the Annuitant or Co-Annuitant
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
Other Contract Provisions
Exercise of Contract Rights
Change of Ownership
Death of Owner
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Right to Return
Tax Considerations
Deductibility of Purchase Payments
Pre-Distribution Taxation of Contracts
Distributions and Withdrawals from Non-Qualified Contracts
Distributions and Withdrawals from Qualified Contracts
Withholding
Investment Diversification and Control
Tax Treatment of the Company and the Variable Account
Qualified Retirement Plans
Pension and Profit-Sharing Plans
Tax-Sheltered Annuities
Individual Retirement Arrangements
Roth Individual Retirement Arrangements
Administration of the Contracts
Distribution of the Contracts
Performance Information
Available Information
Incorporation of Certain Documents by Reference
State Regulation
Legal Proceedings
Financial Statements
Table of Contents of Statement of Additional Information
Appendix A -- Glossary
Appendix B -- Withdrawals, Withdrawal Charges and the Market Value Adjustment
Appendix C -- Condensed Financial Information

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a death benefit if you die during the Accumulation Phase.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $5,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed interest rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

During the Accumulation Phase, we impose an annual Account Fee of $30. During the Income Phase, the annual Account Fee is $30, which we deduct from variable account payments. We will not charge the annual Account Fee, if your Account had been allocated only to the Fixed Account during the applicable Contract Year, or your Account Value is more than $75,000 on your Contract Anniversary.

We deduct a mortality and expense risk charge of 1.25% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 6% in the first Contract Year and declines to 0% after seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit will be the greatest of the following amounts: (1) your Account Value on your Death Benefit Date, (2) your total Purchase Payments minus the sum of partial withdrawals, (3) your Account Value on the Seven-Year Anniversary (adjusted for subsequent payments, withdrawals, and charges), (4) the amount we would pay in the event of a full surrender of your Contract on the Death Benefit Date, or (5) the highest value of your Contract on any Contract Anniversary before the Annuitant's 81st birthday plus any Purchase Payments and adjusted for partial withdrawals and charges made between that Contract Anniversary and the Death Benefit Date.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For any Contract Year, this "free withdrawal amount" equals 10% of all Purchase Payments made during the last 7 Contract Years (including the current Contract Year), plus all Purchase Payments we have held for at least 7 Contract Years. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

--------

If you have any questions about your Contract or need more information, please contact us at:

     Sun Life Insurance and Annuity Company of New York
     P. O. Box 9133
     Wellesley Hills, Massachusetts 02481
     Toll Free (800)752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	6%*

Maximum Transfer Fee (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***

*	Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
	0-1	6%
	2-3	5%
	4-5	4%
	6	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Deductions for Premium Taxes.")

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30*

Variable Account Annual Expenses
(as a percentage of average daily net Variable Account assets)

Mortality and Expense Risks Charge:	1.25%
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses:	1.40%

*
The Annual Account Fee is waived on Contracts greater than $75,000 in value on your Contract Anniversary and on Contracts invested fully in the Fixed Account during the entire Contract Year. (See "Account Fee.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement*	0.63%	1.54%

*	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements are 0.63% and 1.20%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $30,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$859	$1,319	$1,837	$3,355

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$307	$939	$1,596	$3,355

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract.

Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included as Appendix C to this Prospectus.
THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement plans. We issue an individual Contract to each Owner.

In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you". For the purpose of determining benefits under the Contract, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a death benefit if the Annuitant dies during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all others as "Non- Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Service Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Service Address. However, we will consider Purchase Payments, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges which are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Fund with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1800- 752-7215 or writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

THE FIXED ACCOUNT

The Fixed Account is made up of those assets of the Company that are allocated to a nonunitized separate account established in conformance with New York law. Amounts you allocate to Guarantee Periods become part of the Fixed Account. Any obligation of the Fixed Account will be paid first from those assets allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company. Assets in the Fixed Account are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by the laws of the State of New York. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period for a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the Annuitant dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Application, we issue the Contract to you, as the Owner.

We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $5,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges - Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor - which we call the Net Investment Factor- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in the application of a Market Value Adjustment upon annuitization or withdrawal. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to or from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Expiration Date or any time after the Expiration Date will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program, except that if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. Since you transfer the same dollar amount to the Variable Account investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes - such as equity funds, fixed income funds, and money market funds - depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not assure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we will automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty, as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns program, we divide your Purchase Payment between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer, and we allocate to that Guarantee Period the portion of your Purchase Payment necessary so that at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge" below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment" below). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then reduce the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and New York insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by the Funds or to determine the value of the net assets of the Funds, because an emergency exists; and

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations - Tax-Sheltered Annuities.")

When you make a withdrawal, we consider the oldest Purchase Payment that you have not already withdrawn to be withdrawn first, then the second oldest Purchase Payments, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value.

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

The withdrawal charge will never be greater than 6% of the aggregate amount of Purchase Payments you make under the Contract.

     Free Withdrawal Amount

In each Contract Year, you may withdraw a portion of your Account Value - which we will call the "free withdrawal amount" - before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to (1) 10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year (the "Annual Withdrawal Allowance"), plus (2) the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn. Any portion of the Annual Withdrawal Allowance that you do not use in a Contract Year is cumulative; that is, it is carried forward and available for use in future years.

For convenience, we refer to Purchase Payments made during the last 7 Contract Years (including the current Contract Year) as "New Payments," and all Purchase Payments made before the last 7 Contract Years as "Old Payments."

For example, assume you wish to make a withdrawal from your Contract in Contract Year 10. You made an initial Purchase Payment of $10,000 in Contract Year 1, you made one additional Purchase Payment of $8,000 in Contract Year 8, and you have made no previous withdrawals. Your Account Value in Contract Year 10 is $35,000. The free withdrawal amount for Contract Year 10 is $19,400, calculated as follows:

●	$800, which is the Annual Withdrawal Allowance for Contract Year 10 (10% of the $8,000 Purchase Payment made in Contract Year 8, the only New Payment); plus

●
$8,600, which is the total of the unused Annual Withdrawal Allowances of $1,000 for each of Contract Years 1 through 7 and $800 for each of Contract Years 8 and 9 that are carried forward and available for use in Contract Year 10; plus

●	$10,000, which is the amount of all Old Payments that you have not previously withdrawn.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from New Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these New Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all New Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all New Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

New Payments are withdrawn on a first-in first-out basis until all New Payments have been withdrawn. For example, assume the same facts as in the example above. In Contract Year 10 you wish to withdraw $25,000. We attribute the withdrawal first to the free withdrawal amount of $19,400, which is not subject to the withdrawal charge. The remaining $5,600 is withdrawn from the Purchase Payment made in Contract Year 8 (the only New Payment) and is subject to the withdrawal charge. The $2,400 balance of the Contract Year 8 Purchase Payment will remain in your Account. If you make a subsequent $5,000 withdrawal in Contract Year 10, $2,400 of that amount will be withdrawn from the remainder of the Contract Year 8 Purchase Payment and will be subject to the withdrawal charge. The other $2,600 of your withdrawal (which exceeds the amount of all New Payments not previously withdrawn) will not be subject to the withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the year in which you made the Payment, but not the year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale at each Contract Anniversary. Payments received during the first Contract Year will be charged 6% if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 5% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. The withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years Payment Has Been in Your Account	Withdrawal Charge
0-1	6%
2-3	5%
4-5	4%
6	3%
7 or more	0%

For example, again using the same facts as in the example above, the percentage applicable to the withdrawals in Contract Year 10 of Purchase Payments made in Contract Year 8 would be 5%, because the number of Contract Years the Purchase Payments have been held in your Account would be 2.

For additional examples of how we calculate withdrawal charges, see Appendix B.

     Types of Withdrawals Not Subject to Withdrawal Charge

We do not impose a withdrawal charge on withdrawals from the Accounts of (a) our employees, (b) employees of our affiliates, or (c) licensed insurance agents who sell the Contracts. We also may waive withdrawal charges with respect to Purchase Payments derived from the surrender of other annuity contracts we issue. We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity and distributions made on the death of the Owner are considered withdrawals, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is, to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J)] ^ (N/12)   -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer; and

N	is the number of complete months remaining in your Guarantee Period.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge you the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is more than $75,000 on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.25%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Annuitant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Premium Taxes

In New York there currently is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of such premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund's prospectus and related Statement of Additional Information.

DEATH BENEFIT

If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Annuitant, we will pay the death benefit in one sum to you or, if you were the Annuitant, to your estate. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect. If the Contract names more than one Annuitant, we will pay the death benefit after the death of the last surviving of the Annuitants.

If your spouse is your Beneficiary, upon your death (if you are the Annuitant) your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit. In that case, the death benefit provisions of the Contract will not apply until the death of your spouse. See "Other Contract Provisions - Death of Owner."

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Annuitant and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive either the Beneficiary's election of payment method, or if you were the Annuitant and the Beneficiary is your spouse, the Beneficiary's election to continue the Contract. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.

The amount of the death benefit is determined as of the Death Benefit Date.

The death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	your total Purchase Payments minus the sum of partial withdrawals;

(3)
your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for subsequent Purchase Payments and partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date;

(4)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(5)
your highest Account Value on any Contract Anniversary before the Annuitant's 81st birthday, adjusted for partial withdrawals and charges made between that Contract Anniversary and the Death Benefit Date.

If the death benefit we pay is amount (2), (3), (4), or (5) above, your Account Value will be increased by the excess, if any, of that amount over amount (1). Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Sun Capital Money Market Sub-Account (without the application of a Market Value Adjustment). he Beneficiary may then transfer to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase - Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. If you were the Annuitant and the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Neither you nor the Beneficiary may exercise rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code. (See "Other Contract Provisions - Death of Owner.")

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option(s) selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee."

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the 90th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Annuity Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a Variable Annuity basis, the Annuitant may elect to receive some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

     Annuity Option E - Fixed Payments

We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times (over a period of at least 5 years) as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 3% per year (or a higher rate if specified in your Contract), compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. If the Annuitant dies before all payments have been made, the Beneficiary may elect to receive the remaining payments or the unpaid balance in one lump sum. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain. If there is more than one Annuitant living on the Annuity Commencement Date because you have named a Co-Annuitant, we will provide Annuity Option C with a 50% survivor benefit and the Co-Annuitant as the designated second person.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment - which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment - will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units from one Sub-Account to another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts are invested.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually).

The Annuity Payment Rates may vary according to the Annuity Option(s) elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the 1983 Individual Annuitant Mortality Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised by the Owner without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Death of Owner

If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, the death benefit amount (as determined under "Amount of Death Benefit" in this Prospectus using the date we receive Due Proof of your Death as the Death Benefit Date), must be distributed to your "designated beneficiary," within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse.

If you were the Annuitant as well as the Owner, your surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. The special distribution rules will then apply on the death of your spouse. If your spouse does not make that election, the death benefit provisions of the Contract will apply, subject to the condition that any annuity option elected complies with the special distribution requirements described above. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control.

If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under the option.

If the Owner is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant. Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

If your Contract is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions. During the Income Phase, the Payee - that is the Annuitant or Beneficiary entitled to receive benefits - is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Funds for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to the prior approval of the Superintendent of Insurance of the State of New York and any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may, subject to the prior approval of the Superintendent of Insurance of the State of New York, make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contracts.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Service Address as shown on the cover of this Prospectus within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the Contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the Contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.
If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the Contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plan as a general rule.

Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation Account Value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.10% of Purchase Payments, and 1.00% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates." During 2003, 2004, and 2005, approximately $17,695, $1,964, and $2,075, respectively, were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some Sub-Accounts.

Average Annual Total Return measures the net income of a Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a variable option over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in a Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of the Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Sun Capital Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Series Sub-Account similarly, but include the increase due to assumed compounding. The Sun Capital Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois - 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the Statement of Additional Information should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the Statement of Additional Information.
__________________

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

________________________________________________________________________________________
To:      Sun Life Insurance and Annuity Company of New York
            P.O. Box 9133
            Wellesley Hills, Massachusetts 02481

           Please send me a Statement of Additional Information for
           Futurity-NY Variable and Fixed Annuity
           Sun Life (N.Y.) Variable Account C.

Name

Address

City                                                                     State               Zip

Telephone

APPENDIX A
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or OWNER ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

*ANNUITANT: The person or persons named in the Application and on whose life the first annuity payment is to be made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as "Annuitants." If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

*ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for purchase of a Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT DATE: The date on which we issue your Contract. This is called the "Issue Date" in the Contract.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period of (a) 12 full calendar months plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Contract Anniversary is the first day immediately after the end of a Contract Year. Each Contract Year after the first is the 12 calendar month period that begins on your Contract Anniversary. If, for example, the Contract Date is in March, the first Contract Year will be determined from the Contract Date but will end on the last day of March in the following year; your Contract Anniversary is April 1 and all Contract Years after the first will be measured from April 1.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SEVEN-YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Contract Anniversaries.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application , and may change them, as we described in this Prospectus.

APPENDIX B
WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:
Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents four examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

	Contract Year	Hypothetical Account Value	Free Withdrawal Amount	New Payments Withdrawn	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a)	1	$41,000	$ 4,000	$37,000	6.00%	$2,220
(b)	3	$52,000	$12,000	$40,000	5.00%	$2,000
(c)	7	$80,000	$28,000	$40,000	3.00%	$1,200
(d)	9	$98,000	$68,000	$0	0.00%	$0

(a)
The free withdrawal amount in any Contract Year is equal to (1) the Annual Withdrawal Allowance for that year (i.e., 10% of all Purchase Payments made in the last 7 Contract Years ("New Payments")); plus (2) any unused Annual Withdrawal Allowances from previous years; plus (3) any Purchase Payments made before the last 7 Contract Years ("Old Payments") not previously withdrawn. In Contract Year 1, the free withdrawal amount is $4,000 (the Annual Withdrawal Allowance for that year) because there are no unused Annual Withdrawal Allowances from previous years and no Old Payments. The $41,000 full withdrawal is attributed first to the $4,000 free withdrawal amount. The remaining $37,000 is withdrawn from the Purchase Payment made in Contract Year 1 and is subject to the withdrawal charge.

(b)
In Contract Year 3, the free withdrawal amount is $12,000 (the $4,000 Annual Withdrawal Allowance for the current year plus the unused $4,000 Annual Withdrawal Allowances for each of Contract Years 1 and 2). The $52,000 full withdrawal is attributed first to the free withdrawal amount and the remaining $40,000 is withdrawn from the Purchase Payment made in Contract Year 1.

(c)
In Contract Year 7, the free withdrawal amount is $28,000 (the $4,000 Annual Withdrawal Allowance for the current Contract Year plus the unused Annual Withdrawal Allowance of $4,000 for each of Contract Years 1 through 6). The $80,000 full withdrawal is attributed first to the free withdrawal amount. The next $40,000 is withdrawn from the Purchase Payment made in Contract Year 1 and is subject to the withdrawal charge. The remaining $12,000 exceeds the total of the free withdrawal amount plus all New Payments not previously withdrawn, so it is not subject to the withdrawal charge.

(d)
In Contract Year 9, the free withdrawal amount is $68,000, calculated as follows. There are no Annual Withdrawal Allowances for Contract Years 8 or 9 because there are no New Payments in those years. The $40,000 Purchase Payment made in Contract Year 1 is now an Old Payment that constitutes a portion of the free withdrawal amount. In addition, the unused Annual Withdrawal Allowances of $4,000 for each of Contract Years 1 through 7 are carried forward and available for use in Contract Year 9. The $98,000 full withdrawal is attributed first to the free withdrawal amount. Because the remaining $30,000 is not withdrawn from New Payments, this part of the withdrawal also will not be subject to the withdrawal charge.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fifth Contract Year,

and there are a series of three partial withdrawals made during the fifth Contract Year of $9,000, $12,000, and $15,000.

	Hypothetical Account Value	Partial Withdrawal Amount	Free Withdrawal Amount	New Payments Withdrawn	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a)	$ 64,000	$ 9,000	$ 20,000	$ 0	4.00%	$ 0
(b)	$ 56,000	$ 12,000	$ 11,000	$ 1,000	4.00%	$ 40
(c)	$ 40,000	$ 15,000	$ 0	$ 15,000	4.00%	$ 600

(a)
In the fifth Contract Year, the free withdrawal amount is equal to $20,000 (the $4,000 Annual Withdrawal Allowance for the current year, plus the unused $4,000 for each of Contract Years 1 through 4). The partial withdrawal amount ($9,000) is less than the free withdrawal amount so no New Payments are withdrawn and no withdrawal charge applies.

(b)
Since a partial withdrawal of $9,000 was taken, the remaining free withdrawal amount is equal to $11,000. The $12,000 partial withdrawal will first be applied against the $11,000 free withdrawal amount. The remaining $1,000 will be withdrawn from the $40,000 New Payment, incurring a withdrawal charge of $40.

(c)
The free withdrawal amount is zero since the previous partial withdrawals have already used the free withdrawal amount. The entire partial withdrawal amount will result in New Payments being withdrawn and will incur a withdrawal charge.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:
[(1 + I) / (1 + J)] ^ (N/12) -1

These examples assume the following:

●	The Guarantee Amount was allocated to a five year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

●	The date of surrender is two years from the Expiration Date (N = 24).

●	The value of the Guarantee Amount on the date of surrender is $11,910.16.

●	The interest earned in the current Contract Year is $674.16.

●	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

●	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08.

The MVA factor =	=	[(1 + I) / (1 + J + b)] ^ (N/12) -1
	=	[(1 + .06) / (1 + .08)] ^ (24/12) -1
	=	(.981 ^ 2) -1
	=	.963 -1
	=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = $415.73

- $415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05.

The MVA factor =	=	[(1 + I) / (1 + J + b)] ^ (N/12) -1
	=	[(1 + .06) / (1 + .05)] ^ (24/12) -1
	=	(1.010 ^ 2) -1
	=	1.019 -1
	=	.019

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.
-'

APPENDIX C
CONDENSED FINANCIAL INFORMATION - ACCUMULATION UNIT VALUES

The following information should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information.

	Accumulation	Accumulation	Number of
	Unit Value	Unit Value	Accumulation
	Beginning	End	Units End
Sub-Account	of Period	of Period	of Period	Year

AIM V.I. Capital Appreciation Fund	6.5387	7.0185	27,630	2005
	6.2185	6.5387	29,660	2004
	4.8715	6.2185	33,389	2003
	6.5261	4.8715	26,017	2002
	8.6246	6.5261	12,316	2001
	10.0000	8.6246	2,128	2000

AIM V.I. Growth Fund	4.6236	4.9009	31,829	2005
	4.3321	4.6236	32,752	2004
	3.3472	4.3321	32,854	2003
	4.9168	3.3472	24,104	2002
	7.5417	4.9168	5,735	2001
	10.0000	7.5417	704	2000

AIM V.I. Core Equity Fund	7.0296	7.3011	12,832	2005
	6.5415	7.0296	17,757	2004
	5.3312	6.5415	13,059	2003
	6.4038	5.3312	14,756	2002
	8.4157	6.4038	7,311	2001
	10.0000	8.4157	100	2000
AIM V.I. International Growth Fund	7.6448	8.8912	62,014	2005
	6.2514	7.6448	70,566	2004
	4.9115	6.2514	60,942	2003
	5.9060	4.91158	24,121	2002
	7.8325	5.9060	10,106	2001
	10.0000	7.8325	2,086	2000

Alger American Growth Portfolio	6.5430	7.2300	6,664	2005
	6.2896	6.5434	6,941	2004
	4.7185	6.2896	14,752	2003
	7.1403	4.7185	19,390	2002
	8.2112	7.1403	16,051	2001
	10.0000	8.2112	100	2000

Alger American Income and Growth Portfolio	7.4863	7.6371	12,714	2005
	7.0392	7.4863	12,780	2004
	5.4970	7.0392	13,379	2003
	8.0905	5.4970	13,933	2002
	9.5761	8.0905	7,622	2001
	10.0000	9.5761	100	2000

Alger American Small Capitalization Portfolio	6.3561	7.3268	4,219	2005
	5.5291	6.3561	4,467	2004
	3.9386	5.5291	8,424	2003
	5.4135	3.9386	8,500	2002
	7.7885	5.4135	3,284	2001
	10.0000	7.7885	100	2000

Goldman Sachs VIT CORESM Small Cap Equity Fund	14.3146	14.9742	15,764	2005
	12.4781	14.3146	19,077	2004
	8.6690	12.4781	15,428	2003
	10.3340	8.6690	7,340	2002
	10.0255	10.3340	250	2001
	10.0000	10.0255	100	2000

Goldman Sachs VIT CORESM U.S. Equity Fund	8.7827	9.2258	13,811	2005
	7.7483	8.7827	11,786	2004
	6.0681	7.7483	8,828	2003
	7.8781	6.0681	5,928	2002
	9.0725	7.8781	5,054	2001
	10.0000	9.0725	529	2000

Goldman Sachs VIT Growth and Income Fund	10.6173	10.8825	17,688	2005
	9.0627	10.6173	17,952	2004
	7.3894	9.0627	11,961	2003
	8.4512	7.3894	11,368	2002
	9.4529	8.4512	1,627	2001
	10.0000	9.4529	621	2000

Goldman Sachs VIT International Equity Fund	7.9525	8.9178	44,880	2005
	7.1059	7.9525	41,831	2004
	5.3180	7.1059	37,639	2003
	6.6033	5. 3180	19,724	2002
	8.6139	6.6033	713	2001
	10.0000	8.6139	100	2000

JP Morgan International Opportunities Portfolio	8.6586	9.4525	10,328	2005
	7.4174	8.6586	6,810	2004
	5.6788	7.4174	3,770	2003
	7.0489	5.6788	3,051	2002
	8.8404	7.0489	1,518	2001
	10.0000	8.8404	100	2000

JP Morgan Small Company Portfolio	11.1606	11.3829	11,584	2005
	8.8993	11.1606	18,992	2004
	6.6362	8.8993	15,897	2003
	8.5889	6.6362	11,380	2002
	9.4702	8.5889	5,941	2001
	10.0000	9.4702	1,704	2000

JP Morgan U.S. Large Cap Core Equity Portfolio	7.9205	7.9170	2,383	2005
	7.3357	7.9205	2,760	2004
	5.8049	7.3357	2,691	2003
	7.8093	5.8049	3.350	2002
	8.9899	7.8093	100	2001
	10.0000	8.9899	100	2000

Lord Abbett Series Fund Growth and Income	12.3443	12.5696	119,687	2005
	11.1116	12.3443	118,164	2004
	8.6000	11.1116	99,916	2003
	10.6392	8. 6000	82,220	2002
	11.5660	10.6392	17,685	2001
	10.0000	11.5660	100	2000

MFS/Sun Life Capital Appreciation Series	5.8975	5.8696	15,346	2005
	5.3866	5.8975	15,273	2004
	4.2436	5.3866	13,400	2003
	6.3643	4.2436	7,095	2002
	8.6417	6.3643	14,196	2001
	10.0000	8.6417	100	2000

MFS/Sun Life Emerging Growth Series	4.9815	5.3619	87,120	2005
	4.4608	4.9815	93,011	2004
	3.4400	4.4608	86,474	2003
	5.2990	3.4400	41,887	2002
	8.2142	5.2990	19,169	2001
	10.0000	8.2142	1,871	2000

MFS/Sun Life Government Securities Series	12.8791	12.9943	79,554	2005
	12.5865	12.8791	76,182	2004
	12.4940	12.5865	111,952	2003
	11.5381	12.4940	100,563	2002
	10.8891	11.5381	814	2001
	10.0000	10.8891	123	2000

MFS/Sun Life High Yield Series	12.1043	12.1996	85,358	2005
	11.2047	12.1043	82,471	2004
	9.3560	11.2047	82,844	2003
	9.2372	9.3560	33,490	2002
	9.2057	9.2372	3,359	2001
	10.0000	9.2057	660	2000

MFS/Sun Life Massachusetts Investors Growth Stock Series	6.2572	6.4409	37,585	2005
	5.7888	6.2572	38,334	2004
	4.7572	5.7888	39,752	2003
	6.7051	4.7572	32,786	2002
	9.0536	6.7051	23,983	2001
	10.0000	9.0536	527	2000

MFS/Sun Life Massachusetts Investors Trust Series	8.6164	9.1525	31,775	2005
	7.8021	8.6164	32,016	2004
	6.4409	7.8021	34,000	2003
	8.2907	6.4409	27,511	2002
	9.9770	8.2907	14,716	2001
	10.0000	9.9770	100	2000

MFS/Sun Life New Discovery Series	8.2867	8.5981	62,328	2005
	7.8178	8.2867	62,052	2004
	5.8590	7.8178	48,735	2003
	8.9293	5.8590	23,861	2002
	9.5430	8.9293	13,722	2001
	10.0000	9.5430	1,323	2000

MFS/Sun Life Total Return Series	13.3514	13.5656	393,551	2005
	12.1456	13.3514	402,268	2004
	10.5130	12.1456	336,644	2003
	11.3060	10.5130	183,624	2002
	11.4068	11.3060	13,561	2001
	10.0000	11.4068	100	2000

MFS/Sun Life Utilities Series	9.8311	11.3724	23,311	2005
	7.6465	9.8311	27,074	2004
	5.6900	7.6465	27,796	2003
	7.5570	5.6900	24,827	2002
	10.1525	7.5570	8,692	2001
	10.0000	10.1525	1,282	2000

OpCap Equity Portfolio	11.2589	11.8859	853	2005
	10.2002	11.2589	855	2004
	8.0444	10.2002	856	2003
	10.3797	8.0444	858	2002
	11.3203	10.3797	100	2001
	10.0000	11.3203	158	2000

OpCap Managed Portfolio	11.1135	11.5392	116	2005
	10.1741	11.1135	117	2004
	8.4730	10.1741	117	2003
	10.3371	8.4730	118	2002
	11.0239	10.3371	100	2001
	10.0000	11.0239	100	2000

OpCap Mid Cap Portfolio	16.2760	18.6502	5,589	2005
	13.8299	16.2762	5,796	2004
	10.5900	13.8299	6,350	2003
	11.5630	10.5900	7,850	2002
	11.0040	11.5630	4,180	2001
	10.0000	11.0040	490	2000

OpCap Small Cap Portfolio	18.2515	18.0105	5,258	2005
	15.7002	18.2515	5,261	2004
	11.1597	15.7002	5,564	2003
	14.4406	11.1597	5,785	2002
	13.5177	14.4406	2,345	2001
	10.0000	13.5177	448	2000

SCSM Blue Chip Mid Cap Fund	13.3376	15.3387	56,774	2005
	11.6449	13.3376	72,216	2004
	8.6761	11.6449	41,432	2003
	10.3382	8.6761	30,609	2002
	10.8375	10.3382	2,249	2001
	10.0000	10.8375	123	2000

Sun Capital Investment Grade Bond Fund(R)	13.4250	13.5001	81,705	2005
	12.7920	13.4250	75,183	2004
	11.8924	12.7920	70,558	2003
	11.4022	11.8294	62,504	2002
	10.7821	11.4022	29,425	2001
	10.0000	10.7821	637	2000

Sun Capital Money Market Fund(R	10.3446	10.4835	89,939	2005
	10.4131	10.3446	102,243	2004
	10.5013	10.4131	75,467	2003
	10.5297	10.5013	31,576	2002
	10.3078	10.5297	100	2001
	10.0000	10.3078	105	2000

Sun Capital Real Estate Fund(R)	22.7872	24.6468	53,115	2005
	17.3321	22.7872	57,741	2004
	12.9275	17.3321	59,389	2003
	12.5927	12.9275	41,969	2002
	11.3448	12.5927	3,576	2001
	10.0000	11.3448	505	2000

SCSM Value Small Cap Fund	11.9700	12.3165	41,749	2005
	10.2491	11.9700	40,357	2004
	7.3382	10.2491	36,216	2003
	10.0000	7.3382	16,263	2002

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 282-7073

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
MAY 1, 2006
REGATTA GOLD-NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity Contracts described in this Prospectus to individuals.

You may choose among a range of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following series of the MFS/Sun Life Series Trust (the ''Series Fund''):

Large-Cap Value Equity Funds	Large-Cap Growth Equity Funds (continued)
MFS/ Sun Life Core Equity Series	MFS/ Sun Life Massachusetts Investors Growth
MFS/ Sun Life Global Total Return Series	Stock Series
MFS/ Sun Life International Value Series	MFS/ Sun Life Strategic Growth Series
MFS/Sun Life Total Return Series	Small-Cap Growth Equity Funds
MFS/ Sun Life Value Series	MFS/ Sun Life New Discovery Series
Large-Cap Blend Equity Funds	Specialty Funds
MFS/ Sun Life Capital Opportunities Series	MFS/ Sun Life Utilities Series
MFS/ Sun Life Emerging Markets Equity Series	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Trust Series	MFS/ Sun Life Government Securities Series
MFS/ Sun Life Research Series	MFS/ Sun Life Global Governments Series
MFS/ Sun Life Research International Series	Medium-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Bond Series
MFS/ Sun Life Capital Appreciation Series	MFS/ Sun Life Strategic Income Series
MFS/ Sun Life Emerging Growth Series	Low-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Global Growth Series	MFS/ Sun Life High Yield Series
MFS/ Sun Life International Growth Series	Money Market Funds
MFS/ Sun Life Money Market Series

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS/Sun Life Series Trust.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

This Prospectus must be accompanied by a current prospectus for the Series Fund. Please read this Prospectus and the Series Fund prospectus carefully before investing and keep them for future reference. They contain important information about the Contracts and the Series Fund.

We have filed a Statement of Additional Information dated May 1, 2006 (the ''SAI'') with the Securities and Exchange Commission (the ''SEC''), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 40 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our ''Service Address'') or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Special Terms
Product Highlights
Fees and Expenses
Example
Condensed Financial Information
The Annuity Contract
Communicating To Us About Your Contract
Sun Life Insurance And Annuity Company of New York
The Variable Account
Variable Account Options: The Funds
The Fixed Account
The Fixed Account Options: The Guarantee Periods
The Accumulation Phase
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
Withdrawals, Withdrawal Charge and Market Value Adjustment
Cash Withdrawals
Withdrawal Charge
Market Value Adjustment
Contract Charges
Account Fee
Administrative Expense Charge
Mortality and Expense Risk Charge
Premium Taxes
Fund Expenses
Death Benefit
Amount of Death Benefit
Method of Paying Death Benefit
Selection and Change of Beneficiary
Payment of Death Benefit
Due Proof of Death
The Income Phase - Annuity Provisions
Selection of the Annuitant or Co-Annuitant
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
Exercise of Contract Rights
Other Contract Provisions
Change of Ownership
Death of Owner
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Right to Return
Tax Considerations
Deductibility of Purchase Payments
Pre-Distribution Taxation of Contracts
Distributions and Withdrawals from Non-Qualified Contracts
Distributions and Withdrawals from Qualified Contracts
Withholding
Investment Diversification and Control
Tax Treatment of the Company and the Variable Account
Qualified Retirement Plans
Pension and Profit-Sharing Plans
Tax-Sheltered Annuities
Individual Retirement Arrangements
Roth Individual Retirement Arrangements
Administration of the Contracts
Distribution of the Contracts
Performance Information
Available Information
Incorporation of Certain Documents by Reference
State Regulation
Legal Proceedings
Financial Statements
Table of Contents of Statement of Additional Information
Appendix A - Glossary
Appendix B - Withdrawals, Withdrawal Charges and the Market Value Adjustment
Appendix C - Condensed Financial Information - Accumulation Unit Values

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Regatta Gold NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a death benefit if you die during the Accumulation Phase.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $5,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is a separate series of the MFS/Sun Life Series Trust, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company (åMFSæ), serves as the investment adviser to the Series Fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed interest rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

During the Accumulation Phase, we impose an annual Account Fee of $30. During the Income Phase, the annual Account Fee is $30, which we deduct from variable account payments. We will not charge the annual Account Fee, if your Account had been allocated only to the Fixed Account during the applicable Contract Year, or your Account Value is more than $75,000 on your Contract Anniversary.

We deduct a mortality and expense risk charge of 1.25% of the average daily value of the Contract invested in the Variable Account. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a åcontingent deferred sales chargeæ) starts at 6% in the first Contract Year and declines to 0% after seven years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit will be the greatest of the following amounts: (1) your Account Value on your Death Benefit Date, (2) your total Purchase Payments minus the sum of partial withdrawals, (3) your Account Value on the Seven-Year Anniversary (adjusted for subsequent payments, withdrawals, and charges), (4) the amount we would pay in the event of a full surrender of your Contract on the Death Benefit Date, or (5) the highest value of your Contract on any Contract Anniversary before the Annuitant's 81st birthday plus any Purchase Payments and adjusted for partial withdrawals and charges made between that Contract Anniversary and the Death Benefit Date.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For any Contract Year, this "free withdrawal amount" equals 10% of all Purchase Payments made during the last 7 Contract Years (including the current Contract Year), plus all Purchase Payments we have held for at least 7 Contract Years. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under åMarket Value Adjustmentæ). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a åfree lookæ provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

————————

If you have any questions about your Contract or need more information, please contact us at:

     Sun Life Insurance and Annuity Company of New York
     P. O. Box 9133
     Wellesley Hills, Massachusetts 02481
     Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):	0%

Maximum Withdrawal Charge (as a percentage of purchase payments):	6%*

Maximum Transfer Fee (currently $0):	$15**

Premium Taxes (as a percentage of Certificate Value or total purchase payments):	0% - 3.5%***

*	Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
	0-1	6%
	2-3	5%
	4-5	4%
	6	3%
	7 or more	0%

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

**
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

***
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Deductions for Premium Taxes.")

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30*

Variable Account Annual Expenses
(as a percentage of average daily net Variable Account assets)

Mortality and Expense Risks Charge:	1.25%
Administrative Expenses Charge:	0.15%

Total Variable Account Annual Expenses:	1.40%

*
The Annual Account Fee is waived on Contracts greater than $75,000 in value on your Contract Anniversary and on Contracts invested fully in the Fixed Account during the entire Contract Year.. (See "Account Fee.")

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver of expense reimbursement*	0.60%	1.31%

*	The expenses shown are for the year ended December 31, 2005.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through April 30, 2007. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursements fall within the range shown. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based of a sample COntract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $30,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$ 837	$1,255	$1,730	$3,138

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$ 284	$ 871	$1,484	$3,138

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (''Variable Accumulation Units'') is included as Appendix C to this Prospectus.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the ''Variable Account'') offer the Contract on an individual basis in connection with retirement plans. We issue an individual Contract to each Owner.

In this Prospectus, unless we state otherwise, we address Owners of Contracts as ''you''. For the purpose of determining benefits under the Contract, we establish an Account for each Owner, which we will refer to as ''your'' Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

Your Contract also provides a death benefit if the Annuitant dies during the Accumulation Phase. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as ''Qualified Contracts,'' and all others as ''Non-Qualified Contracts.'' A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Service Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Service Address. However, we will consider Purchase Payments, withdrawal requests and transfer instructions to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. (''Sun Life Financial''). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and affiliated offerors. These other products may have features, benefits and charges which are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains or losses of the Company. These assets are held in relation to the Contracts described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific series of the MFS/Sun Life Series Trust. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Funds are series of the MFS/Sun Life Series Trust (the ''Series Fund''), an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate Massachusetts Financial Services Company (''MFS'') serves as the investment adviser to the Series Fund.

The Series Fund is composed of a number of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in the Funds, each corresponding to one of the portfolios. The Contracts provide for investment by the Sub-Accounts in shares of 26 of the Funds. Additional portfolios may be added to the Series Fund, which may or may not be available for investment by the Variable Account.

The Series Fund pays fees to MFS for its services pursuant to investment advisory agreements. MFS serves as investment adviser to the Funds, to each of the funds in the MFS Family of Funds, and to certain other investment companies established by MFS and/or us. MFS Institutional Advisers, Inc., a wholly-owned subsidiary of MFS, provides investment advice to substantial private clients. MFS and its predecessor organizations have a history of money management dating from 1924. MFS operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements (including supervision of the sub-advisers noted below) is solely that of MFS. We undertake no obligation in this regard.

MFS may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Funds, and which may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Series Fund also offers its shares to other separate accounts established by the Company and Sun Life Assurance Company of Canada (U.S.) in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Series Fund. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Series Fund's Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Series Fund and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the current Fund prospectus(es). You should read the Fund prospectus(es) carefully before investing. The Statement of Additional Information of the Funds is available by calling 1-800752-7215.

THE FIXED ACCOUNT

The Fixed Account is made up of those assets of the Company that are allocated to a non-unitized separate account established in conformance with New York law. Amounts you allocate to Guarantee Periods become part of the Fixed Account. Any obligation of the Fixed Account will be paid first from those assets allocated to the Fixed Account and the excess, if any, will be paid from the general account of the Company.

Assets in the Fixed Account are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by the laws of the State of New York. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the four highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period for a particular duration, allocations or transfers into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer interest rate specials for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See ''Cash Withdrawals, Withdrawal Charge and Market Value Adjustment.''

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the Annuitant dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Application, we issue the Contract to you, as the Owner.

We will credit your initial Purchase Payment to your Account within 2 business days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 business days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 business days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $5,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see ''Contract Charges - Premium Taxes''). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract (''Variable Account Value'') and the Fixed Account portion of your Contract (''Fixed Account Value''). These 2 components are calculated separately, as described below under ''Variable Account Value'' and ''Fixed Account Value.''

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a ''Business Day.'' The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor - which we call the Net Investment Factor- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; we then deduct a factor representing the mortality and expense risk charge and administrative expense charge. See ''Contract Charges.''

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in the application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the next available Guarantee Period.

     Early Withdrawals

If you withdraw, transfer or annuitize an allocation from a Guarantee Period more than 30 days prior to the Expiration Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to or from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after expiration of the period will be subject to the Market Value Adjustment described below. Under current law there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions (''Eligible Employees'') and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see ''Withdrawals, Withdrawal Charge and Market Value Adjustment.''

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. Each month or quarter, as you select, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program, except that if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contracts, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. Since you transfer the same dollar amount to the Variable Account investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes-such as equity funds, fixed income funds, and money market funds-depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program.Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty, as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among the Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Futures Program

Under the Secured Futures program, we divide your Purchase Payment between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer, and we allocate to that Guarantee Period the portion of your Purchase Payment necessary so that at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge" below) and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment" below). Upon request we will notify you of the amount we would pay in the event of a full or partial withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then reduce the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your allocations at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted to defer payment under the Investment Company Act of 1940 and New York insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by the Funds or to determine the value of the net assets of the Funds, because an emergency exists; and

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations-Tax-Sheltered Annuities.")

When you make a withdrawal, we consider the oldest Purchase Payment that you have not already withdrawn to be withdrawn first, then the second oldest Purchase Payments, and so forth. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be accumulated value.

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

The withdrawal charge will never be greater than 6% of the aggregate amount of Purchase Payments you make under the Contract.

     Free Withdrawal Amount

In each Contract Year, you may withdraw a portion of your Account Value-which we will call the "free withdrawal amount"-before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to (1) 10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year (the "Annual Withdrawal Allowance"), plus (2) the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn. Any portion of the Annual Withdrawal Allowance that you do not use in a Contract Year is cumulative; that is, it is carried forward and available for use in future years.

For convenience, we refer to Purchase Payments made during the last 7 Contract Years (including the current Contract Year) as "New Payments," and all Purchase Payments made before the last 7 Contract Years as "Old Payments."

For example, assume you wish to make a withdrawal from your Contract in Contract Year 10. You made an initial Purchase Payment of $10,000 in Contract Year 1, you made one additional Purchase Payment of $8,000 in Contract Year 8, and you have made no previous withdrawals. Your Account Value in Contract Year 10 is $35,000. The free withdrawal amount for Contract Year 10 is $19,400, calculated as follows:

●	$800, which is the Annual Withdrawal Allowance for Contract Year 10 (10% of the $8,000 Purchase Payment made in Contract Year 8, the only New Payment); plus

●
$8,600, which is the total of the unused Annual Withdrawal Allowances of $1,000 for each of Contract Years 1 through 7 and $800 for each of Contract Years 8 and 9 that are carried forward and available for use in Contract Year 10; plus

●	$10,000, which is the amount of all Old Payments that you have not previously withdrawn.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from New Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of these New Payments. Thus, the maximum amount on which we will impose the withdrawal charge in any year will never be more than the total of all New Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all New Payments not previously withdrawn, is not subject to the withdrawal charge.

     Order of Withdrawal

New Payments are withdrawn on a first-in first-out basis until all New Payments have been withdrawn. For example, assume the same facts as in the example above. In Contract Year 10 you wish to withdraw $25,000. We attribute the withdrawal first to the free withdrawal amount of $19,400, which is not subject to the withdrawal charge. The remaining $5,600 is withdrawn from the Purchase Payment made in Contract Year 8 (the only New Payment) and is subject to the withdrawal charge. The $2,400 balance of the Contract Year 8 Purchase Payment will remain in your Account. If you make a subsequent $5,000 withdrawal in Contract Year 10, $2,400 of that amount will be withdrawn from the remainder of the Contract Year 8 Purchase Payment and will be subject to the withdrawal charge. The other $2,600 of your withdrawal (which exceeds the amount of all New Payments not previously withdrawn) will not be subject to the withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the year in which you made the Payment, but not the year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale at each Contract Anniversary. Payments received during the first Contract Year will be charged 6% if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 5% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. The withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years Payment Has Been in Your Account	Withdrawal Charge
0-1	6%
2-3	5%
4-5	4%
6	3%
7 or more	0%

For example, again using the same facts as in the example above, the percentage applicable to the withdrawals in Contract Year 10 of Purchase Payments made in Contract Year 8 would be 5%, because the number of Contract Years the Purchase Payments have been held in your Account would be 2.

For additional examples of how we calculate withdrawal charges, see Appendix C.

     Types of Withdrawals Not Subject to Withdrawal Charge

We do not impose a withdrawal charge on withdrawals from the Accounts of (a) our employees, (b) employees of our affiliates, or (c) licensed insurance agents who sell the Contracts. We also may waive withdrawal charges with respect to Purchase Payments derived from the surrender of other annuity contracts we issue.

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity and distributions made on the death of the Owner are considered withdrawals, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is, to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J)] ^ (N/12) -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer; and

N	is the number of complete months remaining in your Guarantee Period.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge you the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is more than $75,000 on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, the Accounts and the Variable Account that are not covered by the annual Account Fee.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.25%. The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Annuitant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Premium Taxes

In New York, there currently is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of such premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund's prospectus and related Statement of Additional Information.

DEATH BENEFIT

If the Annuitant dies during the Accumulation Phase, we will pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Annuitant, we will pay the death benefit in one sum to you or, if you were the Annuitant, to your estate. We do not pay a death benefit if the Annuitant dies during the Income Phase. However, the Beneficiary will receive any payments provided under an Annuity Option that is in effect. If your Contract names more than one Annuitant, we will pay the death benefit after the death of the last surviving of the Annuitants.

If your spouse is your Beneficiary, upon your death (if you are the Annuitant) your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit. In that case, the death benefit provisions of the Contract will not apply until the death of your spouse. See "Other Contract Provisions-Death of Owner."

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the Annuitant's death in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Annuitant and it remains effective. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive either the Beneficiary's election of payment method, or if you were the Annuitant and the Beneficiary is your spouse, the Beneficiary's election to continue the Contract. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period.

The amount of the death benefit is determined as of the Death Benefit Date.

The death benefit will be the greatest of the following amounts:

(1)	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	Your total Purchase Payments minus the sum of partial withdrawals;

(3)
Your Account Value on the Seven-Year Anniversary immediately before the Death Benefit Date, adjusted for subsequent Purchase Payments and partial withdrawals and charges made between the Seven-Year Anniversary and the Death Benefit Date;

(4)	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(5)
Your highest Account Value on any Contract Anniversary before the Annuitant's 81st birthday, adjusted for partial withdrawals and charges made between that Contract Anniversary and the Death Benefit Date.

If the death benefit we pay is amount (2), (3), (4) or (5) above, your Account Value will be increased by the excess, if any, of that amount over amount (1). Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Fund investment option available under the Contracts (without the application of a Market Value Adjustment). The Beneficiary may then transfer to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase-Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Service Address an election form, which we will provide. If no such election is in effect on the date of the Annuitant's death, the Beneficiary may elect either a single cash payment or an annuity. If you were the Annuitant and the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Neither you nor the Beneficiary may exercise rights that would adversely affect the treatment of the Contract as an annuity contract under the Internal Revenue Code. (See "Other Contract Provisions - Death of Owner.")

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person's death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option(s) selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee."

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday or, if there is a Co-Annuitant, the 90th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us,with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for either a Variable Annuity, a Fixed Annuity, or a combination of both, except that Annuity Option E is available only for a Fixed Annuity. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a Variable Annuity basis, the Annuitant may elect to receive some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

     Annuity Option E - Fixed Payments

We hold the portion of your Adjusted Account Value selected for this option at interest, and make fixed payments in such amounts and at such times (over a period of at least 5 years) as you and we may agree. We continue making payments until the amount we hold is exhausted. The final payment will be for the remaining balance and may be less than the previous installments. We will credit interest yearly on the amount remaining unpaid at a rate we determine from time to time, but never less than 3% per year (or a higher rate if specified in your Contract), compounded annually. We may change the rate at any time, but will not reduce it more frequently than once each calendar year. If the Annuitant dies before all payments have been made, the Beneficiary may elect to receive the remaining payments or the unpaid balance in one lump sum. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain. If there is more than one Annuitant living on the Annuity Commencement Date because you have named a Co-Annuitant, we will provide Annuity Option C with a 50% survivor benefit and the Co-Annuitant as the designated second person.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment-which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment-will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 3% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units from one Sub-Account to another, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units from one Sub-Account to another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts are invested.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (at least 3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 3% per year, compounded annually).

The Annuity Payment Rates may vary according to the Annuity Option(s) elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the 1983 Individual Annuitant Mortality Table.
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Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Annuitant's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised by the Owner without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Annuitant. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

OTHER CONTRACT PROVISIONS

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract during the lifetime of the Annuitant and prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Death of Owner

If your Contract is a Non-Qualified Contract and you die prior to the Annuitant and before the Annuity Commencement Date, special distribution rules apply. In that case, the death benefit amount (as determined under "Amount of Death Benefit" in this Prospectus using the date we receive Due Proof of your Death as the Death Benefit Date), must be distributed to your "designated beneficiary," within the meaning of Section 72(s) of the Internal Revenue Code, either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the designated beneficiary, with payments beginning no later than one year after your death.

The person you have named a Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living, the Annuitant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse.

If you were the Annuitant as well as the Owner, your surviving spouse (if the designated beneficiary) may elect to be named as both Owner and Annuitant and continue the Contract; in that case, we will not pay a death benefit and the Account Value will not be increased to reflect the death benefit calculation. The special distribution rules will then apply on the death of your spouse. If your spouse does not make that election, the death benefit provisions of the Contract will apply, subject to the condition that any annuity option elected complies with the special distribution requirements described above. In all other cases where you are the Annuitant, the death benefit provisions of the Contract control.

If you are the Annuitant and you die during the Income Phase, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under the option.

If the Owner is not a natural person, these distribution rules apply on a change in, or the death of, any Annuitant or Co-Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

If your Contract is a Qualified Contract, any distributions upon your death will be subject to the laws and regulations governing the particular retirement or deferred compensation plan in connection with which the Qualified Contract was issued.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, but will follow voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions. During the Income Phase, the Payee - that is the Annuitant or Beneficiary entitled to receive benefits - is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Series Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to a Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations. Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to the prior approval of the Superintendent of Insurance of the State of New York and any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may, subject to the prior approval of the Superintendent of Insurance of the State of New York, make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contracts.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (See ''Change in Operation of Variable Account''); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Service Address as shown on the cover of this Prospectus within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value at the end of the Valuation Period during which we received it.

If you are establishing an Individual Retirement Account (''IRA''), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a ''ten day free-look,'' notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract.  Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a Contract Owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the Owner's or Annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the Contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution, or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withholds.

Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan’s specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plan as a general rule.

Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation Account Value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the åpre-1987 balanceæ) needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.10% of Purchase Payments, and 1.00% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading ''Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates.'' During 2003, 2004, and 2005, approximately $20,626, $2,470, and $2,788, respectively, were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized ''Average Annual Total Return,'' ''Cumulative Growth Rate'' and ''Compound Growth Rate.'' We may also advertise ''yield'' and/or ''effective yield'' for some Sub-Accounts.

Average Annual Total Return measures the net income of a Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a variable option over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. ''Compound Growth Rate'' is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. - 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois - 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the ''Exchange Act'') is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent of Insurance has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, its parent and its affiliates, are regulated under insurance holding company legislation in New York and certain other states. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in New York, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the Statement of Additional Information should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Series Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the Statement of Additional Information.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, MA 02481

Please send me a Statement of Additional Information for
Regatta Gold-NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name

Address

City                                                                     State               Zip

Telephone

APPENDIX A
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or OWNER ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the ''Accumulation Period'' in the Contract.

*ANNUITANT: The person or persons named in the Application and on whose life the first annuity payment is to be made. In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also name a Co-Annuitant. If you do, all provisions of the Contract based on the death of the Annuitant will be based on the date of death of the last surviving of the persons named. By example, if the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the new Annuitant. The death benefit will become due only on the death before the Annuity Commencement Date of the last surviving Annuitant and Co-Annuitant named. These persons are referred to collectively in the Contract as ''Annuitants.'' If you have named both an Annuitant and Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time.

*ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

*ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent variable annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for purchase of a Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who is the ''designated beneficiary'' for purposes of Section 72(s) of the Internal Revenue Code.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading or any other day on which there is enough trading in securities held by a Sub-Account to materially affect the value of the Variable Accumulation Units.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT DATE: The date on which we issue your Contract. This is called the ''Issue Date'' in the Contract.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period of (a) 12 full calendar months plus (b) the part of the calendar month in which we issue your Contract (if not on the first day of the month), beginning with the Contract Date. Your Contract Anniversary is the first day immediately after the end of a Contract Year. Each Contract Year after the first is the 12 calendar month period that begins on your Contract Anniversary. If, for example, the Contract Date is in March, the first Contract Year will be determined from the Contract Date but will end on the last day of March in the following year; your Contract Anniversary is April 1 and all Contract Years after the first will be measured from April 1.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Annuitant's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in cash.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The assets of the Company which are allocated to a non-unitized separate account established in conformance with New York law.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term ''Owner,'' as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Annuitant.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SEVEN-YEAR ANNIVERSARY: The seventh Contract Anniversary and each succeeding Contract Anniversary occurring at any seven year interval thereafter; for example, the 14th, 21st and 28th Contract Anniversaries.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

* You specify these items on the Application, and may change them, as we described in this Prospectus.

APPENDIX B
WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account) Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents four examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

	Contract Year	Hypothetical Account Value	Free Withdrawal Amount	New Payments Withdrawn	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a)	1	$41,000	$ 4,000	$37,000	6.00%	$2,220
(b)	3	$52,000	$12,000	$40,000	5.00%	$2,000
(c)	7	$80,000	$28,000	$40,000	3.00%	$1,200
(d)	9	$98,000	$68,000	$0	0.00%	$0

(a)
The free withdrawal amount in any Contract Year is equal to (1) the Annual Withdrawal Allowance for that year (i.e., 10% of all Purchase Payments made in the last 7 Contract Years (''New Payments'')); plus (2) any unused Annual Withdrawal Allowances from previous years; plus (3) any Purchase Payments made before the last 7 Contract Years (''Old Payments'') not previously withdrawn. In Contract Year 1, the free withdrawal amount is $4,000 (the Annual Withdrawal Allowance for that year) because there are no unused Annual Withdrawal Allowances from previous years and no Old Payments. The $41,000 full withdrawal is attributed first to the $4,000 free withdrawal amount. The remaining $37,000 is withdrawn from the Purchase Payment made in Contract Year 1 and is subject to the withdrawal charge.

(b)
In Contract Year 3, the free withdrawal amount is $12,000 (the $4,000 Annual Withdrawal Allowance for the current year plus the unused $4,000 Annual Withdrawal Allowances for each of Contract Years 1 and 2). The $52,000 full withdrawal is attributed first to the free withdrawal amount and the remaining $40,000 is withdrawn from the Purchase Payment made in Contract Year 1.

(c)
In Contract Year 7, the free withdrawal amount is $28,000 (the $4,000 Annual Withdrawal Allowance for the current Contract Year plus the unused Annual Withdrawal Allowance of $4,000 for each of Contract Years 1 through 6). The $80,000 full withdrawal is attributed first to the free withdrawal amount. The next $40,000 is withdrawn from the Purchase Payment made in Contract Year 1 and is subject to the withdrawal charge. The remaining $12,000 exceeds the total of the free withdrawal amount plus all New Payments not previously withdrawn, so it is not subject to the withdrawal charge.

(d)
In Contract Year 9, the free withdrawal amount is $68,000, calculated as follows. There are no Annual Withdrawal Allowances for Contract Years 8 or 9 because there are no New Payments in those years. The $40,000 Purchase Payment made in Contract Year 1 is now an Old Payment that constitutes a portion of the free withdrawal amount. In addition, the unused Annual Withdrawal Allowances of $4,000 for each of Contract Years 1 through 7 are carried forward and available for use in Contract Year 9. The $98,000 full withdrawal is attributed first to the free withdrawal amount. Because the remaining $30,000 is not withdrawn from New Payments, this part of the withdrawal also will not be subject to the withdrawal charge.

Partial Withdrawal:

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fifth Contract Year, and there are a series of three partial withdrawals made during the fifth Contract Year of $9,000, $12,000, and $15,000.

	Hypothetical Account Value	Partial Withdrawal Amount	Free Withdrawal Amount	New Payments Withdrawn	Withdrawal Charge Percentage	Withdrawal Charge Amount
(a)	$64,000	$ 9,000	$20,000	$ 0	4.00%	-
(b)	$56,000	$12,000	$11,000	$ 1,000	4.00%	$ 40
(c)	$40,000	$15,000	-	$15,000	4.00%	$ 600

(a)
In the fifth Contract Year, the free withdrawal amount is equal to $20,000 (the $4,000 Annual Withdrawal Allowance for the current year, plus the unused $4,000 for each of Contract Years 1 through 4). The partial withdrawal amount ($9,000) is less than the free withdrawal amount so no New Payments are withdrawn and no withdrawal charge applies.

(b)
Since a partial withdrawal of $9,000 was taken, the remaining free withdrawal amount is equal to $11,000. The $12,000 partial withdrawal will first be applied against the $11,000 free withdrawal amount. The remaining $1,000 will be withdrawn from the $40,000 New Payment, incurring a withdrawal charge of $40.

(c)
The free withdrawal amount is zero since the previous partial withdrawals have already used the free withdrawal amount. The entire partial withdrawal amount will result in New Payments being withdrawn and will incur a withdrawal charge.

Part 2 - Fixed Account - Examples of the Market Value Adjustment (''MVA'')

The MVA Factor is:

[(1 + I) / (1 +J)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a five year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is two years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examplesin Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08.

The MVA factor =	=	[(1 + I) / (1 + J + b)] ^ (N/12) -1
	=	[(1 + .06) / (1 + .08)] ^ (24/12) -1
	=	(.981 ^ 2) -1
	=	.963 -1
	=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674) x (-.037) = $415.73

- 415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - 674.16) x (- .037) = - $49.06. - $49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05.

The MVA factor	=	[(1 + I) / (1 + J + b)] ^ (N/12) -1
	=	[(1 + .06) / (1 + .05)] ^ (24/12) -1
	=	(1.010 ^ 2) -1
	=	1.019 -1
	=	.019

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C
CONDENSED FINANCIAL INFORMATION - ACCUMULATION UNIT VALUES

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information.

Accumulation		Accumulation	Number of
Unit Value		Unit Value	Accumulation
Sub-Account	Beginning of Period	End of Period	Units End of Period	Year

Bond Series	$ 13.9100	$ 13.9590	163,530	2005
	13.2754	13.9100	187,738	2004
	12.2687	13.2754	214,106	2003
	11.3517	12.2687	189,891	2002
	10.6791	11.3517	104,737	2001
	9.820	10.6791	14,630	2000
	10.0000	9.8200	2,344	1999

Capital Appreciation Series	13.4868	13.4231	833,253	2005
	12.3185	13.4868	822,155	2004
	9.7046	12.3185	981,020	2003
	14.5540	9.7046	1,124,286	2002
	19.7625	14.5540	1,365,984	2001
	22.6198	19.7625	1,492,787	2000
	17.2946	22.6198	1,596,747	1999
	13.6249	17.2946	1,387,198	1998
	11.2208	13.6249	933,956	1997
	10.0000	11.2208	401,401	1996

Capital Opportunities Series	13.2677	13.2996	184,033	2005
	11.9276	13.2677	254,151	2004
	9.4264	11.9276	298,752	2003
	13.7322	9.4264	349,823	2002
	18.5566	13.7322	506,229	2001
	19.7776	18.5566	530,934	2000
	13.5854	19.7776	423,782	1999
	10.8511	13.5854	245,193	1998
	10.0000	10.8511	61,777	1997

Emerging Growth Series	14.0503	15.1231	610,175	2005
	12.5815	14.0503	773,079	2004
	9.7019	12.5815	978,305	2003
	14.9457	9.7019	1,179,567	2002
	23.1680	14.9457	1,536,602	2001
	29.0322	23.1680	1,714,685	2000
	16.7445	29.0322	1,674,168	1999
	12.6847	16.7445	1,482,470	1998
	10.5475	12.6847	966,583	1997
	10.0000	10.5475	335,404	1996

Emerging Markets Equity Series	12.2981	16.5879	84,998	2005
	9.8055	12.2981	53,476	2004
	6.5154	9.8055	55,646	2003
	6.7371	6.5154	42,761	2002
	6.9035	6.7371	30,074	2001
	9.0591	6.9035	24,973	2000
	6.0241	9.0591	28,793	1999
	8.7203	6.0241	23,240	1998
	10.0000	8.7203	41,861	1997

Global Government Series	15.1418	13.8573	31,191	2005
	13.9510	15.1418	42,084	2004
	12.2376	13.9510	52,002	2003
	10.2875	12.2376	78,966	2002
	10.6604	10.2875	69,104	2001
	10.6699	10.6604	76,984	2000
	11.4123	10.6699	89,314	1999
	10.0221	11.4123	90,226	1998
	10.2412	10.0221	73,436	1997
	10.0000	10.2412	30,008	1996

Global Growth Series	18.1476	19.6936	191,151	2005
	15.9174	18.1476	246,761	2004
	11.9165	15.9174	278,716	2003
	14.9862	11.9165	313,673	2002
	18.9231	14.9862	448,061	2001
	22.0864	18.9231	489,355	2000
	13.3854	22.0804	509,687	1999
	11.8491	13.3854	402,319	1998
	10.4190	11.8491	324,362	1997
	10.0000	10.4190	94,134	1996

Global Total Return Series	19.2709	19.7207	237,423	2005
	16.6854	19.2709	275,475	2004
	13.7581	16.6854	311,788	2003
	13.8673	13.7581	222,222	2002
	14.9900	13.8673	284,489	2001
	14.8545	14.9900	295,796	2000
	13.8923	14.8545	310,409	1999
	11.9033	13.8923	334,013	1998
	10.6202	11.9033	181,210	1997
	10.0000	10.6202	24,306	1996

Government Securities Series	14.8808	15.0138	325,948	2005
	14.5427	14.8808	425,067	2004
	14.4361	14.5427	588,466	2003
	13.3313	14.4361	791,208	2002
	12.5815	13.3313	504,489	2001
	11.3761	12.5815	610,154	2000
	11.7627	11.3761	553,951	1999
	10.9695	11.7627	483,528	1998
	10.2283	10.9695	168,798	1997
	10.0000	10.2283	40,062	1996

High Yield Series	14.9426	15.0602	363,446	2005
	13.8321	14.9426	518,947	2004
	11.5494	13.8321	638,912	2003
	11.4032	11.5494	666,103	2002
	11.3643	11.4032	803,391	2001
	12.3601	11.3643	848,963	2000
	11.7316	12.3601	988,547	1999
	11.8237	11.7316	869,291	1998
	10.5902	11.8237	482,767	1997
	10.0000	10.5092	109,992	1996

International Value Series	14.9426	21.1517	155,225	2005
	13.8321	18.6144	145,666	2004
	11.5494	14.7437	158,833	2003
	12.0613	11.1880	193,097	2002
	14.3192	12.0613	212,897	2001
	14.8716	14.3192	220,666	2000
	12.8587	14.8716	53,996	1999
	9.3612	12.8587	41,872	1998
	10.2062	9.3612	9,227	1997
	10.0000	10.2062	-	1996

International Growth Series	13.1987	14.9579	113,047	2005
	11.2527	13.1987	125,684	2004
	8.2285	11.2527	127,527	2003
	9.4694	8.2285	149,436	2002
	11.4167	9.4694	142,195	2001
	12.5550	11.4167	121,359	2000
	9.4088	12.5550	246,036	1999
	10.7213	9,4088	272,201	1998
	10.2062	10.7213	188,749	1997
	10.0000	10.2062	56,408	1996

Massachusetts Investors Growth Stock Series	8.0426	8.2787	555,446	2005
	7.4405	8.0426	674,359	2004
	6.1146	7.4405	768,535	2003
	8.6184	6.1146	810,817	2002
	11.6369	8.6184	882,693	2001
	12.5684	11.6369	703,237	2000
	10.0000	12.5684	275,481	1999

Massachusetts Investors Trust Series	16.0844	17.0852	1,243,013	2005
	14.5644	16.0844	1,560,844	2004
	12.0229	14.5644	1,915,103	2003
	15.4765	12.0229	2,261,390	2002
	18.6244	15.4765	2,834,797	2001
	18.8640	18.6244	2,982,000	2000
	17.8458	18.8640	3,305,098	1999
	14.6125	17.8458	2,936,804	1998
	11.2287	14.6125	1,722,218	1997
	10.0000	11.2287	347,210	1996

Money Market Series	11.8175	11.9717	323,265	2005
	11.8852	11.8175	407,329	2004
	11.9762	11.8852	701,948	2003
	11.9911	11.9762	908,218	2002
	11.7167	11.9911	836,653	2001
	11.2115	11.7167	487,950	2000
	10.8609	11.2115	760,178	1999
	10.4857	10.8609	921,204	1998
	10.1193	10.4857	395,655	1997
	10.0000	10.1193	244,386	1996

New Discovery Series	13.7565	14.2734	137,800	2005
	12.9781	13.7565	208,136	2004
	9.7270	12.9781	223,352	2003
	14.8233	9.7270	237,152	2002
	15.8421	14.8233	254,495	2001
	16.0007	15.8421	168,713	2000
	10.0000	16.0007	69,746	1999

Research Series	15.1201	16.1060	824,261	2005
	13.2370	15.1201	1,015,710	2004
	10.7105	13.2370	1,200,315	2003
	14.5082	10.7105	1,429,972	2002
	18.7162	14.5082	1,906,941	2001
	16.1649	19.7914	2,320,814	1999
	13.2588	16.1649	2,330,245	1998
	11.1263	13.2588	1,478,012	1997
	10.0000	11.1263	386,810	1996

Research Growth and Income Series	13.6039	14.2962	174,420	2005
	12.0342	13.6039	204,452	2004
	9.5433	12.0342	215,089	2003
	12.3124	9.5433	245,891	2002
	14.0128	12.3124	266,116	2001
	13.7803	14.0128	289,277	2000
	12.9195	13.7803	283,227	1999
	10.7234	12.9195	222,849	1998
	10.0000	10.7234	59,221	1997

Research International Series	13.5781	15.6089	97,912	2005
	11.3603	13.5781	95,205	2004
	8.6056	11.3603	90,141	2003
	9.8579	8.6056	91,617	2002
	12.1549	9.8579	85,319	2001
	13.3890	12.1549	73,754	2000
	10.0000	13.3890	23,159	1999

Strategic Growth Series	5.7698	5.7700	45,047	2005
	5.4770	5.7698	65,476	2004
	4.3574	5.4770	75,193	2003
	6.3172	4.3574	64,100	2002
	8.5000	6.3172	91,155	2001
	10.0000	8.5000	11,374	2000

Strategic Income Series	13.1860	13.2500	127,158	2005
	12.3757	13.1860	115,341	2004
	11.1163	12.3757	103,289	2003
	10.4868	11.1163	68,782	2002
	10.2897	10.4868	48,448	2001
	10.1388	10.2897	33,990	2000
	10.0000	10.1388	23,978	1999

Total Return Series	19.5035	19.8165	1,311,912	2005
	17.7421	19.5035	1,542,954	2004
	15.3567	17.7421	1,820,743	2003
	16.5156	15.3567	2,027,424	2002
	16.6629	16.5156	2,017,890	2001
	14.4646	16.6629	1,932,406	2000
	14.2649	14.4646	2,196,447	1999
	12.9446	14.2649	2,154,305	1998
	10.7617	12.9446	1,288,455	1997
	10.0000	10.7617	321,897	1996

Utilities Series	22.4641	25.9861	297,473	2005
	17.4725	22.4641	325,917	2004
	13.0025	17.4725	369,512	2003
	17.3147	13.0025	407,721	2002
	23.1986	17.3147	657,092	2001
	21.9857	23.1986	709,257	2000
	16.9849	21.9857	616,993	1999
	14.6470	16.9849	529,135	1998
	11.1898	14.6470	187,310	1997
	10.0000	11.1898	45,474	1996

Value Series	13.8973	14.6101	461,543	2005
	12.1988	13.8973	511,260	2004
	9.8707	12.1988	536,812	2003
	11.5813	9.8707	573,551	2002
	12.6949	11.5813	382,352	2001
	9.8814	12.6949	88,109	2000
	10.0000	9.8814	23,813	1999

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, MA 02481
Telephone:
Toll Free (800) 752-7215

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
APRIL 11, 2006
SUN LIFE FINANCIAL MASTERSSM REWARD NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Multi-Cap Equity Funds
Franklin Templeton VIP Trust Templeton Developing	Sun Capital® All Cap Fund - S Class
Markets Securities Fund - Class 2	Specialty Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/Sun Life Emerging Markets Equity - S Class	PIMCO VIT CommodityRealReturn Strategy
MFS/ Sun Life Massachusetts Investors Trust	Portfolio
- S Class	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund®
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT All Asset Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
Fidelity VIP Freedom 2015 Portfolio - Service Class 2
Fidelity VIP Freedom 2020 Portfolio - Service Class 2

Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 11, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 57 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

Sun Life Insurance and Annuity Company New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Purchase Payment Interest
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACTS
DISTRIBUTION OF THE CONTRACTS
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)
APPENDIX E - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES
APPENDIX F - BUILD YOUR PORTFOLIO
APPENDIX G - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Reward NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% of each Purchase Payment made before the first Contract Anniversary.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life Plus

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. ""You may choose to receive your Secured Returns for Life Plus benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount ("GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for this optional benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Under the Guaranteed Minimum Withdrawal Plan, Secured Returns for Life Plus also includes an added feature ("the Plus 5 Program") that may increase this guaranteed amount provided no withdrawals are taken during an Contract Year. This feature may not be available in your jurisdiction at this time. Secured Returns for Life Plus is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life Plus terminates. Secured Returns for Life Plus may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, you enhace the death benefit by electing the optional death benefit rider that is available in your state. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) your Contract's earnings in the prior Contract Year and (2) 10% of all Purchase Payments made in the last 7 Contract Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment.") You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you the Account Value less any "adjusted" purchase payment interest, (please see "Right to Return" under "Other Contract Provisions" below for the calculation of Adjusted Purchase Payment Interest) as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.60%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns for Life Plus Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for Secured Returns for Life Plus Benefit Rider is assessed on a quarterly basis from your total Account Values.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Secured Returns for Life Plus Optional Living Benefit Rider (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.60%[8]++

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increased at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,222	$2,363	$3,484	$6,338

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$583	$1,924	$3,226	$6,338

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix G.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement planning. We issue the Contract directly to the individual Owner of the Contract.

In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Service Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Service Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-800-447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Examples."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York State insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than$10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with a bonus based upon the amount of each Purchase Payment made during your first Contact Year. This interest, called "Purchase Payment Interest," is credited at 2% of each Purchase Payment received prior to the first Contract Anniversary. Thereafter, at the end of every Fifth Year Anniversary, we will credit your Contract with Purchase Payment Interest at a rate of 2% of the Account Value based upon the amount of Account Value remaining in Contract.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any Fifth-Year Anniversary credit, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Contract Anniversary.

The Contracts are designed to give the most value to Owners with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix D.

Because the Contracts do not recapture any Purchase Payment Interest credited and because the Purchase Payment Interest more than offsets the additional annual Contract charges, a Contract Owner is usually better off with a bonus annuity than a similar annuity contract which has no bonus feature. In a few circumstances (for example, if the Contract Owner surrenders a Contract with a large Account Value immediately prior to the Fifth Year Anniversary), the net proceeds on a bonus annuity might be lower than on an annuity with no bonus feature. However, the Contracts are designed to give the most value to Contract Owners with long-term goals. You and your agent should decide if this Contract is right for you.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Plus Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life Plus.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select or transfer to a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty, as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn, PLUS the greater of:

●	your Contract's earnings (defined below) during the prior Contract Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year.

Any portion of the "free withdrawal amount" that you do not use in a Contract Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Contract Year are equal to:

●	the difference between your Account Value at the end of the prior Contract Year and your Account Value at the beginning of the prior Contract Year, minus

●	any Purchase Payments made during the prior Contract Year, plus

●	any partial withdrawals and charges taken during the prior Contract Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7+	0%

For example, the percentage applicable to the withdrawals of a Payment that has been in an Account for more than 2 Contract Years but less than 3 will be 5% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the aggregate amount of Purchase Payments you make under your Contract.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)  -  1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Plus Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life Plus."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life Plus (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the step-up.

Plus 5 Period:	The period of time equal in length to the first 10 Contract Years; or, if less than 10 years, the period of time up to the Contract Year in which the oldest Contract Owner attains age 80.

Bonus Base:
An amount equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Contract Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Owner or the surviving spouse of the oldest Owner as described under "Your Death Under the AB Plan" and "Your Death Under the WB Plan." In the case of a non-natural owner, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

RMD Amount	Required Minimum Distribution Amount

Yearly RMD Amount	Yearly Required Minimum Distribution Amount

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Contract Year. These bonuses will not increase your guaranteed amount under the AB Plan. But we will keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan. The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 4 in Appendix E.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan , as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. After the fourth Contract Anniversary, any Purchase Payments submitted by an Owner while participating in the optional living benefit rider will be treated as "Not in Good Order" and returned to the Owner, unless the Owner instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see Examples 5, 6, 9, 10, 11, 14, and 15 in Appendix E.

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your guaranteed living benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Contract Years, you will be able to take larger withdrawals in the later Contract Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Contract Years (the åPlus 5 Periodæ). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Contract Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the åBonus Baseæ) and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Contract Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Contract Anniversary. In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Contract Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Plan do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix F.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 18 in Appendix E.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus;

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life Plus are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn. We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See Examples 3 and 15 in Appendix I.) However, as discussed in detail under åPlus 5 Program,æ even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 7 and 12 in Appendix E.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life Plus.

Once the Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life Plus until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan of the Step-Up Date,, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 4, 16, and 17 in Appendix E.) Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step up, and

●	zero.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Examples 8 and 13 in Appendix E.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 16 and 17 in Appendix E.)
Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount and your Bonus Base would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Plus Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Return for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Return for Life Plus rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Rider.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit, above, or

●
your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction.. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Contract Anniversary.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Funds for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address as shown on the cover of this Prospectus within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:

●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employmentwith the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit rider.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $13,300, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax-Deferred Accumulation
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 11, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

-------------------------------------------------------------------------------------------------------------------------

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Reward NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owners will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of an Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. Unless otherwise noted, the Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIFTH-YEAR ANNIVERSARY: The fifth Contract Anniversary and each succeeding Contract Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Contract Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account

Full Withdrawal (the Market Value Adjustment does not apply to the Variable Account):

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Contract		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$ 41,000	$ 1,000	$ 1,000	$ 4,000	$ 37,000	7.00%	$ 2,590
	2	$ 45,100	$ 4,100	$ 5,100	$ 4,000	$ 40,000	6.00%	$ 2,400
	3	$ 49,600	$ 4,500	$ 9,600	$ 4,100	$ 40,000	5.00%	$ 2,000
(b)	4	$ 52,100	$ 2,500	$ 12,100	$ 4,500	$ 40,000	4.00%	$ 1,600
	5	$ 57,300	$ 5,200	$ 17,300	$ 4,000	$ 40,000	3.00%	$ 1,200
	6	$ 63,000	$ 5,700	$ 23,000	$ 5,200	$ 40,000	2.00%	$ 800
	7	$ 63,000	$ 0	$ 23,000	$ 5,700	$ 40,000	1.00%	$ 400
(c)	8	$ 66,000	$ 3,000	$ 26,000	$ 40,000	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Contract Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Contract Year, and (2) 10% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value minus the free withdrawal amount, or $41,000 minus $4,000.

(b)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000. The first $4,500 withdrawn is the free amount, then the Purchase Payments are withdrawn and subject to a withdrawal charge. The remaining $7,600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

(c)
In Contract Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $66,000, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,100, $9,000, $12,000, and $20,000.

					Remaining
Hypothetical					Free	Amount of
Account					Withdrawal	Withdrawal
Value					Amount	Subject to	Withdrawal	Withdrawal
Contract	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$ 41,000	$ 1,000	$ 1,000	$ 0	$ 4,000	$ 0	7.00%	$ 0
2	$ 45,100	$ 4,100	$ 5,100	$ 0	$ 4,000	$ 0	6.00%	$ 0
3	$ 49,600	$ 4,500	$ 9,600	$ 0	$ 4,100	$ 0	5.00%	$ 0
(a)4	$ 50,100	$ 500	$ 10,100	$ 4,100	$ 4,500	$ 0	4.00%	$ 0
(b)4	$ 46,800	$ 800	$ 10,900	$ 9,000	$ 400	$ 8,600	4.00%	$ 344
(c)4	$ 38,400	$ 600	$ 11,500	$ 12,000	$ 0	$ 12,000	4.00%	$ 480
(d)4	$ 26,800	$ 400	$ 11,900	$ 20,000	$ 0	$ 19,400	4.00%	$ 776

(a)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Contract Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)
Since the total of the two prior Contract Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)
Since the total of the three prior Contract Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $20,600 of New Payments has already been surrendered, only $19,400 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $600 of this withdrawal is considered earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Contract Year 4 withdrawals is $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page. Any additional Contract Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2: Fixed Account - Examples of Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Surrender Value*	=	$ 75,700.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Surrender Value*	=	$ 56,300.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Under the Bonus Credit, we will credit Purchase Payment Interest on all Purchase Payments made during the first Contract Year. On each fifth Contract Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, as illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Contract Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Contract Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Contract Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Contract Anniversary (i.e., 5th, 10th, 15th).

APPENDIX E -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2007 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life Plus. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If the Living Benefit Program is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2009, you make a deposit of $80,000. Since you are in your third policy year, your GLB amount is increased by 85% of this deposit. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of new deposit of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of new deposit of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third policy year. Therefore, on January 1, 2010, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third policy year, you do not accrue a bonus amount in that policy year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $59,000 ($5,900 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2009, you celebrate your 59th birthday. On January 1, 2010:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2010:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2030:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $6,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2007. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

●	Assume your fund earns -2% in contract year 14, and that you take another $6,000 withdrawal. On December 31, 2020:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2009:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 20010*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2010 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2010 without exceeding your maximum amounts.

EXAMPLE 9: WB election at issue, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB election at issue, sub-deposits made, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you make a deposit of $60,000 in your second contract year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the deposit. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of
(i)	your old LIB of $165,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650.
Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB election at issue, withdrawals taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, an
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB election at issue, excess withdrawal taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

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Assume that you take a withdrawal of $6,000 in your second contract year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

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Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of
(i)	your old LIB of $90,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725.
Your Bonus Base remains at $90,000.

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Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of
(i)	your old LIB of $94,500, and
(ii)	the lesser of
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950.
Your Bonus Base remains at $90,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB election at issue, withdrawals not taken immediately, Step-up elected.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

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Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

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Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

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Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750.
Your Bonus Base remains at $100,000.

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Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

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Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of
(i)	your old LIB of $118,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195.
Your Bonus Base remains at $118,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that while you are in your fourth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000.
Your Bonus Base remains at $100,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750

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Assume that while you are in your fourth policy year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of
(i)	your old LIB of $96,250, and
(ii)	the lesser of
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031.
Your Bonus Base remains at $87,500.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

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Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

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Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of
(i)	your old LIB of $123,900, and
(ii)	the lesser of
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490.
Your Bonus Base remains at $118,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

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Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that on January 2, 2010 your Account Value is $112,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

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Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

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Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of
(i)	your old LIB of $120,600, and
(ii)	the lesser of
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310.
Your Bonus Base remains at $112,000.

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Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

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Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges.

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Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

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On March 31, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2007 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2007 is $101,070.29 ($101,196.79 - $126.50).

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On June 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2007 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2007 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2007 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2007 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2017. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2017, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2017 Account Value at the cost and terms available to new Owners.

APPENDIX F -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
MFS Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities		MFS Strategic Growth

		MFS Value	MFS Mass Investors Growth Stock	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Emerging Growth	PIMCO All Asset

		Franklin Mutual Shares		PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS Emerging Markets Equity

Lord Abbett Growth Opportunities

MFS Capital Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	SC FI Large Cap Growth

APPENDIX G -
CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.309	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.306	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.302	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.388	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.384	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.381	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.377	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.429	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.425	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.422	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.418	0

Franklin Small Cap Value Securities Fund	01	2005	10.671	11.409	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.671	0

Franklin Small Cap Value Securities Fund	02	2005	10.667	11.383	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.667	0

Franklin Small Cap Value Securities Fund	03	2005	10.664	11.356	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.664	0

Franklin Small Cap Value Securities Fund	04	2005	10.661	11.330	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.661	0

Lord Abbett All Value Portfolio	01	2005	10.572	11.116	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	02	2005	10.569	11.090	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.569	0

Lord Abbett All Value Portfolio	03	2005	10.566	11.064	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.566	0

Lord Abbett All Value Portfolio	04	2005	10.563	11.038	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.563	0

Lord Abbett Series Fund Growth and Income	01	2005	10.497	10.654	4,511
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.497	0

Lord Abbett Series Fund Growth and Income	02	2005	10.494	10.629	589
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.494	0

Lord Abbett Series Fund Growth and Income	03	2005	10.490	10.604	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.490	0

Lord Abbett Series Fund Growth and Income	04	2005	10.487	10.580	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.487	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.842	11.151	998
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.842	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.839	11.125	0
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.839	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.835	11.099	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.835	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.832	11.073	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.829	11.521	395
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.829	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.826	11.494	1,391
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.826	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.823	11.467	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.823	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.820	11.441	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.820	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.582	10.539	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.582	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.579	10.515	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.579	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.576	10.490	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.576	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.573	10.466	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.573	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.700	11.454	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.700	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.696	11.427	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.696	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.693	11.401	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.693	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.690	11.374	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.690	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.252	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.248	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.245	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.241	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.036	10.064	2,965
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.033	10.041	609
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.033	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.030	10.017	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.030	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.028	9.994	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.028	0

MFS/Sun Life High Yield Series S Class	01	2005	10.114	10.135	952
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.114	0

MFS/Sun Life High Yield Series S Class	02	2005	10.111	10.111	203
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.111	0

MFS/Sun Life High Yield Series S Class	03	2005	10.108	10.088	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.108	0

MFS/Sun Life High Yield Series S Class	04	2005	10.105	10.064	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.105	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.503	10.754	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.503	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.500	10.729	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.500	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.497	10.704	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.497	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.494	10.679	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.494	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.517	11.106	4,156
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.514	11.080	439
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.514	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.511	11.054	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.511	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.508	11.029	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.508	0

MFS/Sun Life Money Market Series S Class	01	2005	9.993	10.066	1,579
MFS/Sun Life Money Market Series S Class	01	2004	10.000	9.993	0

MFS/Sun Life Money Market Series S Class	02	2005	9.990	10.042	946
MFS/Sun Life Money Market Series S Class	02	2004	10.000	9.990	0

MFS/Sun Life Money Market Series S Class	03	2005	9.987	10.019	0
MFS/Sun Life Money Market Series S Class	03	2004	10.000	9.987	0

MFS/Sun Life Money Market Series S Class	04	2005	9.984	9.995	0
MFS/Sun Life Money Market Series S Class	04	2004	10.000	9.984	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.712	11.052	1,897
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.712	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.709	11.027	191
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.709	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.706	11.001	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.706	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.703	10.975	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.703	0

MFS/Sun Life Research International Series S Class	01	2005	10.760	12.291	765
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	02	2005	10.757	12.262	0
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.757	0

MFS/Sun Life Research International Series S Class	03	2005	10.754	12.234	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.754	0

MFS/Sun Life Research International Series S Class	04	2005	10.751	12.205	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.751	0

MFS/Sun Life Research Series S Class	01	2005	10.629	11.254	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.629	0

MFS/Sun Life Research Series S Class	02	2005	10.625	11.228	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.625	0

MFS/Sun Life Research Series S Class	03	2005	10.622	11.202	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.622	0

MFS/Sun Life Research Series S Class	04	2005	10.619	11.175	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.619	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.485	10.428	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.485	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.482	10.404	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.482	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.479	10.380	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.479	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.476	10.355	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.476	0

MFS/Sun Life Total Return Series S Class	01	2005	10.353	10.464	54,967
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	02	2005	10.350	10.440	2,947
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.350	0

MFS/Sun Life Total Return Series S Class	03	2005	10.347	10.416	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.347	0

MFS/Sun Life Total Return Series S Class	04	2005	10.344	10.391	0
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.344	0

MFS/Sun Life Utilities Series S Class	01	2005	10.818	12.440	243
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.818	0

MFS/Sun Life Utilities Series S Class	02	2005	10.815	12.411	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.815	0

MFS/Sun Life Utilities Series S Class	03	2005	10.812	12.382	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.812	0

MFS/Sun Life Utilities Series S Class	04	2005	10.808	12.353	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.808	0

MFS/Sun Life Value Series S Class	01	2005	10.471	10.946	134
MFS/Sun Life Value Series S Class	01	2004	10.000	10.471	0

MFS/Sun Life Value Series S Class	02	2005	10.467	10.920	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.467	0

MFS/Sun Life Value Series S Class	03	2005	10.464	10.895	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.464	0

MFS/Sun Life Value Series S Class	04	2005	10.461	10.870	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.461	0

Mutual Shares Securities Fund	01	2005	10.559	11.476	80
Mutual Shares Securities Fund	01	2004	10.000	10.559	0

Mutual Shares Securities Fund	02	2005	10.556	11.449	0
Mutual Shares Securities Fund	02	2004	10.000	10.556	0

Mutual Shares Securities Fund	03	2005	10.553	11.422	0
Mutual Shares Securities Fund	03	2004	10.000	10.553	0

Mutual Shares Securities Fund	04	2005	10.550	11.396	0
Mutual Shares Securities Fund	04	2004	10.000	10.550	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.344	10.663	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.344	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.341	10.638	2,016
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.341	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.338	10.614	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.338	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.335	10.589	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.335	0

Oppenheimer Global Securities Fund	01	2005	10.917	12.241	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.917	0

Oppenheimer Global Securities Fund	02	2005	10.914	12.212	1,889
Oppenheimer Global Securities Fund	02	2004	10.000	10.914	0

Oppenheimer Global Securities Fund	03	2005	10.910	12.184	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.910	0

Oppenheimer Global Securities Fund	04	2005	10.907	12.156	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.907	0

Oppenheimer Main St. Fund/VA	01	2005	10.387	10.797	9,024
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.387	0

Oppenheimer Main St. Fund/VA	02	2005	10.384	10.772	902
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.384	0

Oppenheimer Main St. Fund/VA	03	2005	10.380	10.747	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.380	0

Oppenheimer Main St. Fund/VA	04	2005	10.377	10.721	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.377	0

Oppenheimer Main St. Small Cap Fund/VA	01	2005	10.749	11.594	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.749	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.746	11.567	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.746	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.743	11.540	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.743	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.740	11.513	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.740	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.337	11.257	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.337	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.334	11.231	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.334	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.331	11.205	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.331	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.328	11.179	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.328	0

PIMCO Low Duration Portfolio	01	2005	9.996	9.926	8,360
PIMCO Low Duration Portfolio	01	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	02	2005	9.993	9.903	2,054
PIMCO Low Duration Portfolio	02	2004	10.000	9.993	0

PIMCO Low Duration Portfolio	03	2005	9.990	9.880	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.990	0

PIMCO Low Duration Portfolio	04	2005	9.987	9.857	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.987	0

PIMCO Real Return Portfolio	01	2005	10.183	10.221	178
PIMCO Real Return Portfolio	01	2004	10.000	10.183	0

PIMCO Real Return Portfolio	02	2005	10.180	10.197	0
PIMCO Real Return Portfolio	02	2004	10.000	10.180	0

PIMCO Real Return Portfolio	03	2005	10.177	10.173	0
PIMCO Real Return Portfolio	03	2004	10.000	10.177	0

PIMCO Real Return Portfolio	04	2005	10.174	10.149	0
PIMCO Real Return Portfolio	04	2004	10.000	10.174	0

PIMCO Total Return Portfolio	01	2005	10.060	10.133	0
PIMCO Total Return Portfolio	01	2004	10.000	10.060	0

PIMCO Total Return Portfolio	02	2005	10.058	10.109	0
PIMCO Total Return Portfolio	02	2004	10.000	10.058	0

PIMCO Total Return Portfolio	03	2005	10.055	10.085	0
PIMCO Total Return Portfolio	03	2004	10.000	10.055	0

PIMCO Total Return Portfolio	04	2005	10.052	10.062	0
PIMCO Total Return Portfolio	04	2004	10.000	10.052	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.218	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.214	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.211	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.207	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.296	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.292	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.289	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.286	0

Sun Capital All Cap S Class	01	2005	10.949	10.658	11
Sun Capital All Cap S Class	01	2004	10.000	10.949	0

Sun Capital All Cap S Class	02	2005	10.946	10.634	0
Sun Capital All Cap S Class	02	2004	10.000	10.946	0

Sun Capital All Cap S Class	03	2005	10.943	10.609	0
Sun Capital All Cap S Class	03	2004	10.000	10.943	0

Sun Capital All Cap S Class	04	2005	10.939	10.584	0
Sun Capital All Cap S Class	04	2004	10.000	10.939	0

Sun Capital Investment Grade Bond S Class	01	2005	10.059	10.060	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.059	0

Sun Capital Investment Grade Bond S Class	02	2005	10.056	10.037	1,506
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.056	0

Sun Capital Investment Grade Bond S Class	03	2005	10.053	10.013	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.053	0

Sun Capital Investment Grade Bond S Class	04	2005	10.050	9.990	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.050	0

Sun Capital Money Market S Class	01	2005	10.000	10.058	3

Sun Capital Money Market S Class	02	2005	10.000	10.042	0

Sun Capital Money Market S Class	03	2005	10.000	10.026	0

Sun Capital Money Market S Class	04	2005	10.000	10.011	0

Sun Capital Real Estate Fund S Class	01	2005	11.012	11.839	1,622
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.012	0

Sun Capital Real Estate Fund S Class	02	2005	11.008	11.811	0
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.008	0

Sun Capital Real Estate Fund S Class	03	2005	11.005	11.784	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.005	0

Sun Capital Real Estate Fund S Class	04	2005	11.002	11.756	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.002	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.206	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.202	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.198	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.194	0

Templeton Foreign Securities Fund	01	2005	10.722	11.613	7,251
Templeton Foreign Securities Fund	01	2004	10.000	10.722	0

Templeton Foreign Securities Fund	02	2005	10.719	11.586	667
Templeton Foreign Securities Fund	02	2004	10.000	10.719	0

Templeton Foreign Securities Fund	03	2005	10.716	11.559	0
Templeton Foreign Securities Fund	03	2004	10.000	10.716	0

Templeton Foreign Securities Fund	04	2005	10.713	11.532	0
Templeton Foreign Securities Fund	04	2004	10.000	10.713	0

Templeton Growth Securities Fund Class 2	01	2005	10.621	11.366	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.621	0

Templeton Growth Securities Fund Class 2	02	2005	10.618	11.340	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.618	0

Templeton Growth Securities Fund Class 2	03	2005	10.615	11.313	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.615	0

Templeton Growth Securities Fund Class 2	04	2005	10.611	11.287	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.611	0
227

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 447-7569

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
APRIL 11, 2006
SUN LIFE FINANCIAL MASTERSSM REWARD NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Columbia Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B4
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series
MFS/Sun Life Emerging Markets Equity - S Class	Multi-Cap Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	Sun Capital® All Cap Fund - S Class
- S Class	Specialty Funds
MFS/ Sun Life Research - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Research International - S Class	PIMCO VIT CommodityRealReturn Strategy
Oppenheimer Main Street Fund/VA - Service Shares	Portfolio
Large-Cap Growth Equity Funds	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Emerging Growth - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT Low Duration Portfolio
Stock - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Strategic Growth - S Class	MFS/ Sun Life Government Securities - S Class
Columbia Marsico 21st Century Fund, Variable Series[1]	Sun Capital Investment Grade Bond Fund®
Columbia Marsico Growth Fund, Variable Series[2]	- S Class
Columbia Marsico International Opportunities	PIMCO VIT All Asset Portfolio
Fund, Variable Series[3]	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Fidelity VIP Freedom 2020 Portfolio Service - Class 2

[1]	Formerly known as Nations Marsico 21st Century Portfolio.
[2]	Formerly known as Nations Marsico Growth Portfolio.
[3]	Formerly known as Nations Marsico International Opportunities Portfolio.
[4]	Formerly known as Colonial Small Cap Value Fund, Variable Series, Class B.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Columbia Wanger Asset Management, LLC, advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 11, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 57 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

Sun Life Insurance and Annuity Company New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Purchase Payment Interest
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACTS
DISTRIBUTION OF THE CONTRACTS
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)
APPENDIX E - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES
APPENDIX F - BUILD YOUR PORTFOLIO
APPENDIX G - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Reward NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% of each Purchase Payment made before the first Contract Anniversary.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life Plus

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. ""You may choose to receive your Secured Returns for Life Plus benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount ("GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for this optional benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Under the Guaranteed Minimum Withdrawal Plan, Secured Returns for Life Plus also includes an added feature ("the Plus 5 Program") that may increase this guaranteed amount provided no withdrawals are taken during an Contract Year. This feature may not be available in your jurisdiction at this time. Secured Returns for Life Plus is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life Plus terminates. Secured Returns for Life Plus may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, you enhace the death benefit by electing the optional death benefit rider that is available in your state. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) your Contract's earnings in the prior Contract Year and (2) 10% of all Purchase Payments made in the last 7 Contract Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment.") You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you the Account Value less any "adjusted" purchase payment interest, (please see "Right to Return" under "Other Contract Provisions" below for the calculation of Adjusted Purchase Payment Interest) as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.60%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns for Life Plus Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for Secured Returns for Life Plus Benefit Rider is assessed on a quarterly basis from your total Account Values.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Secured Returns for Life Plus Optional Living Benefit Rider (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.60%[8]++

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increased at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,222	$2,363	$3,484	$6,338

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$583	$1,924	$3,226	$6,338

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix G.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement planning. We issue the Contract directly to the individual Owner of the Contract.

In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Service Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Service Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-800-447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Examples."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York State insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than$10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with a bonus based upon the amount of each Purchase Payment made during your first Contact Year. This interest, called "Purchase Payment Interest," is credited at 2% of each Purchase Payment received prior to the first Contract Anniversary. Thereafter, at the end of every Fifth Year Anniversary, we will credit your Contract with Purchase Payment Interest at a rate of 2% of the Account Value based upon the amount of Account Value remaining in Contract.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any Fifth-Year Anniversary credit, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Contract Anniversary.

The Contracts are designed to give the most value to Owners with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix D.

Because the Contracts do not recapture any Purchase Payment Interest credited and because the Purchase Payment Interest more than offsets the additional annual Contract charges, a Contract Owner is usually better off with a bonus annuity than a similar annuity contract which has no bonus feature. In a few circumstances (for example, if the Contract Owner surrenders a Contract with a large Account Value immediately prior to the Fifth Year Anniversary), the net proceeds on a bonus annuity might be lower than on an annuity with no bonus feature. However, the Contracts are designed to give the most value to Contract Owners with long-term goals. You and your agent should decide if this Contract is right for you.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Plus Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life Plus.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select or transfer to a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty, as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn, PLUS the greater of:

●	your Contract's earnings (defined below) during the prior Contract Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year.

Any portion of the "free withdrawal amount" that you do not use in a Contract Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Contract Year are equal to:

●	the difference between your Account Value at the end of the prior Contract Year and your Account Value at the beginning of the prior Contract Year, minus

●	any Purchase Payments made during the prior Contract Year, plus

●	any partial withdrawals and charges taken during the prior Contract Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7+	0%

For example, the percentage applicable to the withdrawals of a Payment that has been in an Account for more than 2 Contract Years but less than 3 will be 5% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the aggregate amount of Purchase Payments you make under your Contract.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)  -  1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Plus Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life Plus."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life Plus (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the step-up.

Plus 5 Period:	The period of time equal in length to the first 10 Contract Years; or, if less than 10 years, the period of time up to the Contract Year in which the oldest Contract Owner attains age 80.

Bonus Base:
An amount equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Contract Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Owner or the surviving spouse of the oldest Owner as described under "Your Death Under the AB Plan" and "Your Death Under the WB Plan." In the case of a non-natural owner, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

RMD Amount	Required Minimum Distribution Amount

Yearly RMD Amount	Yearly Required Minimum Distribution Amount

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Contract Year. These bonuses will not increase your guaranteed amount under the AB Plan. But we will keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan. The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 4 in Appendix E.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan , as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. After the fourth Contract Anniversary, any Purchase Payments submitted by an Owner while participating in the optional living benefit rider will be treated as "Not in Good Order" and returned to the Owner, unless the Owner instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see Examples 5, 6, 9, 10, 11, 14, and 15 in Appendix E.

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your guaranteed living benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Contract Years, you will be able to take larger withdrawals in the later Contract Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Contract Years (the åPlus 5 Periodæ). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Contract Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the åBonus Baseæ) and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Contract Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Contract Anniversary. In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Contract Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Plan do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix F.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 18 in Appendix E.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus;

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life Plus are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn. We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See Examples 3 and 15 in Appendix I.) However, as discussed in detail under åPlus 5 Program,æ even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 7 and 12 in Appendix E.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life Plus.

Once the Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life Plus until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan of the Step-Up Date,, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 4, 16, and 17 in Appendix E.) Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step up, and

●	zero.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Examples 8 and 13 in Appendix E.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 16 and 17 in Appendix E.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount and your Bonus Base would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Plus Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Return for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Return for Life Plus rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Rider.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit, above, or

●
your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction.. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Contract Anniversary.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Funds for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address as shown on the cover of this Prospectus within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:

●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employmentwith the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit rider.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $13,300, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax-Deferred Accumulation
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 11, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

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To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Reward NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owners will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of an Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. Unless otherwise noted, the Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIFTH-YEAR ANNIVERSARY: The fifth Contract Anniversary and each succeeding Contract Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Contract Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account

Full Withdrawal (the Market Value Adjustment does not apply to the Variable Account):

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Contract		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$ 41,000	$ 1,000	$ 1,000	$ 4,000	$ 37,000	7.00%	$ 2,590
	2	$ 45,100	$ 4,100	$ 5,100	$ 4,000	$ 40,000	6.00%	$ 2,400
	3	$ 49,600	$ 4,500	$ 9,600	$ 4,100	$ 40,000	5.00%	$ 2,000
(b)	4	$ 52,100	$ 2,500	$ 12,100	$ 4,500	$ 40,000	4.00%	$ 1,600
	5	$ 57,300	$ 5,200	$ 17,300	$ 4,000	$ 40,000	3.00%	$ 1,200
	6	$ 63,000	$ 5,700	$ 23,000	$ 5,200	$ 40,000	2.00%	$ 800
	7	$ 63,000	$ 0	$ 23,000	$ 5,700	$ 40,000	1.00%	$ 400
(c)	8	$ 66,000	$ 3,000	$ 26,000	$ 40,000	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Contract Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Contract Year, and (2) 10% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value minus the free withdrawal amount, or $41,000 minus $4,000.

(b)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000. The first $4,500 withdrawn is the free amount, then the Purchase Payments are withdrawn and subject to a withdrawal charge. The remaining $7,600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

(c)
In Contract Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $66,000, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,100, $9,000, $12,000, and $20,000.

					Remaining
Hypothetical					Free	Amount of
Account					Withdrawal	Withdrawal
Value					Amount	Subject to	Withdrawal	Withdrawal
Contract	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$ 41,000	$ 1,000	$ 1,000	$ 0	$ 4,000	$ 0	7.00%	$ 0
2	$ 45,100	$ 4,100	$ 5,100	$ 0	$ 4,000	$ 0	6.00%	$ 0
3	$ 49,600	$ 4,500	$ 9,600	$ 0	$ 4,100	$ 0	5.00%	$ 0
(a)4	$ 50,100	$ 500	$ 10,100	$ 4,100	$ 4,500	$ 0	4.00%	$ 0
(b)4	$ 46,800	$ 800	$ 10,900	$ 9,000	$ 400	$ 8,600	4.00%	$ 344
(c)4	$ 38,400	$ 600	$ 11,500	$ 12,000	$ 0	$ 12,000	4.00%	$ 480
(d)4	$ 26,800	$ 400	$ 11,900	$ 20,000	$ 0	$ 19,400	4.00%	$ 776

(a)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Contract Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)
Since the total of the two prior Contract Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)
Since the total of the three prior Contract Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $20,600 of New Payments has already been surrendered, only $19,400 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $600 of this withdrawal is considered earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Contract Year 4 withdrawals is $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page. Any additional Contract Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2: Fixed Account - Examples of Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Surrender Value*	=	$ 75,700.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Surrender Value*	=	$ 56,300.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Under the Bonus Credit, we will credit Purchase Payment Interest on all Purchase Payments made during the first Contract Year. On each fifth Contract Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, as illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Contract Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Contract Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Contract Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Contract Anniversary (i.e., 5th, 10th, 15th).

APPENDIX E -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2007 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life Plus. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If the Living Benefit Program is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2009, you make a deposit of $80,000. Since you are in your third policy year, your GLB amount is increased by 85% of this deposit. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of new deposit of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of new deposit of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third policy year. Therefore, on January 1, 2010, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third policy year, you do not accrue a bonus amount in that policy year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $59,000 ($5,900 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2009, you celebrate your 59th birthday. On January 1, 2010:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2010:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2030:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $6,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2007. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

●	Assume your fund earns -2% in contract year 14, and that you take another $6,000 withdrawal. On December 31, 2020:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2009:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 20010*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2010 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2010 without exceeding your maximum amounts.

EXAMPLE 9: WB election at issue, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB election at issue, sub-deposits made, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you make a deposit of $60,000 in your second contract year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the deposit. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of
(i)	your old LIB of $165,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650.
Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB election at issue, withdrawals taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, an
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB election at issue, excess withdrawal taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal of $6,000 in your second contract year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of
(i)	your old LIB of $90,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725.
Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of
(i)	your old LIB of $94,500, and
(ii)	the lesser of
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950.
Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB election at issue, withdrawals not taken immediately, Step-up elected.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750.
Your Bonus Base remains at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of
(i)	your old LIB of $118,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195.
Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No withdrawals under the AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that while you are in your fourth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750

●
Assume that while you are in your fourth policy year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of
(i)	your old LIB of $96,250, and
(ii)	the lesser of
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031.
Your Bonus Base remains at $87,500.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of
(i)	your old LIB of $123,900, and
(ii)	the lesser of
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490.
Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $112,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

●
Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of
(i)	your old LIB of $120,600, and
(ii)	the lesser of
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310.
Your Bonus Base remains at $112,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2007 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2007 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2007 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2007 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2007 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2007 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2017. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2017, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2017 Account Value at the cost and terms available to new Owners.

APPENDIX F -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
Sun Capital Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities	MFS Value	MFS Strategic Growth	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Mass Investors Growth Stock	PIMCO All Asset

		Franklin Mutual Shares	MFS Emerging Growth	PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS/Sun Life Emerging Markets Equity

		MFS Capital Opportunities	Lord Abbett Growth Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	MFS Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	Columbia Marsico Growth

Columbia Marsico 21st Century

Columbia Marsico International Opportunities

Wanger US Smaller Companies

Wanger Select

Columbia Small Cap Value

SC FI Large Cap Growth

APPENDIX G -
CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Colonial Small Cap Value Class B	01	2005	10.000	10.633	0

Colonial Small Cap Value Class B	02	2005	10.000	10.617	0

Colonial Small Cap Value Class B	03	2005	10.000	10.600	0

Colonial Small Cap Value Class B	04	2005	10.000	10.583	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.309	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.306	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.302	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.388	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.384	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.381	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.377	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.429	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.425	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.422	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.418	0

Franklin Small Cap Value Securities Fund	01	2005	10.671	11.409	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.671	0

Franklin Small Cap Value Securities Fund	02	2005	10.667	11.383	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.667	0

Franklin Small Cap Value Securities Fund	03	2005	10.664	11.356	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.664	0

Franklin Small Cap Value Securities Fund	04	2005	10.661	11.330	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.661	0

Lord Abbett All Value Portfolio	01	2005	10.572	11.116	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	02	2005	10.569	11.090	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.569	0

Lord Abbett All Value Portfolio	03	2005	10.566	11.064	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.566	0

Lord Abbett All Value Portfolio	04	2005	10.563	11.038	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.563	0

Lord Abbett Series Fund Growth and Income	01	2005	10.497	10.654	4,511
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.497	0

Lord Abbett Series Fund Growth and Income	02	2005	10.494	10.629	589
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.494	0

Lord Abbett Series Fund Growth and Income	03	2005	10.490	10.604	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.490	0

Lord Abbett Series Fund Growth and Income	04	2005	10.487	10.580	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.487	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.842	11.151	998
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.842	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.839	11.125	0
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.839	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.835	11.099	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.835	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.832	11.073	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.829	11.521	395
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.829	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.826	11.494	1,391
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.826	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.823	11.467	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.823	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.820	11.441	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.820	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.582	10.539	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.582	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.579	10.515	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.579	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.576	10.490	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.576	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.573	10.466	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.573	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.700	11.454	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.700	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.696	11.427	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.696	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.693	11.401	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.693	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.690	11.374	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.690	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.252	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.248	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.245	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.241	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.036	10.064	2,965
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.033	10.041	609
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.033	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.030	10.017	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.030	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.028	9.994	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.028	0

MFS/Sun Life High Yield Series S Class	01	2005	10.114	10.135	952
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.114	0

MFS/Sun Life High Yield Series S Class	02	2005	10.111	10.111	203
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.111	0

MFS/Sun Life High Yield Series S Class	03	2005	10.108	10.088	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.108	0

MFS/Sun Life High Yield Series S Class	04	2005	10.105	10.064	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.105	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.503	10.754	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.503	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.500	10.729	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.500	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.497	10.704	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.497	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.494	10.679	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.494	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.517	11.106	4,156
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.514	11.080	439
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.514	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.511	11.054	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.511	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.508	11.029	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.508	0

MFS/Sun Life Money Market Series S Class	01	2005	9.993	10.066	1,579
MFS/Sun Life Money Market Series S Class	01	2004	10.000	9.993	0

MFS/Sun Life Money Market Series S Class	02	2005	9.990	10.042	946
MFS/Sun Life Money Market Series S Class	02	2004	10.000	9.990	0

MFS/Sun Life Money Market Series S Class	03	2005	9.987	10.019	0
MFS/Sun Life Money Market Series S Class	03	2004	10.000	9.987	0

MFS/Sun Life Money Market Series S Class	04	2005	9.984	9.995	0
MFS/Sun Life Money Market Series S Class	04	2004	10.000	9.984	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.712	11.052	1,897
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.712	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.709	11.027	191
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.709	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.706	11.001	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.706	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.703	10.975	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.703	0

MFS/Sun Life Research International Series S Class	01	2005	10.760	12.291	765
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	02	2005	10.757	12.262	0
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.757	0

MFS/Sun Life Research International Series S Class	03	2005	10.754	12.234	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.754	0

MFS/Sun Life Research International Series S Class	04	2005	10.751	12.205	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.751	0

MFS/Sun Life Research Series S Class	01	2005	10.629	11.254	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.629	0

MFS/Sun Life Research Series S Class	02	2005	10.625	11.228	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.625	0

MFS/Sun Life Research Series S Class	03	2005	10.622	11.202	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.622	0

MFS/Sun Life Research Series S Class	04	2005	10.619	11.175	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.619	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.485	10.428	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.485	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.482	10.404	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.482	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.479	10.380	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.479	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.476	10.355	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.476	0

MFS/Sun Life Total Return Series S Class	01	2005	10.353	10.464	54,967
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	02	2005	10.350	10.440	2,947
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.350	0

MFS/Sun Life Total Return Series S Class	03	2005	10.347	10.416	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.347	0

MFS/Sun Life Total Return Series S Class	04	2005	10.344	10.391	0
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.344	0

MFS/Sun Life Utilities Series S Class	01	2005	10.818	12.440	243
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.818	0

MFS/Sun Life Utilities Series S Class	02	2005	10.815	12.411	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.815	0

MFS/Sun Life Utilities Series S Class	03	2005	10.812	12.382	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.812	0

MFS/Sun Life Utilities Series S Class	04	2005	10.808	12.353	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.808	0

MFS/Sun Life Value Series S Class	01	2005	10.471	10.946	134
MFS/Sun Life Value Series S Class	01	2004	10.000	10.471	0

MFS/Sun Life Value Series S Class	02	2005	10.467	10.920	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.467	0

MFS/Sun Life Value Series S Class	03	2005	10.464	10.895	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.464	0

MFS/Sun Life Value Series S Class	04	2005	10.461	10.870	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.461	0

Mutual Shares Securities Fund	01	2005	10.559	11.476	80
Mutual Shares Securities Fund	01	2004	10.000	10.559	0

Mutual Shares Securities Fund	02	2005	10.556	11.449	0
Mutual Shares Securities Fund	02	2004	10.000	10.556	0

Mutual Shares Securities Fund	03	2005	10.553	11.422	0
Mutual Shares Securities Fund	03	2004	10.000	10.553	0

Mutual Shares Securities Fund	04	2005	10.550	11.396	0
Mutual Shares Securities Fund	04	2004	10.000	10.550	0

Nations Marsico 21st Century	01	2005	10.000	11.274	0

Nations Marsico 21st Century	02	2005	10.000	11.257	0

Nations Marsico 21st Century	03	2005	10.000	11.239	0

Nations Marsico 21st Century	04	2005	10.000	11.221	0

Nations Marsico Growth Portfolio	01	2005	10.000	10.951	0

Nations Marsico Growth Portfolio	02	2005	10.000	10.934	0

Nations Marsico Growth Portfolio	03	2005	10.000	10.916	0

Nations Marsico Growth Portfolio	04	2005	10.000	10.899	0

Nations Marsico International Opportunities Portfolio	01	2005	10.000	11.938	0

Nations Marsico International Opportunities Portfolio	02	2005	10.000	11.919	0

Nations Marsico International Opportunities Portfolio	03	2005	10.000	11.900	0

Nations Marsico International Opportunities Portfolio	04	2005	10.000	11.882	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.344	10.663	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.344	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.341	10.638	2,016
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.341	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.338	10.614	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.338	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.335	10.589	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.335	0

Oppenheimer Global Securities Fund	01	2005	10.917	12.241	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.917	0

Oppenheimer Global Securities Fund	02	2005	10.914	12.212	1,889
Oppenheimer Global Securities Fund	02	2004	10.000	10.914	0

Oppenheimer Global Securities Fund	03	2005	10.910	12.184	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.910	0

Oppenheimer Global Securities Fund	04	2005	10.907	12.156	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.907	0

Oppenheimer Main St. Fund/VA	01	2005	10.387	10.797	9,024
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.387	0

Oppenheimer Main St. Fund/VA	02	2005	10.384	10.772	902
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.384	0

Oppenheimer Main St. Fund/VA	03	2005	10.380	10.747	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.380	0

Oppenheimer Main St. Fund/VA	04	2005	10.377	10.721	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.377	0

Oppenheimer Main St. Small Cap Fund/VA	01	2005	10.749	11.594	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.749	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.746	11.567	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.746	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.743	11.540	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.743	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.740	11.513	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.740	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.337	11.257	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.337	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.334	11.231	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.334	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.331	11.205	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.331	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.328	11.179	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.328	0

PIMCO Low Duration Portfolio	01	2005	9.996	9.926	8,360
PIMCO Low Duration Portfolio	01	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	02	2005	9.993	9.903	2,054
PIMCO Low Duration Portfolio	02	2004	10.000	9.993	0

PIMCO Low Duration Portfolio	03	2005	9.990	9.880	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.990	0

PIMCO Low Duration Portfolio	04	2005	9.987	9.857	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.987	0

PIMCO Real Return Portfolio	01	2005	10.183	10.221	178
PIMCO Real Return Portfolio	01	2004	10.000	10.183	0

PIMCO Real Return Portfolio	02	2005	10.180	10.197	0
PIMCO Real Return Portfolio	02	2004	10.000	10.180	0

PIMCO Real Return Portfolio	03	2005	10.177	10.173	0
PIMCO Real Return Portfolio	03	2004	10.000	10.177	0

PIMCO Real Return Portfolio	04	2005	10.174	10.149	0
PIMCO Real Return Portfolio	04	2004	10.000	10.174	0

PIMCO Total Return Portfolio	01	2005	10.060	10.133	0
PIMCO Total Return Portfolio	01	2004	10.000	10.060	0

PIMCO Total Return Portfolio	02	2005	10.058	10.109	0
PIMCO Total Return Portfolio	02	2004	10.000	10.058	0

PIMCO Total Return Portfolio	03	2005	10.055	10.085	0
PIMCO Total Return Portfolio	03	2004	10.000	10.055	0

PIMCO Total Return Portfolio	04	2005	10.052	10.062	0
PIMCO Total Return Portfolio	04	2004	10.000	10.052	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.218	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.214	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.211	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.207	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.296	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.292	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.289	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.286	0

Sun Capital All Cap S Class	01	2005	10.949	10.658	11
Sun Capital All Cap S Class	01	2004	10.000	10.949	0

Sun Capital All Cap S Class	02	2005	10.946	10.634	0
Sun Capital All Cap S Class	02	2004	10.000	10.946	0

Sun Capital All Cap S Class	03	2005	10.943	10.609	0
Sun Capital All Cap S Class	03	2004	10.000	10.943	0

Sun Capital All Cap S Class	04	2005	10.939	10.584	0
Sun Capital All Cap S Class	04	2004	10.000	10.939	0

Sun Capital Investment Grade Bond S Class	01	2005	10.059	10.060	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.059	0

Sun Capital Investment Grade Bond S Class	02	2005	10.056	10.037	1,506
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.056	0

Sun Capital Investment Grade Bond S Class	03	2005	10.053	10.013	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.053	0

Sun Capital Investment Grade Bond S Class	04	2005	10.050	9.990	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.050	0

Sun Capital Money Market S Class	01	2005	10.000	10.058	3

Sun Capital Money Market S Class	02	2005	10.000	10.042	0

Sun Capital Money Market S Class	03	2005	10.000	10.026	0

Sun Capital Money Market S Class	04	2005	10.000	10.011	0

Sun Capital Real Estate Fund S Class	01	2005	11.012	11.839	1,622
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.012	0

Sun Capital Real Estate Fund S Class	02	2005	11.008	11.811	0
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.008	0

Sun Capital Real Estate Fund S Class	03	2005	11.005	11.784	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.005	0

Sun Capital Real Estate Fund S Class	04	2005	11.002	11.756	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.002	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.206	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.202	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.198	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.194	0

Templeton Foreign Securities Fund	01	2005	10.722	11.613	7,251
Templeton Foreign Securities Fund	01	2004	10.000	10.722	0

Templeton Foreign Securities Fund	02	2005	10.719	11.586	667
Templeton Foreign Securities Fund	02	2004	10.000	10.719	0

Templeton Foreign Securities Fund	03	2005	10.716	11.559	0
Templeton Foreign Securities Fund	03	2004	10.000	10.716	0

Templeton Foreign Securities Fund	04	2005	10.713	11.532	0
Templeton Foreign Securities Fund	04	2004	10.000	10.713	0

Templeton Growth Securities Fund Class 2	01	2005	10.621	11.366	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.621	0

Templeton Growth Securities Fund Class 2	02	2005	10.618	11.340	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.618	0

Templeton Growth Securities Fund Class 2	03	2005	10.615	11.313	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.615	0

Templeton Growth Securities Fund Class 2	04	2005	10.611	11.287	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.611	0

Wanger Select, Variable Series	01	2005	10.000	11.514	1

Wanger Select, Variable Series	02	2005	10.000	11.496	0

Wanger Select, Variable Series	03	2005	10.000	11.477	0

Wanger Select, Variable Series	04	2005	10.000	11.459	0

Wanger US Smaller Companies, Variable Series	01	2005	10.000	11.066	0

Wanger US Smaller Companies, Variable Series	02	2005	10.000	11.049	0

Wanger US Smaller Companies, Variable Series	03	2005	10.000	11.031	0

Wanger US Smaller Companies, Variable Series	04	2005	10.000	11.014	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 447-7569

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
MAY 1, 2006
SUN LIFE FINANCIAL MASTERSSM REWARD NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Multi-Cap Equity Funds
Franklin Templeton VIP Trust Templeton Developing	Sun Capital® All Cap Fund - S Class
Markets Securities Fund - Class 2	Specialty Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/Sun Life Emerging Markets Equity - S Class	PIMCO VIT CommodityRealReturn Strategy
MFS/ Sun Life Massachusetts Investors Trust	Portfolio
- S Class	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund®
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT All Asset Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
Fidelity VIP Freedom 2015 Portfolio - Service Class 2
Fidelity VIP Freedom 2020 Portfolio - Service Class 2

Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 56 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

Sun Life Insurance and Annuity Company New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account Value
Purchase Payment Interest
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACTS
DISTRIBUTION OF THE CONTRACTS
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)
APPENDIX E - SECURED RETURNS FOR LIFE BENEFIT EXAMPLES
APPENDIX F - SECURED RETURNS 2 BENEFIT
APPENDIX G - BUILD YOUR PORTFOLIO
APPENDIX H - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Reward NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% of each Purchase Payment made before the first Contract Anniversary.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life

Secured Returns for Life guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. ""You may choose to receive your Secured Returns for Life under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount ("GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Secured Returns for Life is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life terminates.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, you enhace the death benefit by electing the optional death benefit rider that is available in your state. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) your Contract's earnings in the prior Contract Year and (2) 10% of all Purchase Payments made in the last 7 Contract Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment.") You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you the Account Value less any "adjusted" purchase payment interest, (please see "Right to Return" under "Other Contract Provisions" below for the calculation of Adjusted Purchase Payment Interest) as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.60%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders, are assessed as a percentage of average daily net Variable Account assets. The charge for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders is assessed on a quarterly basis from your total Account Value.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Optional Living Benefit Rider (Secured Returns for Life or Secured Returns 2) (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.60%[8]++

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increased at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,222	$2,363	$3,484	$6,338

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$583	$1,924	$3,226	$6,338

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix H.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement planning. We issue the Contract directly to the individual Owner of the Contract.

In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Service Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Service Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-800-447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Examples."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York State insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than$10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with a bonus based upon the amount of each Purchase Payment made during your first Contact Year. This interest, called "Purchase Payment Interest," is credited at 2% of each Purchase Payment received prior to the first Contract Anniversary. Thereafter, at the end of every Fifth Year Anniversary, we will credit your Contract with Purchase Payment Interest at a rate of 2% of the Account Value based upon the amount of Account Value remaining in Contract.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any Fifth-Year Anniversary credit, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Contract Anniversary.

The Contracts are designed to give the most value to Owners with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix D.

Because the Contracts do not recapture any Purchase Payment Interest credited and because the Purchase Payment Interest more than offsets the additional annual Contract charges, a Contract Owner is usually better off with a bonus annuity than a similar annuity contract which has no bonus feature. In a few circumstances (for example, if the Contract Owner surrenders a Contract with a large Account Value immediately prior to the Fifth Year Anniversary), the net proceeds on a bonus annuity might be lower than on an annuity with no bonus feature. However, the Contracts are designed to give the most value to Contract Owners with long-term goals. You and your agent should decide if this Contract is right for you.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select or transfer to a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty, as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn, PLUS the greater of:

●	your Contract's earnings (defined below) during the prior Contract Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year.

Any portion of the "free withdrawal amount" that you do not use in a Contract Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Contract Year are equal to:

●	the difference between your Account Value at the end of the prior Contract Year and your Account Value at the beginning of the prior Contract Year, minus

●	any Purchase Payments made during the prior Contract Year, plus

●	any partial withdrawals and charges taken during the prior Contract Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7+	0%

For example, the percentage applicable to the withdrawals of a Payment that has been in an Account for more than 2 Contract Years but less than 3 will be 5% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the aggregate amount of Purchase Payments you make under your Contract.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)  -  1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the last step-up.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Contract Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate.

Secured Returns for Life guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

If you elect Secured Returns for Life, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in Appendix E.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan." Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked.

For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in Appendix E.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix G.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

     Replacement Program

If you purchased the Secured Returns 2 Benefit ("Secured Returns 2"), prior to the later of the effective date of this Prospectus or 30 days after the date Secured Returns for Life became available for sale in your state, you may replace Secured Returns 2 with Secured Returns for Life, subject to our current underwriting rules. If you decide to replace Secured Returns 2 with Secured Returns for Life, you must notify us of your decision within 30 days of the date Secured Returns for Life is available for sale in your state. After you replace Secured Returns 2 with Secured Returns for Life, the following terms and conditions apply to your Contract:

●	Your GLB amount will not change upon replacement.

●	All benefits provided under Secured Returns for Life will commence on the date we receive your notification to participate in Secured Returns for Life ("Notification Date").

●	Any refund of rider charges (described below) will be applied to rider charges paid while participating in Secured Returns 2 as well as those paid while participating in Secured Returns for Life.

●
The time period for measuring the duration of your Secured Returns for Life Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange Secured Returns 2 for Secured Returns for Life twelve months after your Issue Date, your AB Plan will mature in nine years.

●	If you are participating in the WB Plan on the Notification Date, then you must remain in the WB Plan.

●	If you are participating in the WB Plan on the Notification Date then, on that Date, we will calculate your GLB Base as follows:

Your GLB Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have never withdrawn more than your Maximum WB Amount in any Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have withdrawn more than your Maximum WB Amount in any one Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your GLB amount

●
If you are participating in the WB Plan on the Notification Date, but have not passed your first Contract Anniversary after your 59th birthday as of that Date, then we will calculate your Lifetime Income Base on your first Contract Anniversary after your 59th birthday using your GLB amount on that Contract Anniversary.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured returns for Life is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 7 in Appendix E.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life:

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in Appendix E.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once the Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life. Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan of the Step-Up Date,, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in Appendix E.)

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in Appendix E.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix E.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, or Lifetime Income Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, or Lifetime Income Base, or both of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Rider.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit, above, or

●
your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction.. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Contract Anniversary.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Funds for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address as shown on the cover of this Prospectus within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:

●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employmentwith the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit rider.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $13,300, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax-Deferred Accumulation
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

-------------------------------------------------------------------------------------------------------------------------

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Reward NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owners will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of an Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. Unless otherwise noted, the Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIFTH-YEAR ANNIVERSARY: The fifth Contract Anniversary and each succeeding Contract Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Contract Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.
Contract Anniversary
NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account

Full Withdrawal (the Market Value Adjustment does not apply to the Variable Account):

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Contract		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$ 41,000	$ 1,000	$ 1,000	$ 4,000	$ 37,000	7.00%	$ 2,590
	2	$ 45,100	$ 4,100	$ 5,100	$ 4,000	$ 40,000	6.00%	$ 2,400
	3	$ 49,600	$ 4,500	$ 9,600	$ 4,100	$ 40,000	5.00%	$ 2,000
(b)	4	$ 52,100	$ 2,500	$ 12,100	$ 4,500	$ 40,000	4.00%	$ 1,600
	5	$ 57,300	$ 5,200	$ 17,300	$ 4,000	$ 40,000	3.00%	$ 1,200
	6	$ 63,000	$ 5,700	$ 23,000	$ 5,200	$ 40,000	2.00%	$ 800
	7	$ 63,000	$ 0	$ 23,000	$ 5,700	$ 40,000	1.00%	$ 400
(c)	8	$ 66,000	$ 3,000	$ 26,000	$ 40,000	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Contract Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Contract Year, and (2) 10% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value minus the free withdrawal amount, or $41,000 minus $4,000.

(b)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000. The first $4,500 withdrawn is the free amount, then the Purchase Payments are withdrawn and subject to a withdrawal charge. The remaining $7,600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

(c)
In Contract Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $66,000, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,100, $9,000, $12,000, and $20,000.

					Remaining
Hypothetical					Free	Amount of
Account					Withdrawal	Withdrawal
Value					Amount	Subject to	Withdrawal	Withdrawal
Contract	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$ 41,000	$ 1,000	$ 1,000	$ 0	$ 4,000	$ 0	7.00%	$ 0
2	$ 45,100	$ 4,100	$ 5,100	$ 0	$ 4,000	$ 0	6.00%	$ 0
3	$ 49,600	$ 4,500	$ 9,600	$ 0	$ 4,100	$ 0	5.00%	$ 0
(a)4	$ 50,100	$ 500	$ 10,100	$ 4,100	$ 4,500	$ 0	4.00%	$ 0
(b)4	$ 46,800	$ 800	$ 10,900	$ 9,000	$ 400	$ 8,600	4.00%	$ 344
(c)4	$ 38,400	$ 600	$ 11,500	$ 12,000	$ 0	$ 12,000	4.00%	$ 480
(d)4	$ 26,800	$ 400	$ 11,900	$ 20,000	$ 0	$ 19,400	4.00%	$ 776

(a)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Contract Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)
Since the total of the two prior Contract Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)
Since the total of the three prior Contract Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $20,600 of New Payments has already been surrendered, only $19,400 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $600 of this withdrawal is considered earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Contract Year 4 withdrawals is $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page. Any additional Contract Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2: Fixed Account - Examples of Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Surrender Value*	=	$ 75,700.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Surrender Value*	=	$ 56,300.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Under the Bonus Credit, we will credit Purchase Payment Interest on all Purchase Payments made during the first Contract Year. On each fifth Contract Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, as illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Contract Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Contract Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Contract Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Contract Anniversary (i.e., 5th, 10th, 15th).

APPENDIX E -
SECURED RETURNS FOR LIFE BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2006 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●	Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $168,000 at the cost and terms available to new Owners.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●
Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Funds, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount equal to the ending January 1, 2016 Account Value at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000/$110,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you deposit an additional $80,000.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000/$240,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Funds, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume you Designated Funds earn -2% in Contract Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base.]

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Funds, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Funds earn 2% in Contract Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108.]

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Funds earn -2% in Contract Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base.]
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●
Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 14: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*
Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan, Refund Applies.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you deposit an additional $80,000.
●
On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $293,850 at the cost and terms available to new Owners.

APPENDIX F -
SECURED RETURNS 2 BENEFIT

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

●	Your GLB amount did not change.

●
Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below) following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

●	All benefits provided under Secured Returns 2 commenced on the Notification Date.

●	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

●
The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

●
If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Contract Anniversary.

Subject to state availability, after October 31, 2005, a new enhanced living benefit rider, Secured Returns for Life, became available under the Contract. The following information applies to your Contract if you purchased your Contract prior to the date Secured Returns for Life became available and you have not elected to replace Secured Returns 2 with Secured Returns for Life.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 79 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Contract Anniversary. Anytime after your 7th Contract Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Contract Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Contract Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 76th birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 below.

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Contract Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Contract Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Contract Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 below.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year until your remaining GLB amount equals zero. Once the RGLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Contract Year, your remaining GLB amount may be adversely affected. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Contract Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 below.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Contract Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 below.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Step-Up of GLB Amount

After your fifth Contract Anniversary, you may elect to increase your GLB amount or remaining GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Contract Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 below.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new "maximum WB amount." (See Example 8 below.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Contract Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 below.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU SELECTED THE SECURED RETURNS 2 PROGRAM. YOUR INITIAL GLB AMOUNT EQUALS YOUR DEPOSIT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●
Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●
Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Contract Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●
Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Contract Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

●
Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●
Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●
Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Contract Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●
On January 2, 2011 you begin a new Contract Year. Therefore, you can withdraw $8,400 in this new Contract Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Contractt Year. On December 31, 2011, the remaining GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Contract Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●
Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you deposit an additional $80,000.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.

●
Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you deposit an additional $80,000.

●
On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional deposit of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.

●
Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX G -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
MFS Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities		MFS Strategic Growth

		MFS Value	MFS Mass Investors Growth Stock	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Emerging Growth	PIMCO All Asset

		Franklin Mutual Shares		PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS Emerging Markets Equity

Lord Abbett Growth Opportunities

MFS Capital Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	SC FI Large Cap Growth

APPENDIX H -
CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.309	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.306	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.302	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.388	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.384	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.381	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.377	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.429	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.425	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.422	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.418	0

Franklin Small Cap Value Securities Fund	01	2005	10.671	11.409	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.671	0

Franklin Small Cap Value Securities Fund	02	2005	10.667	11.383	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.667	0

Franklin Small Cap Value Securities Fund	03	2005	10.664	11.356	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.664	0

Franklin Small Cap Value Securities Fund	04	2005	10.661	11.330	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.661	0

Lord Abbett All Value Portfolio	01	2005	10.572	11.116	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	02	2005	10.569	11.090	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.569	0

Lord Abbett All Value Portfolio	03	2005	10.566	11.064	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.566	0

Lord Abbett All Value Portfolio	04	2005	10.563	11.038	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.563	0

Lord Abbett Series Fund Growth and Income	01	2005	10.497	10.654	4,511
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.497	0

Lord Abbett Series Fund Growth and Income	02	2005	10.494	10.629	589
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.494	0

Lord Abbett Series Fund Growth and Income	03	2005	10.490	10.604	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.490	0

Lord Abbett Series Fund Growth and Income	04	2005	10.487	10.580	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.487	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.842	11.151	998
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.842	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.839	11.125	0
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.839	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.835	11.099	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.835	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.832	11.073	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.829	11.521	395
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.829	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.826	11.494	1,391
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.826	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.823	11.467	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.823	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.820	11.441	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.820	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.582	10.539	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.582	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.579	10.515	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.579	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.576	10.490	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.576	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.573	10.466	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.573	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.700	11.454	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.700	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.696	11.427	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.696	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.693	11.401	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.693	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.690	11.374	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.690	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.252	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.248	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.245	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.241	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.036	10.064	2,965
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.033	10.041	609
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.033	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.030	10.017	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.030	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.028	9.994	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.028	0

MFS/Sun Life High Yield Series S Class	01	2005	10.114	10.135	952
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.114	0

MFS/Sun Life High Yield Series S Class	02	2005	10.111	10.111	203
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.111	0

MFS/Sun Life High Yield Series S Class	03	2005	10.108	10.088	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.108	0

MFS/Sun Life High Yield Series S Class	04	2005	10.105	10.064	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.105	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.503	10.754	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.503	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.500	10.729	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.500	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.497	10.704	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.497	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.494	10.679	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.494	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.517	11.106	4,156
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.514	11.080	439
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.514	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.511	11.054	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.511	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.508	11.029	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.508	0

MFS/Sun Life Money Market Series S Class	01	2005	9.993	10.066	1,579
MFS/Sun Life Money Market Series S Class	01	2004	10.000	9.993	0

MFS/Sun Life Money Market Series S Class	02	2005	9.990	10.042	946
MFS/Sun Life Money Market Series S Class	02	2004	10.000	9.990	0

MFS/Sun Life Money Market Series S Class	03	2005	9.987	10.019	0
MFS/Sun Life Money Market Series S Class	03	2004	10.000	9.987	0

MFS/Sun Life Money Market Series S Class	04	2005	9.984	9.995	0
MFS/Sun Life Money Market Series S Class	04	2004	10.000	9.984	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.712	11.052	1,897
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.712	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.709	11.027	191
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.709	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.706	11.001	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.706	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.703	10.975	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.703	0

MFS/Sun Life Research International Series S Class	01	2005	10.760	12.291	765
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	02	2005	10.757	12.262	0
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.757	0

MFS/Sun Life Research International Series S Class	03	2005	10.754	12.234	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.754	0

MFS/Sun Life Research International Series S Class	04	2005	10.751	12.205	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.751	0

MFS/Sun Life Research Series S Class	01	2005	10.629	11.254	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.629	0

MFS/Sun Life Research Series S Class	02	2005	10.625	11.228	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.625	0

MFS/Sun Life Research Series S Class	03	2005	10.622	11.202	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.622	0

MFS/Sun Life Research Series S Class	04	2005	10.619	11.175	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.619	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.485	10.428	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.485	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.482	10.404	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.482	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.479	10.380	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.479	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.476	10.355	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.476	0

MFS/Sun Life Total Return Series S Class	01	2005	10.353	10.464	54,967
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	02	2005	10.350	10.440	2,947
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.350	0

MFS/Sun Life Total Return Series S Class	03	2005	10.347	10.416	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.347	0

MFS/Sun Life Total Return Series S Class	04	2005	10.344	10.391	0
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.344	0

MFS/Sun Life Utilities Series S Class	01	2005	10.818	12.440	243
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.818	0

MFS/Sun Life Utilities Series S Class	02	2005	10.815	12.411	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.815	0

MFS/Sun Life Utilities Series S Class	03	2005	10.812	12.382	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.812	0

MFS/Sun Life Utilities Series S Class	04	2005	10.808	12.353	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.808	0

MFS/Sun Life Value Series S Class	01	2005	10.471	10.946	134
MFS/Sun Life Value Series S Class	01	2004	10.000	10.471	0

MFS/Sun Life Value Series S Class	02	2005	10.467	10.920	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.467	0

MFS/Sun Life Value Series S Class	03	2005	10.464	10.895	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.464	0

MFS/Sun Life Value Series S Class	04	2005	10.461	10.870	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.461	0

Mutual Shares Securities Fund	01	2005	10.559	11.476	80
Mutual Shares Securities Fund	01	2004	10.000	10.559	0

Mutual Shares Securities Fund	02	2005	10.556	11.449	0
Mutual Shares Securities Fund	02	2004	10.000	10.556	0

Mutual Shares Securities Fund	03	2005	10.553	11.422	0
Mutual Shares Securities Fund	03	2004	10.000	10.553	0

Mutual Shares Securities Fund	04	2005	10.550	11.396	0
Mutual Shares Securities Fund	04	2004	10.000	10.550	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.344	10.663	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.344	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.341	10.638	2,016
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.341	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.338	10.614	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.338	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.335	10.589	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.335	0

Oppenheimer Global Securities Fund	01	2005	10.917	12.241	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.917	0

Oppenheimer Global Securities Fund	02	2005	10.914	12.212	1,889
Oppenheimer Global Securities Fund	02	2004	10.000	10.914	0

Oppenheimer Global Securities Fund	03	2005	10.910	12.184	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.910	0

Oppenheimer Global Securities Fund	04	2005	10.907	12.156	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.907	0

Oppenheimer Main St. Fund/VA	01	2005	10.387	10.797	9,024
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.387	0

Oppenheimer Main St. Fund/VA	02	2005	10.384	10.772	902
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.384	0

Oppenheimer Main St. Fund/VA	03	2005	10.380	10.747	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.380	0

Oppenheimer Main St. Fund/VA	04	2005	10.377	10.721	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.377	0

Oppenheimer Main St. Small Cap Fund/VA	01	2005	10.749	11.594	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.749	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.746	11.567	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.746	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.743	11.540	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.743	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.740	11.513	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.740	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.337	11.257	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.337	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.334	11.231	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.334	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.331	11.205	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.331	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.328	11.179	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.328	0

PIMCO Low Duration Portfolio	01	2005	9.996	9.926	8,360
PIMCO Low Duration Portfolio	01	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	02	2005	9.993	9.903	2,054
PIMCO Low Duration Portfolio	02	2004	10.000	9.993	0

PIMCO Low Duration Portfolio	03	2005	9.990	9.880	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.990	0

PIMCO Low Duration Portfolio	04	2005	9.987	9.857	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.987	0

PIMCO Real Return Portfolio	01	2005	10.183	10.221	178
PIMCO Real Return Portfolio	01	2004	10.000	10.183	0

PIMCO Real Return Portfolio	02	2005	10.180	10.197	0
PIMCO Real Return Portfolio	02	2004	10.000	10.180	0

PIMCO Real Return Portfolio	03	2005	10.177	10.173	0
PIMCO Real Return Portfolio	03	2004	10.000	10.177	0

PIMCO Real Return Portfolio	04	2005	10.174	10.149	0
PIMCO Real Return Portfolio	04	2004	10.000	10.174	0

PIMCO Total Return Portfolio	01	2005	10.060	10.133	0
PIMCO Total Return Portfolio	01	2004	10.000	10.060	0

PIMCO Total Return Portfolio	02	2005	10.058	10.109	0
PIMCO Total Return Portfolio	02	2004	10.000	10.058	0

PIMCO Total Return Portfolio	03	2005	10.055	10.085	0
PIMCO Total Return Portfolio	03	2004	10.000	10.055	0

PIMCO Total Return Portfolio	04	2005	10.052	10.062	0
PIMCO Total Return Portfolio	04	2004	10.000	10.052	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.218	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.214	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.211	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.207	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.296	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.292	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.289	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.286	0

Sun Capital All Cap S Class	01	2005	10.949	10.658	11
Sun Capital All Cap S Class	01	2004	10.000	10.949	0

Sun Capital All Cap S Class	02	2005	10.946	10.634	0
Sun Capital All Cap S Class	02	2004	10.000	10.946	0

Sun Capital All Cap S Class	03	2005	10.943	10.609	0
Sun Capital All Cap S Class	03	2004	10.000	10.943	0

Sun Capital All Cap S Class	04	2005	10.939	10.584	0
Sun Capital All Cap S Class	04	2004	10.000	10.939	0

Sun Capital Investment Grade Bond S Class	01	2005	10.059	10.060	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.059	0

Sun Capital Investment Grade Bond S Class	02	2005	10.056	10.037	1,506
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.056	0

Sun Capital Investment Grade Bond S Class	03	2005	10.053	10.013	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.053	0

Sun Capital Investment Grade Bond S Class	04	2005	10.050	9.990	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.050	0

Sun Capital Real Estate Fund S Class	01	2005	11.012	11.839	1,622
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.012	0

Sun Capital Real Estate Fund S Class	02	2005	11.008	11.811	0
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.008	0

Sun Capital Real Estate Fund S Class	03	2005	11.005	11.784	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.005	0

Sun Capital Real Estate Fund S Class	04	2005	11.002	11.756	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.002	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.206	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.202	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.198	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.194	0

Templeton Foreign Securities Fund	01	2005	10.722	11.613	7,251
Templeton Foreign Securities Fund	01	2004	10.000	10.722	0

Templeton Foreign Securities Fund	02	2005	10.719	11.586	667
Templeton Foreign Securities Fund	02	2004	10.000	10.719	0

Templeton Foreign Securities Fund	03	2005	10.716	11.559	0
Templeton Foreign Securities Fund	03	2004	10.000	10.716	0

Templeton Foreign Securities Fund	04	2005	10.713	11.532	0
Templeton Foreign Securities Fund	04	2004	10.000	10.713	0

Templeton Growth Securities Fund Class 2	01	2005	10.621	11.366	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.621	0

Templeton Growth Securities Fund Class 2	02	2005	10.618	11.340	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.618	0

Templeton Growth Securities Fund Class 2	03	2005	10.615	11.313	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.615	0

Templeton Growth Securities Fund Class 2	04	2005	10.611	11.287	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.611	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 447-7569

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
MAY 1, 2006
SUN LIFE FINANCIAL MASTERSSM REWARD NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Columbia Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B4
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series
MFS/Sun Life Emerging Markets Equity - S Class	Multi-Cap Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	Sun Capital® All Cap Fund - S Class
- S Class	Specialty Funds
MFS/ Sun Life Research - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Research International - S Class	PIMCO VIT CommodityRealReturn Strategy
Oppenheimer Main Street Fund/VA - Service Shares	Portfolio
Large-Cap Growth Equity Funds	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Emerging Growth - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT Low Duration Portfolio
Stock - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Strategic Growth - S Class	MFS/ Sun Life Government Securities - S Class
Columbia Marsico 21st Century Fund, Variable Series[1]	Sun Capital Investment Grade Bond Fund®
Columbia Marsico Growth Fund, Variable Series[2]	- S Class
Columbia Marsico International Opportunities	PIMCO VIT All Asset Portfolio
Fund, Variable Series[3]	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Fidelity VIP Freedom 2020 Portfolio Service - Class 2

[1]	Formerly known as Nations Marsico 21st Century Portfolio.
[2]	Formerly known as Nations Marsico Growth Portfolio.
[3]	Formerly known as Nations Marsico International Opportunities Portfolio.
[4]	Formerly known as Colonial Small Cap Value Fund, Variable Series, Class B.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Columbia Wanger Asset Management, LLP, advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 56 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

Sun Life Insurance and Annuity Company New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account Value
Purchase Payment Interest
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACTS
DISTRIBUTION OF THE CONTRACTS
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)
APPENDIX E - SECURED RETURNS FOR LIFE BENEFIT EXAMPLES
APPENDIX F - SECURED RETURNS 2 BENEFIT
APPENDIX G - BUILD YOUR PORTFOLIO
APPENDIX H - CONDENSED FINANCIAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Reward NY Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with interest, which we refer to as "Purchase Payment Interest", at a rate of 2% of each Purchase Payment made before the first Contract Anniversary.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life

Secured Returns for Life guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. ""You may choose to receive your Secured Returns for Life under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount ("GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Secured Returns for Life is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life terminates.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, you enhace the death benefit by electing the optional death benefit rider that is available in your state. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) your Contract's earnings in the prior Contract Year and (2) 10% of all Purchase Payments made in the last 7 Contract Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment.") You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you the Account Value less any "adjusted" purchase payment interest, (please see "Right to Return" under "Other Contract Provisions" below for the calculation of Adjusted Purchase Payment Interest) as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.60%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.90%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders, are assessed as a percentage of average daily net Variable Account assets. The charge for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders is assessed on a quarterly basis from your total Account Value.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.40% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.70% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Optional Living Benefit Rider (Secured Returns for Life or Secured Returns 2) (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.60%[8]++

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increased at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,222	$2,363	$3,484	$6,338

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$583	$1,924	$3,226	$6,338

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix H.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis in connection with retirement planning. We issue the Contract directly to the individual Owner of the Contract.

In this Prospectus, unless we state otherwise, we address Owners of Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Service Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Service Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-800-447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Examples."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York State insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than$10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with a bonus based upon the amount of each Purchase Payment made during your first Contact Year. This interest, called "Purchase Payment Interest," is credited at 2% of each Purchase Payment received prior to the first Contract Anniversary. Thereafter, at the end of every Fifth Year Anniversary, we will credit your Contract with Purchase Payment Interest at a rate of 2% of the Account Value based upon the amount of Account Value remaining in Contract.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any Fifth-Year Anniversary credit, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Contract Anniversary.

The Contracts are designed to give the most value to Owners with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix D.

Because the Contracts do not recapture any Purchase Payment Interest credited and because the Purchase Payment Interest more than offsets the additional annual Contract charges, a Contract Owner is usually better off with a bonus annuity than a similar annuity contract which has no bonus feature. In a few circumstances (for example, if the Contract Owner surrenders a Contract with a large Account Value immediately prior to the Fifth Year Anniversary), the net proceeds on a bonus annuity might be lower than on an annuity with no bonus feature. However, the Contracts are designed to give the most value to Contract Owners with long-term goals. You and your agent should decide if this Contract is right for you.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select or transfer to a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty, as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Contract Years that you have not previously withdrawn, PLUS the greater of:

●	your Contract's earnings (defined below) during the prior Contract Year; and

●	10% of the amount of all Purchase Payments you have made during the last 7 Contract Years, including the current Contract Year.

Any portion of the "free withdrawal amount" that you do not use in a Contract Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Contract Year are equal to:

●	the difference between your Account Value at the end of the prior Contract Year and your Account Value at the beginning of the prior Contract Year, minus

●	any Purchase Payments made during the prior Contract Year, plus

●	any partial withdrawals and charges taken during the prior Contract Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7+	0%

For example, the percentage applicable to the withdrawals of a Payment that has been in an Account for more than 2 Contract Years but less than 3 will be 5% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 7% of the aggregate amount of Purchase Payments you make under your Contract.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)  -  1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending on where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the last step-up.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Contract Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate.

Secured Returns for Life guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

If you elect Secured Returns for Life, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in Appendix E.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan." Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked.

For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in Appendix E.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix G.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

     Replacement Program

If you purchased the Secured Returns 2 Benefit ("Secured Returns 2"), prior to the later of the effective date of this Prospectus or 30 days after the date Secured Returns for Life became available for sale in your state, you may replace Secured Returns 2 with Secured Returns for Life, subject to our current underwriting rules. If you decide to replace Secured Returns 2 with Secured Returns for Life, you must notify us of your decision within 30 days of the date Secured Returns for Life is available for sale in your state. After you replace Secured Returns 2 with Secured Returns for Life, the following terms and conditions apply to your Contract:

●	Your GLB amount will not change upon replacement.

●	All benefits provided under Secured Returns for Life will commence on the date we receive your notification to participate in Secured Returns for Life ("Notification Date").

●	Any refund of rider charges (described below) will be applied to rider charges paid while participating in Secured Returns 2 as well as those paid while participating in Secured Returns for Life.

●
The time period for measuring the duration of your Secured Returns for Life Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange Secured Returns 2 for Secured Returns for Life twelve months after your Issue Date, your AB Plan will mature in nine years.

●	If you are participating in the WB Plan on the Notification Date, then you must remain in the WB Plan.

●	If you are participating in the WB Plan on the Notification Date then, on that Date, we will calculate your GLB Base as follows:

Your GLB Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have never withdrawn more than your Maximum WB Amount in any Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have withdrawn more than your Maximum WB Amount in any one Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your GLB amount

●
If you are participating in the WB Plan on the Notification Date, but have not passed your first Contract Anniversary after your 59th birthday as of that Date, then we will calculate your Lifetime Income Base on your first Contract Anniversary after your 59th birthday using your GLB amount on that Contract Anniversary.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured returns for Life is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 7 in Appendix E.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life:

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in Appendix E.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once the Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life. Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan of the Step-Up Date,, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in Appendix E.)

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in Appendix E.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix E.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, or Lifetime Income Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, or Lifetime Income Base, or both of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Rider.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV rider, the death benefit will be the greater of:

●	the amount payable under the basic death benefit, above, or

●
your Highest Account Value on any Contract Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction.. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the first month following your first Contract Anniversary.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Funds for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address as shown on the cover of this Prospectus within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:

●	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

●	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includible in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employmentwith the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) the optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit rider.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.00% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $13,300, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax-Deferred Accumulation
Calculations
  Example of Variable Accumulation Unit Value Calculation
  Example of Variable Annuity Unit Calculation
  Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

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To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Reward NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owners will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of an Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract. Unless otherwise noted, the Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIFTH-YEAR ANNIVERSARY: The fifth Contract Anniversary and each succeeding Contract Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Contract Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.
Contract Anniversary
NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATION OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account

Full Withdrawal (the Market Value Adjustment does not apply to the Variable Account):

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Contract		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$ 41,000	$ 1,000	$ 1,000	$ 4,000	$ 37,000	7.00%	$ 2,590
	2	$ 45,100	$ 4,100	$ 5,100	$ 4,000	$ 40,000	6.00%	$ 2,400
	3	$ 49,600	$ 4,500	$ 9,600	$ 4,100	$ 40,000	5.00%	$ 2,000
(b)	4	$ 52,100	$ 2,500	$ 12,100	$ 4,500	$ 40,000	4.00%	$ 1,600
	5	$ 57,300	$ 5,200	$ 17,300	$ 4,000	$ 40,000	3.00%	$ 1,200
	6	$ 63,000	$ 5,700	$ 23,000	$ 5,200	$ 40,000	2.00%	$ 800
	7	$ 63,000	$ 0	$ 23,000	$ 5,700	$ 40,000	1.00%	$ 400
(c)	8	$ 66,000	$ 3,000	$ 26,000	$ 40,000	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Contract Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Contract Year, and (2) 10% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $37,000, which equals the Account Value minus the free withdrawal amount, or $41,000 minus $4,000.

(b)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000. The first $4,500 withdrawn is the free amount, then the Purchase Payments are withdrawn and subject to a withdrawal charge. The remaining $7,600 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

(c)
In Contract Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $66,000, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,100, $9,000, $12,000, and $20,000.

					Remaining
Hypothetical					Free	Amount of
Account					Withdrawal	Withdrawal
Value					Amount	Subject to	Withdrawal	Withdrawal
Contract	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
1	$ 41,000	$ 1,000	$ 1,000	$ 0	$ 4,000	$ 0	7.00%	$ 0
2	$ 45,100	$ 4,100	$ 5,100	$ 0	$ 4,000	$ 0	6.00%	$ 0
3	$ 49,600	$ 4,500	$ 9,600	$ 0	$ 4,100	$ 0	5.00%	$ 0
(a)4	$ 50,100	$ 500	$ 10,100	$ 4,100	$ 4,500	$ 0	4.00%	$ 0
(b)4	$ 46,800	$ 800	$ 10,900	$ 9,000	$ 400	$ 8,600	4.00%	$ 344
(c)4	$ 38,400	$ 600	$ 11,500	$ 12,000	$ 0	$ 12,000	4.00%	$ 480
(d)4	$ 26,800	$ 400	$ 11,900	$ 20,000	$ 0	$ 19,400	4.00%	$ 776

(a)
In Contract Year 4, the free withdrawal amount is $4,500, which equals the prior Contract Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Contract Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)
Since the total of the two prior Contract Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)
Since the total of the three prior Contract Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $20,600 of New Payments has already been surrendered, only $19,400 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $600 of this withdrawal is considered earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Contract Year 4 withdrawals is $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page. Any additional Contract Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2: Fixed Account - Examples of Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Surrender Value*	=	$ 75,700.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Surrender Value*	=	$ 56,300.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Under the Bonus Credit, we will credit Purchase Payment Interest on all Purchase Payments made during the first Contract Year. On each fifth Contract Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, as illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Contract Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Contract Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Contract Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Contract Anniversary (i.e., 5th, 10th, 15th).

APPENDIX E -
SECURED RETURNS FOR LIFE BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2006 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●	Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $168,000 at the cost and terms available to new Owners.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●
Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Funds, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount equal to the ending January 1, 2016 Account Value at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000/$110,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you deposit an additional $80,000.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000/$240,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Funds, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume you Designated Funds earn -2% in Contract Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base.]

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Funds, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Funds earn 2% in Contract Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108.]

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Funds earn -2% in Contract Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base.]
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●
Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 14: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*
Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan, Refund Applies.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you deposit an additional $80,000.
●
On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $293,850 at the cost and terms available to new Owners.

APPENDIX F -
SECURED RETURNS 2 BENEFIT

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

●	Your GLB amount did not change.

●
Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below) following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

●	All benefits provided under Secured Returns 2 commenced on the Notification Date.

●	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

●
The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

●
If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Contract Anniversary.

Subject to state availability, after October 31, 2005, a new enhanced living benefit rider, Secured Returns for Life, became available under the Contract. The following information applies to your Contract if you purchased your Contract prior to the date Secured Returns for Life became available and you have not elected to replace Secured Returns 2 with Secured Returns for Life.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 79 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Contract Anniversary. Anytime after your 7th Contract Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Contract Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Contract Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 76th birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 below.

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Contract Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Contract Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Contract Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 below.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year until your remaining GLB amount equals zero. Once the RGLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Contract Year, your remaining GLB amount may be adversely affected. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Contract Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 below.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Contract Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 below.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Step-Up of GLB Amount

After your fifth Contract Anniversary, you may elect to increase your GLB amount or remaining GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Contract Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 below.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new "maximum WB amount." (See Example 8 below.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Contract Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 below.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU SELECTED THE SECURED RETURNS 2 PROGRAM. YOUR INITIAL GLB AMOUNT EQUALS YOUR DEPOSIT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●
Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●
Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Contract Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●
Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Contract Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

●
Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●
Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●
Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Contract Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●
On January 2, 2011 you begin a new Contract Year. Therefore, you can withdraw $8,400 in this new Contract Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Contractt Year. On December 31, 2011, the remaining GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Contract Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●
Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you deposit an additional $80,000.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.

●
Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you deposit an additional $80,000.

●
On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional deposit of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.

●
Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX G -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
Sun Capital Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities	MFS Value	MFS Strategic Growth	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Mass Investors Growth Stock	PIMCO All Asset

		Franklin Mutual Shares	MFS Emerging Growth	PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS/Sun Life Emerging Markets Equity

		MFS Capital Opportunities	Lord Abbett Growth Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	MFS Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	Columbia Marsico Growth

Columbia Marsico 21st Century

Columbia Marsico International Opportunities

Wanger US Smaller Companies

Wanger Select

Columbia Small Cap Value

SC FI Large Cap Growth

APPENDIX H -
CONDENSED FINANCIAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Columbia Small Cap Value Class B	01	2005	10.000	10.633	0

Columbia Small Cap Value Class B	02	2005	10.000	10.617	0

Columbia Small Cap Value Class B	03	2005	10.000	10.600	0

Columbia Small Cap Value Class B	04	2005	10.000	10.583	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.309	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.306	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.302	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.388	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.384	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.381	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.377	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.429	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.425	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.422	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.418	0

Franklin Small Cap Value Securities Fund	01	2005	10.671	11.409	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.671	0

Franklin Small Cap Value Securities Fund	02	2005	10.667	11.383	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.667	0

Franklin Small Cap Value Securities Fund	03	2005	10.664	11.356	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.664	0

Franklin Small Cap Value Securities Fund	04	2005	10.661	11.330	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.661	0

Lord Abbett All Value Portfolio	01	2005	10.572	11.116	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	02	2005	10.569	11.090	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.569	0

Lord Abbett All Value Portfolio	03	2005	10.566	11.064	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.566	0

Lord Abbett All Value Portfolio	04	2005	10.563	11.038	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.563	0

Lord Abbett Series Fund Growth and Income	01	2005	10.497	10.654	4,511
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.497	0

Lord Abbett Series Fund Growth and Income	02	2005	10.494	10.629	589
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.494	0

Lord Abbett Series Fund Growth and Income	03	2005	10.490	10.604	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.490	0

Lord Abbett Series Fund Growth and Income	04	2005	10.487	10.580	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.487	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.842	11.151	998
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.842	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.839	11.125	0
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.839	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.835	11.099	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.835	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.832	11.073	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.829	11.521	395
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.829	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.826	11.494	1,391
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.826	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.823	11.467	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.823	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.820	11.441	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.820	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.582	10.539	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.582	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.579	10.515	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.579	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.576	10.490	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.576	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.573	10.466	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.573	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.700	11.454	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.700	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.696	11.427	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.696	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.693	11.401	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.693	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.690	11.374	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.690	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.252	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.248	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.245	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.241	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.036	10.064	2,965
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.033	10.041	609
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.033	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.030	10.017	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.030	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.028	9.994	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.028	0

MFS/Sun Life High Yield Series S Class	01	2005	10.114	10.135	952
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.114	0

MFS/Sun Life High Yield Series S Class	02	2005	10.111	10.111	203
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.111	0

MFS/Sun Life High Yield Series S Class	03	2005	10.108	10.088	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.108	0

MFS/Sun Life High Yield Series S Class	04	2005	10.105	10.064	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.105	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.503	10.754	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.503	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.500	10.729	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.500	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.497	10.704	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.497	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.494	10.679	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.494	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.517	11.106	4,156
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.514	11.080	439
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.514	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.511	11.054	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.511	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.508	11.029	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.508	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.712	11.052	1,897
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.712	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.709	11.027	191
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.709	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.706	11.001	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.706	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.703	10.975	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.703	0

MFS/Sun Life Research International Series S Class	01	2005	10.760	12.291	765
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	02	2005	10.757	12.262	0
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.757	0

MFS/Sun Life Research International Series S Class	03	2005	10.754	12.234	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.754	0

MFS/Sun Life Research International Series S Class	04	2005	10.751	12.205	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.751	0

MFS/Sun Life Research Series S Class	01	2005	10.629	11.254	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.629	0

MFS/Sun Life Research Series S Class	02	2005	10.625	11.228	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.625	0

MFS/Sun Life Research Series S Class	03	2005	10.622	11.202	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.622	0

MFS/Sun Life Research Series S Class	04	2005	10.619	11.175	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.619	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.485	10.428	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.485	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.482	10.404	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.482	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.479	10.380	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.479	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.476	10.355	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.476	0

MFS/Sun Life Total Return Series S Class	01	2005	10.353	10.464	54,967
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	02	2005	10.350	10.440	2,947
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.350	0

MFS/Sun Life Total Return Series S Class	03	2005	10.347	10.416	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.347	0

MFS/Sun Life Total Return Series S Class	04	2005	10.344	10.391	0
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.344	0

MFS/Sun Life Utilities Series S Class	01	2005	10.818	12.440	243
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.818	0

MFS/Sun Life Utilities Series S Class	02	2005	10.815	12.411	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.815	0

MFS/Sun Life Utilities Series S Class	03	2005	10.812	12.382	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.812	0

MFS/Sun Life Utilities Series S Class	04	2005	10.808	12.353	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.808	0

MFS/Sun Life Value Series S Class	01	2005	10.471	10.946	134
MFS/Sun Life Value Series S Class	01	2004	10.000	10.471	0

MFS/Sun Life Value Series S Class	02	2005	10.467	10.920	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.467	0

MFS/Sun Life Value Series S Class	03	2005	10.464	10.895	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.464	0

MFS/Sun Life Value Series S Class	04	2005	10.461	10.870	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.461	0

Mutual Shares Securities Fund	01	2005	10.559	11.476	80
Mutual Shares Securities Fund	01	2004	10.000	10.559	0

Mutual Shares Securities Fund	02	2005	10.556	11.449	0
Mutual Shares Securities Fund	02	2004	10.000	10.556	0

Mutual Shares Securities Fund	03	2005	10.553	11.422	0
Mutual Shares Securities Fund	03	2004	10.000	10.553	0

Mutual Shares Securities Fund	04	2005	10.550	11.396	0
Mutual Shares Securities Fund	04	2004	10.000	10.550	0

Nations Marsico 21st Century	01	2005	10.000	11.274	0

Nations Marsico 21st Century	02	2005	10.000	11.257	0

Nations Marsico 21st Century	03	2005	10.000	11.239	0

Nations Marsico 21st Century	04	2005	10.000	11.221	0

Nations Marsico Growth Portfolio	01	2005	10.000	10.951	0

Nations Marsico Growth Portfolio	02	2005	10.000	10.934	0

Nations Marsico Growth Portfolio	03	2005	10.000	10.916	0

Nations Marsico Growth Portfolio	04	2005	10.000	10.899	0

Nations Marsico International Opportunities Portfolio	01	2005	10.000	11.938	0

Nations Marsico International Opportunities Portfolio	02	2005	10.000	11.919	0

Nations Marsico International Opportunities Portfolio	03	2005	10.000	11.900	0

Nations Marsico International Opportunities Portfolio	04	2005	10.000	11.882	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.344	10.663	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.344	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.341	10.638	2,016
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.341	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.338	10.614	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.338	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.335	10.589	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.335	0

Oppenheimer Global Securities Fund	01	2005	10.917	12.241	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.917	0

Oppenheimer Global Securities Fund	02	2005	10.914	12.212	1,889
Oppenheimer Global Securities Fund	02	2004	10.000	10.914	0

Oppenheimer Global Securities Fund	03	2005	10.910	12.184	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.910	0

Oppenheimer Global Securities Fund	04	2005	10.907	12.156	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.907	0

Oppenheimer Main St. Fund/VA	01	2005	10.387	10.797	9,024
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.387	0

Oppenheimer Main St. Fund/VA	02	2005	10.384	10.772	902
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.384	0

Oppenheimer Main St. Fund/VA	03	2005	10.380	10.747	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.380	0

Oppenheimer Main St. Fund/VA	04	2005	10.377	10.721	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.377	0

Oppenheimer Main St. Small Cap Fund/VA	01	2005	10.749	11.594	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.749	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.746	11.567	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.746	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.743	11.540	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.743	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.740	11.513	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.740	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.337	11.257	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.337	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.334	11.231	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.334	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.331	11.205	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.331	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.328	11.179	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.328	0

PIMCO Low Duration Portfolio	01	2005	9.996	9.926	8,360
PIMCO Low Duration Portfolio	01	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	02	2005	9.993	9.903	2,054
PIMCO Low Duration Portfolio	02	2004	10.000	9.993	0

PIMCO Low Duration Portfolio	03	2005	9.990	9.880	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.990	0

PIMCO Low Duration Portfolio	04	2005	9.987	9.857	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.987	0

PIMCO Real Return Portfolio	01	2005	10.183	10.221	178
PIMCO Real Return Portfolio	01	2004	10.000	10.183	0

PIMCO Real Return Portfolio	02	2005	10.180	10.197	0
PIMCO Real Return Portfolio	02	2004	10.000	10.180	0

PIMCO Real Return Portfolio	03	2005	10.177	10.173	0
PIMCO Real Return Portfolio	03	2004	10.000	10.177	0

PIMCO Real Return Portfolio	04	2005	10.174	10.149	0
PIMCO Real Return Portfolio	04	2004	10.000	10.174	0

PIMCO Total Return Portfolio	01	2005	10.060	10.133	0
PIMCO Total Return Portfolio	01	2004	10.000	10.060	0

PIMCO Total Return Portfolio	02	2005	10.058	10.109	0
PIMCO Total Return Portfolio	02	2004	10.000	10.058	0

PIMCO Total Return Portfolio	03	2005	10.055	10.085	0
PIMCO Total Return Portfolio	03	2004	10.000	10.055	0

PIMCO Total Return Portfolio	04	2005	10.052	10.062	0
PIMCO Total Return Portfolio	04	2004	10.000	10.052	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.218	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.214	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.211	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.207	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.296	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.292	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.289	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.286	0

Sun Capital All Cap S Class	01	2005	10.949	10.658	11
Sun Capital All Cap S Class	01	2004	10.000	10.949	0

Sun Capital All Cap S Class	02	2005	10.946	10.634	0
Sun Capital All Cap S Class	02	2004	10.000	10.946	0

Sun Capital All Cap S Class	03	2005	10.943	10.609	0
Sun Capital All Cap S Class	03	2004	10.000	10.943	0

Sun Capital All Cap S Class	04	2005	10.939	10.584	0
Sun Capital All Cap S Class	04	2004	10.000	10.939	0

Sun Capital Investment Grade Bond S Class	01	2005	10.059	10.060	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.059	0

Sun Capital Investment Grade Bond S Class	02	2005	10.056	10.037	1,506
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.056	0

Sun Capital Investment Grade Bond S Class	03	2005	10.053	10.013	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.053	0

Sun Capital Investment Grade Bond S Class	04	2005	10.050	9.990	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.050	0

Sun Capital Money Market S Class	01	2005	10.000	10.058	3

Sun Capital Money Market S Class	02	2005	10.000	10.042	0

Sun Capital Money Market S Class	03	2005	10.000	10.026	0

Sun Capital Money Market S Class	04	2005	10.000	10.011	0

Sun Capital Real Estate Fund S Class	01	2005	11.012	11.839	1,622
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.012	0

Sun Capital Real Estate Fund S Class	02	2005	11.008	11.811	0
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.008	0

Sun Capital Real Estate Fund S Class	03	2005	11.005	11.784	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.005	0

Sun Capital Real Estate Fund S Class	04	2005	11.002	11.756	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.002	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.206	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.202	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.198	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.194	0

Templeton Foreign Securities Fund	01	2005	10.722	11.613	7,251
Templeton Foreign Securities Fund	01	2004	10.000	10.722	0

Templeton Foreign Securities Fund	02	2005	10.719	11.586	667
Templeton Foreign Securities Fund	02	2004	10.000	10.719	0

Templeton Foreign Securities Fund	03	2005	10.716	11.559	0
Templeton Foreign Securities Fund	03	2004	10.000	10.716	0

Templeton Foreign Securities Fund	04	2005	10.713	11.532	0
Templeton Foreign Securities Fund	04	2004	10.000	10.713	0

Templeton Growth Securities Fund Class 2	01	2005	10.621	11.366	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.621	0

Templeton Growth Securities Fund Class 2	02	2005	10.618	11.340	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.618	0

Templeton Growth Securities Fund Class 2	03	2005	10.615	11.313	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.615	0

Templeton Growth Securities Fund Class 2	04	2005	10.611	11.287	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.611	0

Wanger Select, Variable Series	01	2005	10.000	11.514	1

Wanger Select, Variable Series	02	2005	10.000	11.496	0

Wanger Select, Variable Series	03	2005	10.000	11.477	0

Wanger Select, Variable Series	04	2005	10.000	11.459	0

Wanger US Smaller Companies, Variable Series	01	2005	10.000	11.066	0

Wanger US Smaller Companies, Variable Series	02	2005	10.000	11.049	0

Wanger US Smaller Companies, Variable Series	03	2005	10.000	11.031	0

Wanger US Smaller Companies, Variable Series	04	2005	10.000	11.014	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Telephone:
Toll Free (800) 447-7569

General Distributor
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
APRIL 11, 2006
SUN LIFE FINANCIAL MASTERSSM SELECT NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Multi-Cap Equity Funds
Franklin Templeton VIP Trust Templeton Developing	Sun Capital® All Cap Fund - S Class
Markets Securities Fund - Class 2	Specialty Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/Sun Life Emerging Markets Equity - S Class	PIMCO VIT CommodityRealReturn Strategy
MFS/ Sun Life Massachusetts Investors Trust	Portfolio
- S Class	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund®
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT All Asset Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
Fidelity VIP Freedom 2015 Portfolio - Service Class 2
Fidelity VIP Freedom 2020 Portfolio - Service Class 2

Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 11, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 57 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACT
DISTRIBUTION OF THE CONTRACT
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES
APPENDIX E - BUILD YOUR PORTFOLIO
APPENDIX F - CONDENSED FINANICAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Select NY Variable and Fixed Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life Plus

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. You may choose to receive your Secured Returns for Life Plus benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount (GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for this optional benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Under the Guaranteed Minimum Withdrawal Plan, Secured Returns for Life Plus also includes an added feature ("the Plus 5 Program") that may increase this guaranteed amount provided no withdrawals are taken during an Contract Year. This feature may not be available in your jurisdiction at this time. Secured Returns for Life Plus is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life Plus terminates. Secured Returns for Life Plus may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, the optional death benefit rider. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. You may enhance the basic death benefit by electing the optional death benefit rider. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Contract Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Contract Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.25%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns for Life Plus Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for Secured Returns for Life Plus Benefit Rider is assessed on a quarterly basis from your total Account Values.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Secured Returns for Life Plus Optional Living Benefit Rider (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.25%[8]

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]*	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increase at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,130	$2,203	$3,252	$5,920

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$538	$1,793	$3,014	$5,920

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix F.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis for use in connection with their retirement planning. We issue the Contract directly to the individual Owner of the Contract. In this Prospectus, unless we state otherwise, we address Owners of Individual Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund Shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Owner dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts,

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Plus Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life Plus.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is currently no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment. "

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Contract Years, including the current Contract Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Contract Years as "Old Payments."

For the first Contract Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the free withdrawal amount is equal to the greater of:

●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Contract Year.

Your Contract's earnings are equal to:

●	your Account Value as of the close of business on the previous business day, minus

●	all Purchase Payments made, plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Contract Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

The withdrawal charge will never be greater than 7% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Contract Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Contract Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Plus Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life Plus."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending upon where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life Plus (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the step-up.

Plus 5 Period:	The period of time equal in length to the first 10 Contract Years; or, if less than 10 years, the period of time up to the Contract Year in which the oldest Contract Owner attains age 80.

Bonus Base:
An amount equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Contract Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Owner or the surviving spouse of the oldest Owner as described under "Your Death Under the AB Plan" and "Your Death Under the WB Plan." In the case of a non-natural owner, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

RMD Amount	Required Minimum Distribution Amount

Yearly RMD Amount	Yearly Required Minimum Distribution Amount

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Contract Year. These bonuses will not increase your guaranteed amount under the AB Plan. But we will keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan. The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 4 in Appendix D.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. After the fourth Contract Anniversary, any Purchase Payments submitted by an Owner while participating in the optional living benefit rider will be treated as åNot in Good Orderæ and returned to the Owner, unless the Owner instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see Examples 5, 6, 9, 10, 11, 14, and 15 in Appendix D.

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your guaranteed living benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Contract Years, you will be able to take larger withdrawals in the later Contract Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Contract Years (the åPlus 5 Periodæ). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Contract Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the åBonus Baseæ) and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Contract Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Contract Anniversary. In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Contract Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Plan do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix E.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured Returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 18 in Appendix D.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus;

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life Plus are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn. We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See Examples 3 and 15 in Appendix I.) However, as discussed in detail under åPlus 5 Program,æ even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 7 and 12 in Appendix D.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life Plus.

Once the Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life Plus until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 4, 16, and 17 in Appendix D.) Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step up, and

●	zero.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Examples 8 and 13 in Appendix D.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix D.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount and your Bonus Base would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Plus Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Return for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Return for Life Plus rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Owner dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Owner, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Owner dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Owner, we will pay the death benefit upon the first death of such Owner.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Owner in an acceptable form, if you have elected a death benefit payment method before the death of the Owner and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Riders.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV, the death benefit will be the greater of:

●	the amount payable under the basic death benefit (above), or

●
your Highest Account Value on any Contract Anniversary before Owner's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address a completed election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice in good order at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Owner's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner , as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change.
If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Owner named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Owner and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding variable and fixed accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, , or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account’s RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract’s Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract’s additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity’s cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.00% of Purchase Payments, and 1.25% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of the Company’s products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $64,672, respectively, in commissions were paid to but not retained Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Insurance and Annuity Company of New York, One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 11, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Select NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of a Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Owner's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Co-Owner" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Contract	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	6.00%	$2,346
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	5.00%	$2,000
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	4.00%	$1,600
	5	$57,300	$5,200	$17,300	$17,300	$40,000	3.00%	$1,200
	6	$63,000	$5,700	$23,000	$23,000	$40,000	2.00%	$ 800
	7	$66,200	$3,200	$26,200	$26,200	$40,000	1.00%	$ 400
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)
In Contract Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)
In Contract Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Contract	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$ 6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$ 6,000	$ 0	6.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$ 9,600	$ 0	5.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$ 6,100	$ 0	4.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	4.00%	$ 84	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	4.00%	$ 456	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	4.00%	$ 784	$ 6,900

(a)
In Contract Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Contract Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)
Since $10,900 of the 2 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)
Since $11,500 of the 3 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 4% of $6,900, which equals $276. The total Contract Year 4 withdrawal charges would then be $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Surrender Value*	= $ 76,020.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Surrender Value*	= $56,320.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2007 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life Plus. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If the Living Benefit Program is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2009, you make a deposit of $80,000. Since you are in your third policy year, your GLB amount is increased by 85% of this deposit. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of new deposit of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of new deposit of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third policy year. Therefore, on January 1, 2010, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third policy year, you do not accrue a bonus amount in that policy year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $59,000 ($5,900 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2009, you celebrate your 59th birthday. On January 1, 2010:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2010:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2030:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $6,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2007. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

●	Assume your fund earns -2% in contract year 14, and that you take another $6,000 withdrawal. On December 31, 2020:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2009:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 20010*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2010 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2010 without exceeding your maximum amounts.

EXAMPLE 9: WB election at issue, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB election at issue, sub-deposits made, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you make a deposit of $60,000 in your second contract year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the deposit. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of
(i)	your old LIB of $165,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650.
Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB election at issue, withdrawals taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, an
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB election at issue, excess withdrawal taken.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal of $6,000 in your second contract year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of
(i)	your old LIB of $90,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725.
Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of
(i)	your old LIB of $94,500, and
(ii)	the lesser of
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950.
Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB election at issue, withdrawals not taken immediately, Step-up elected.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750.
Your Bonus Base remains at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of
(i)	your old LIB of $118,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195.
Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that while you are in your fourth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750

●
Assume that while you are in your fourth policy year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of
(i)	your old LIB of $96,250, and
(ii)	the lesser of
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031.
Your Bonus Base remains at $87,500.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of
(i)	your old LIB of $123,900, and
(ii)	the lesser of
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490.
Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $112,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

●
Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of
(i)	your old LIB of $120,600, and
(ii)	the lesser of
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310.
Your Bonus Base remains at $112,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2007 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2007 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2007 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2007 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2007 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2007 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2017. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2017, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2017 Account Value at the cost and terms available to new Owners.

APPENDIX E -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
MFS Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities		MFS Strategic Growth

		MFS Value	MFS Mass Investors Growth Stock	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Emerging Growth	PIMCO All Asset

		Franklin Mutual Shares		PIMCO Commodity Real Return

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS Emerging Markets Equity

Lord Abbett Growth Opportunities

MFS Capital Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	SC FI Large Cap Growth

APPENDIX F -
CONDENSED FINANICAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.318	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.315	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.314	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.000	10.308	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.394	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.390	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.389	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.387	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.000	10.383	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.435	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.431	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.430	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.428	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.000	10.424	0

Franklin Small Cap Value Securities Fund	01	2005	10.676	11.456	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.676	0

Franklin Small Cap Value Securities Fund	02	2005	10.673	11.429	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.673	0

Franklin Small Cap Value Securities Fund	03	2005	10.672	11.423	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.672	0

Franklin Small Cap Value Securities Fund	04	2005	10.670	11.403	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.670	0

Franklin Small Cap Value Securities Fund	05	2005	10.667	11.376	0
Franklin Small Cap Value Securities Fund	05	2004	10.000	10.667	0

Lord Abbett All Value Portfolio	01	2005	10.578	11.161	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.578	0

Lord Abbett All Value Portfolio	02	2005	10.575	11.135	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.575	0

Lord Abbett All Value Portfolio	03	2005	10.574	11.129	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.574	0

Lord Abbett All Value Portfolio	04	2005	10.572	11.109	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	05	2005	10.569	11.083	0
Lord Abbett All Value Portfolio	05	2004	10.000	10.569	0

Lord Abbett Series Fund Growth and Income	01	2005	10.502	10.697	29,645
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.502	0

Lord Abbett Series Fund Growth and Income	02	2005	10.499	10.672	8,340
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.499	0

Lord Abbett Series Fund Growth and Income	03	2005	10.498	10.666	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.498	0

Lord Abbett Series Fund Growth and Income	04	2005	10.496	10.648	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.496	0

Lord Abbett Series Fund Growth and Income	05	2005	10.493	10.623	0
Lord Abbett Series Fund Growth and Income	05	2004	10.000	10.493	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.847	11.196	6,152
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.847	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.844	11.170	890
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.844	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.843	11.164	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.843	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.841	11.144	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.841	0

Lord Abbett Series Fund Growth Opportunities	05	2005	10.838	11.118	0
Lord Abbett Series Fund Growth Opportunities	05	2004	10.000	10.838	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.835	11.568	2,855
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.835	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.832	11.541	153
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.831	11.534	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.831	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.828	11.514	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.828	0

Lord Abbett Series Fund Mid Cap Value	05	2005	10.825	11.487	0
Lord Abbett Series Fund Mid Cap Value	05	2004	10.000	10.825	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.588	10.582	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.588	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.584	10.557	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.584	10.551	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.581	10.533	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.581	0

MFS/Sun Life Capital Opportunities Series S Class	05	2005	10.578	10.509	0
MFS/Sun Life Capital Opportunities Series S Class	05	2004	10.000	10.578	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.705	11.501	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.705	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.702	11.474	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.702	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.701	11.467	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.701	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.699	11.447	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.699	0

MFS/Sun Life Emerging Growth Series S Class	05	2005	10.696	11.421	0
MFS/Sun Life Emerging Growth Series S Class	05	2004	10.000	10.696	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.259	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.255	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.254	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.251	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.000	11.247	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.042	10.105	19,978
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.042	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.039	10.082	7,483
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.039	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.038	10.076	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.038	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.036	10.058	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	05	2005	10.033	10.035	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.000	10.033	0

MFS/Sun Life High Yield Series S Class	01	2005	10.119	10.176	6,078
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.119	0

MFS/Sun Life High Yield Series S Class	02	2005	10.116	10.153	2,700
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	03	2005	10.116	10.147	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	04	2005	10.113	10.129	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.113	0

MFS/Sun Life High Yield Series S Class	05	2005	10.110	10.106	0
MFS/Sun Life High Yield Series S Class	05	2004	10.000	10.110	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.509	10.798	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.509	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.505	10.773	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.505	10.767	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.502	10.748	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.502	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	10.499	10.723	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	10.000	10.499	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.523	11.151	27,158
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.523	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.520	11.125	7,073
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.520	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.519	11.119	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.519	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.517	11.100	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	10.513	11.074	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	10.000	10.513	0

MFS/Sun Life Money Market Series S Class	01	2005	9.998	10.107	12,868
MFS/Sun Life Money Market Series S Class	01	2004	10.000	9.998	0

MFS/Sun Life Money Market Series S Class	02	2005	9.995	10.083	8,909
MFS/Sun Life Money Market Series S Class	02	2004	10.000	9.995	0

MFS/Sun Life Money Market Series S Class	03	2005	9.994	10.077	0
MFS/Sun Life Money Market Series S Class	03	2004	10.000	9.994	0

MFS/Sun Life Money Market Series S Class	04	2005	9.992	10.060	0
MFS/Sun Life Money Market Series S Class	04	2004	10.000	9.992	0

MFS/Sun Life Money Market Series S Class	05	2005	9.989	10.036	0
MFS/Sun Life Money Market Series S Class	05	2004	10.000	9.989	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.718	11.097	12,428
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.718	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.714	11.072	3,049
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.714	11.065	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.711	11.046	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.711	0

MFS/Sun Life New Discovery Series S Class	05	2005	10.708	11.020	0
MFS/Sun Life New Discovery Series S Class	05	2004	10.000	10.708	0

MFS/Sun Life Research International Series S Class	01	2005	10.766	12.341	5,430
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.766	0

MFS/Sun Life Research International Series S Class	02	2005	10.763	12.312	372
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.763	0

MFS/Sun Life Research International Series S Class	03	2005	10.762	12.305	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.762	0

MFS/Sun Life Research International Series S Class	04	2005	10.760	12.284	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	05	2005	10.756	12.255	0
MFS/Sun Life Research International Series S Class	05	2004	10.000	10.756	0

MFS/Sun Life Research Series S Class	01	2005	10.634	11.300	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.634	0

MFS/Sun Life Research Series S Class	02	2005	10.631	11.273	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.631	0

MFS/Sun Life Research Series S Class	03	2005	10.630	11.267	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.630	0

MFS/Sun Life Research Series S Class	04	2005	10.628	11.247	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.628	0

MFS/Sun Life Research Series S Class	05	2005	10.625	11.221	0
MFS/Sun Life Research Series S Class	05	2004	10.000	10.625	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.490	10.470	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.490	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.487	10.446	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.487	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.486	10.440	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.486	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.484	10.422	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.484	0

MFS/Sun Life Strategic Growth Series S Class	05	2005	10.481	10.398	0
MFS/Sun Life Strategic Growth Series S Class	05	2004	10.000	10.481	0

MFS/Sun Life Total Return Series S Class	01	2005	10.359	10.507	260,030
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.359	0

MFS/Sun Life Total Return Series S Class	02	2005	10.356	10.482	102,738
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.356	0

MFS/Sun Life Total Return Series S Class	03	2005	10.355	10.476	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.355	0

MFS/Sun Life Total Return Series S Class	04	2005	10.353	10.458	4,416
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	05	2005	10.350	10.434	0
MFS/Sun Life Total Return Series S Class	05	2004	10.000	10.350	0

MFS/Sun Life Utilities Series S Class	01	2005	10.824	12.490	106
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.824	0

MFS/Sun Life Utilities Series S Class	02	2005	10.820	12.461	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	03	2005	10.820	12.454	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	04	2005	10.817	12.432	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.817	0

MFS/Sun Life Utilities Series S Class	05	2005	10.814	12.404	0
MFS/Sun Life Utilities Series S Class	05	2004	10.000	10.814	0

MFS/Sun Life Value Series S Class	01	2005	10.476	10.990	118
MFS/Sun Life Value Series S Class	01	2004	10.000	10.476	0

MFS/Sun Life Value Series S Class	02	2005	10.473	10.965	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.473	0

MFS/Sun Life Value Series S Class	03	2005	10.472	10.959	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.472	0

MFS/Sun Life Value Series S Class	04	2005	10.470	10.939	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.470	0

MFS/Sun Life Value Series S Class	05	2005	10.467	10.914	0
MFS/Sun Life Value Series S Class	05	2004	10.000	10.467	0

Mutual Shares Securities Fund	01	2005	10.564	11.522	0
Mutual Shares Securities Fund	01	2004	10.000	10.564	0

Mutual Shares Securities Fund	02	2005	10.561	11.496	0
Mutual Shares Securities Fund	02	2004	10.000	10.561	0

Mutual Shares Securities Fund	03	2005	10.561	11.489	0
Mutual Shares Securities Fund	03	2004	10.000	10.561	0

Mutual Shares Securities Fund	04	2005	10.558	11.469	0
Mutual Shares Securities Fund	04	2004	10.000	10.558	0

Mutual Shares Securities Fund	05	2005	10.555	11.442	0
Mutual Shares Securities Fund	05	2004	10.000	10.555	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.349	10.707	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.349	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.346	10.682	0
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.346	10.676	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.343	10.657	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.343	0

Oppenheimer Capital Appreciation Fund/VA	05	2005	10.340	10.632	0
Oppenheimer Capital Appreciation Fund/VA	05	2004	10.000	10.340	0

Oppenheimer Global Securities Fund	01	2005	10.923	12.291	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.923	0

Oppenheimer Global Securities Fund	02	2005	10.919	12.262	0
Oppenheimer Global Securities Fund	02	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	03	2005	10.919	12.255	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	04	2005	10.916	12.234	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.916	0

Oppenheimer Global Securities Fund	05	2005	10.913	12.205	0
Oppenheimer Global Securities Fund	05	2004	10.000	10.913	0

Oppenheimer Main St. Fund/VA	01	2005	10.392	10.841	58,093
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.392	0

Oppenheimer Main St. Fund/VA	02	2005	10.389	10.816	14,783
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.389	0

Oppenheimer Main St. Fund/VA	03	2005	10.388	10.809	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.388	0

Oppenheimer Main St. Fund/VA	04	2005	10.386	10.790	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.386	0

Oppenheimer Main St. Fund/VA	05	2005	10.383	10.765	0
Oppenheimer Main St. Fund/VA	05	2004	10.000	10.383	0

Oppenheimer Main St. smp Fund/VA	01	2005	10.755	11.641	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.755	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.752	11.614	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.752	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.751	11.607	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.751	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.748	11.587	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.748	0

Oppenheimer Main St. Small Cap Fund/VA	05	2005	10.745	11.560	0
Oppenheimer Main St. Small Cap Fund/VA	05	2004	10.000	10.745	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.342	11.303	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.342	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.339	11.277	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.339	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.338	11.270	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.338	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.336	11.251	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.336	0

PIMCO Emerging Markets Bond Portfolio	05	2005	10.333	11.225	0
PIMCO Emerging Markets Bond Portfolio	05	2004	10.000	10.333	0

PIMCO Low Duration Portfolio	01	2005	10.002	9.967	57,693
PIMCO Low Duration Portfolio	01	2004	10.000	10.002	0

PIMCO Low Duration Portfolio	02	2005	9.999	9.944	23,100
PIMCO Low Duration Portfolio	02	2004	10.000	9.999	0

PIMCO Low Duration Portfolio	03	2005	9.998	9.938	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.998	0

PIMCO Low Duration Portfolio	04	2005	9.996	9.921	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	05	2005	9.993	9.898	0
PIMCO Low Duration Portfolio	05	2004	10.000	9.993	0

PIMCO Real Return Portfolio	01	2005	10.189	10.262	0
PIMCO Real Return Portfolio	01	2004	10.000	10.189	0

PIMCO Real Return Portfolio	02	2005	10.186	10.239	0
PIMCO Real Return Portfolio	02	2004	10.000	10.186	0

PIMCO Real Return Portfolio	03	2005	10.185	10.233	0
PIMCO Real Return Portfolio	03	2004	10.000	10.185	0

PIMCO Real Return Portfolio	04	2005	10.183	10.215	0
PIMCO Real Return Portfolio	04	2004	10.000	10.183	0

PIMCO Real Return Portfolio	05	2005	10.180	10.191	0
PIMCO Real Return Portfolio	05	2004	10.000	10.180	0

PIMCO Total Return Portfolio	01	2005	10.066	10.174	128
PIMCO Total Return Portfolio	01	2004	10.000	10.066	0

PIMCO Total Return Portfolio	02	2005	10.063	10.150	0
PIMCO Total Return Portfolio	02	2004	10.000	10.063	0

PIMCO Total Return Portfolio	03	2005	10.062	10.144	0
PIMCO Total Return Portfolio	03	2004	10.000	10.062	0

PIMCO Total Return Portfolio	04	2005	10.060	10.127	0
PIMCO Total Return Portfolio	04	2004	10.000	10.060	0

PIMCO Total Return Portfolio	05	2005	10.057	10.103	0
PIMCO Total Return Portfolio	05	2004	10.000	10.057	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.224	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.220	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.219	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.217	0

PIMCO VIT All Asset Portfolio	05	2005	10.000	10.213	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	01	2005	10.000	10.302	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	02	2005	10.000	10.298	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	03	2005	10.000	10.298	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	04	2005	10.000	10.295	0

PIMCO VIT Commodity RealReturn Strategy Portfolio	05	2005	10.000	10.292	0

Sun Capital All Cap S Class	01	2005	10.955	10.702	11
Sun Capital All Cap S Class	01	2004	10.000	10.955	0

Sun Capital All Cap S Class	02	2005	10.951	10.677	0
Sun Capital All Cap S Class	02	2004	10.000	10.951	0

Sun Capital All Cap S Class	03	2005	10.951	10.671	0
Sun Capital All Cap S Class	03	2004	10.000	10.951	0

Sun Capital All Cap S Class	04	2005	10.948	10.652	0
Sun Capital All Cap S Class	04	2004	10.000	10.948	0

Sun Capital All Cap S Class	05	2005	10.945	10.627	0
Sun Capital All Cap S Class	05	2004	10.000	10.945	0

Sun Capital Investment Grade Bond S Class	01	2005	10.064	10.101	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.064	0

Sun Capital Investment Grade Bond S Class	02	2005	10.061	10.077	0
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	03	2005	10.061	10.072	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	04	2005	10.058	10.054	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.058	0

Sun Capital Investment Grade Bond S Class	05	2005	10.055	10.031	0
Sun Capital Investment Grade Bond S Class	05	2004	10.000	10.055	0

Sun Capital Money Market S Class	01	2005	10.000	10.086	3

Sun Capital Money Market S Class	02	2005	10.000	10.070	0

Sun Capital Money Market S Class	03	2005	10.000	10.066	0

Sun Capital Money Market S Class	04	2005	10.000	10.054	0

Sun Capital Money Market S Class	05	2005	10.000	10.038	0

Sun Capital Real Estate Fund S Class	01	2005	11.017	11.887	9,408
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.017	0

Sun Capital Real Estate Fund S Class	02	2005	11.014	11.859	1,309
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.014	0

Sun Capital Real Estate Fund S Class	03	2005	11.013	11.853	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.013	0

Sun Capital Real Estate Fund S Class	04	2005	11.011	11.832	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.011	0

Sun Capital Real Estate Fund S Class	05	2005	11.008	11.804	0
Sun Capital Real Estate Fund S Class	05	2004	10.000	11.008	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.212	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.208	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.207	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.205	0

Templeton Developing Markets Securities Fund, Class 2	05	2005	10.000	11.201	0

Templeton Foreign Securities Fund	01	2005	10.728	11.660	46,008
Templeton Foreign Securities Fund	01	2004	10.000	10.728	0

Templeton Foreign Securities Fund	02	2005	10.725	11.633	11,402
Templeton Foreign Securities Fund	02	2004	10.000	10.725	0

Templeton Foreign Securities Fund	03	2005	10.724	11.626	0
Templeton Foreign Securities Fund	03	2004	10.000	10.724	0

Templeton Foreign Securities Fund	04	2005	10.722	11.606	0
Templeton Foreign Securities Fund	04	2004	10.000	10.722	0

Templeton Foreign Securities Fund	05	2005	10.718	11.579	0
Templeton Foreign Securities Fund	05	2004	10.000	10.718	0

Templeton Growth Securities Fund Class 2	01	2005	10.626	11.412	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.626	0

Templeton Growth Securities Fund Class 2	02	2005	10.623	11.386	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.623	0

Templeton Growth Securities Fund Class 2	03	2005	10.622	11.379	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.622	0

Templeton Growth Securities Fund Class 2	04	2005	10.620	11.360	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.620	0

Templeton Growth Securities Fund Class 2	05	2005	10.617	11.333	0
Templeton Growth Securities Fund Class 2	05	2004	10.000	10.617	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 447-7569

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
APRIL 11, 2006
SUN LIFE FINANCIAL MASTERSSMSELECT NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Columbia Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B4
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series
MFS/Sun Life Emerging Markets Equity - S Class	Multi-Cap Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	Sun Capital® All Cap Fund - S Class
- S Class	Specialty Funds
MFS/ Sun Life Research - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Research International - S Class	PIMCO VIT CommodityRealReturn Strategy
Oppenheimer Main Street Fund/VA - Service Shares	Portfolio
Large-Cap Growth Equity Funds	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Emerging Growth - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT Low Duration Portfolio
Stock - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Strategic Growth - S Class	MFS/ Sun Life Government Securities - S Class
Columbia Marsico 21st Century Fund, Variable Series[1]	Sun Capital Investment Grade Bond Fund®
Columbia Marsico Growth Fund, Variable Series[2]	- S Class
Columbia Marsico International Opportunities	PIMCO VIT All Asset Portfolio
Fund, Variable Series[3]	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Fidelity VIP Freedom 2020 Portfolio Service - Class 2

[1]	Formerly known as Nations Marsico 21st Century Portfolio.
[2]	Formerly known as Nations Marsico Growth Portfolio.
[3]	Formerly known as Nations Marsico International Opportunities Portfolio.
[4]	Formerly known as Colonial Small Cap Value Fund, Variable Series, Class B.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Columbia Wanger Asset Management, LLC, advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated April 11, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 57 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS. WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACT
DISTRIBUTION OF THE CONTRACT
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES
APPENDIX E - BUILD YOUR PORTFOLIO
APPENDIX F - CONDENSED FINANICAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Select NY Variable and Fixed Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life Plus

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. You may choose to receive your Secured Returns for Life Plus benefit under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount (GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for this optional benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Under the Guaranteed Minimum Withdrawal Plan, Secured Returns for Life Plus also includes an added feature ("the Plus 5 Program") that may increase this guaranteed amount provided no withdrawals are taken during an Contract Year. This feature may not be available in your jurisdiction at this time. Secured Returns for Life Plus is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life Plus terminates. Secured Returns for Life Plus may not be available in your state.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, the optional death benefit rider. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. You may enhance the basic death benefit by electing the optional death benefit rider. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Contract Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Contract Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.25%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns for Life Plus Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for Secured Returns for Life Plus Benefit Rider is assessed on a quarterly basis from your total Account Values.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Secured Returns for Life Plus Optional Living Benefit Rider (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.25%[8]

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]*	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increase at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,130	$2,203	$3,252	$5,920

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$538	$1,793	$3,014	$5,920

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix F.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis for use in connection with their retirement planning. We issue the Contract directly to the individual Owner of the Contract. In this Prospectus, unless we state otherwise, we address Owners of Individual Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund Shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Owner dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts,

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Plus Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life Plus.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is currently no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment. "

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS. WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Contract Years, including the current Contract Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Contract Years as "Old Payments."

For the first Contract Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the free withdrawal amount is equal to the greater of:

●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Contract Year.

Your Contract's earnings are equal to:

●	your Account Value as of the close of business on the previous business day, minus

●	all Purchase Payments made, plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Contract Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

The withdrawal charge will never be greater than 7% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Contract Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Contract Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Plus Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life Plus."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending upon where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE PLUS

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life Plus (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. (You should note that the benefit does not, in all cases, guarantee payments "for Life." Certain actions you take may reduce, or even exhaust, your benefit.) You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life Plus: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life Plus works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the step-up.

Plus 5 Period:	The period of time equal in length to the first 10 Contract Years; or, if less than 10 years, the period of time up to the Contract Year in which the oldest Contract Owner attains age 80.

Bonus Base:
An amount equal to the initial Purchase Payment on the date the Contract is issued, and later is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals made during the Plus 5 Period.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the RGLB amount on the date you elect the WB Plan.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount plus any accrued bonus amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the WB Plan election date, if you are age 60 or older on said date. A value equal to the RGLB amount on the Contract Anniversary on or immediately following your 59th birthday, if you are less than age 60 on the WB Plan election date. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, bonus amounts, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount. (You should be aware that the Maximum WB for Life Amount is not a guaranteed amount. Certain actions you take could reduce the value of your Maximum WB for Life Amount to zero.)

You and Your:
Under this optional living benefit rider, the terms "you" and "your" refer to the oldest Owner or the surviving spouse of the oldest Owner as described under "Your Death Under the AB Plan" and "Your Death Under the WB Plan." In the case of a non-natural owner, these terms refer to the oldest annuitant.

We also use the following acronyms when discussing the features of Secured Returns for Life Plus:

WB Plan	Guaranteed Minimum Withdrawal Benefit Plan

AB Plan	Guaranteed Minimum Accumulation Benefit Plan

GLB Amount	Guaranteed Living Benefit Amount

RGLB Amount	Remaining Guaranteed Living Benefit Amount

Maximum WB Amount	Maximum Guaranteed Minimum Withdrawal Benefit Amount

Maximum WB for Life Amount	Maximum Guaranteed Minimum Withdrawal Benefit for Life Amount

RMD Amount	Required Minimum Distribution Amount

Yearly RMD Amount	Yearly Required Minimum Distribution Amount

To participate in Secured Returns for Life Plus, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life Plus and any elected optional death benefit rider automatically terminate.

Secured Returns for Life Plus guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

In addition, Secured Returns for Life Plus includes a bonus feature (called the "Plus 5 Program") that may increase the guaranteed amount under the WB Plan provided no withdrawals are taken during an Contract Year. These bonuses will not increase your guaranteed amount under the AB Plan. But we will keep track of any bonuses while you are in the AB Plan and apply them to the WB Plan, if and when you transfer into the WB Plan. The bonuses under the Plus 5 Program are discussed further under "Plus 5 Program."

If you elect Secured Returns for Life Plus, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount and your Bonus Base are equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount and to the Bonus Base
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Plus Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life Plus. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 4 in Appendix D.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan" plus any accrued bonuses. Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked. After the fourth Contract Anniversary, any Purchase Payments submitted by an Owner while participating in the optional living benefit rider will be treated as åNot in Good Orderæ and returned to the Owner, unless the Owner instructs us to terminate his participation in the rider.

For examples of how we calculate benefits under the WB Plan, see Examples 5, 6, 9, 10, 11, 14, and 15 in Appendix D.

     Plus 5 Program

The Plus 5 Program gives you the opportunity to increase your guaranteed living benefit if you defer taking withdrawals. That is to say, if you have selected the Benefit and you do not take any withdrawals in the early Contract Years, you will be able to take larger withdrawals in the later Contract Years. Under Secured Returns for Life Plus, the Plus 5 Program is automatically available to you during your first 10 Contract Years (the åPlus 5 Periodæ). However, if you are 70 or older on the Issue Date, the Plus 5 Period ends on your 80th birthday. Under the Plus 5 Program, if you do not take any withdrawals during any one or more Contract Years, we will automatically calculate a bonus based upon your initial Purchase Payment (the åBonus Baseæ) and adjusted for additional Purchase Payments, step-ups, and partial withdrawals. Although we calculate the amount of your bonus each year regardless of whether you are participating in the AB Plan or the WB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan, as follows:

●
Assume you are participating in the AB Plan. Under this Plan, you only have the potential for increasing the amount of your withdrawals in later Contract Years. For each year you do not take a withdrawal during the Plus 5 Period, we will calculate a bonus equal to 5% of your Bonus Base and add it to an existing accrued bonus amount. The bonuses you earn will accumulate but will not increase your Account Value, your GLB amount, or any guarantee payments you receive under the AB Plan. If you choose to switch to the WB Plan, that potential for larger withdrawals will be realized. When you switch to the WB Plan, we will set your RGLB amount to equal your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan.

●
Assume you are participating in the WB Plan. Under this Plan, the potential for larger withdrawals will be realized. Each year you do not take a withdrawal during the Plus 5 Period, we will not only calculate a bonus equal to 5% of your Bonus Base, but we will add that bonus to your RGLB amount on your Contract Anniversary. In this way, your withdrawals under the WB Plan will be larger in the later years than they would have been without the Plus 5 Program. Each time we add a bonus to the RGLB amount, we will also recalculate your GLB Base and Lifetime Income Base as described below.

After the addition of any bonus, your new GLB Base will be the greater of:

●	your GLB Base prior to the addition of the amount of any bonus, and

●	your RGLB amount after the addition of any applicable bonus.

If your age is within our age limitations, we will calculate a new Lifetime Income Base. Your new Lifetime Income Base will be equal to the greater of:

●	your Lifetime Income Base prior to the addition of the bonus amount, and

●	the lesser of:

●	your RGLB amount after the addition of the bonus amount, and

●	your previous Lifetime Income Base plus the addition of any bonus amount.

While you are participating in the AB Plan during the Plus 5 Period, any bonuses that apply to your Contract will only accumulate and will not increase your GLB amount or any guarantee payments you receive under the AB Plan. However, for each Contract Year that you do not take a withdrawal during the Plus 5 Period, the bonus will be calculated and added to the existing accrued bonus amount.

When and if you elect to participate in the WB Plan, your RGLB amount is set equal to your GLB amount plus any bonuses accumulated under your Contract while you were participating in the AB Plan. Your accrued bonus amount will then be set at zero. Any future bonus amounts, if applicable, while you are participating in the WB Plan, will be added each year, as described above.

Bonuses under the Plus 5 Plan do not increase your Account Value; you can benefit from any such bonus only if you choose the WB Plan.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix E.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life Plus will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured Returns for Life Plus is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 18 in Appendix D.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life Plus;

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life Plus are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn. We will also proportionally reduce your Bonus Base and any accrued bonuses using a similar calculation. (See Examples 3 and 15 in Appendix I.) However, as discussed in detail under "Plus 5 Program," even though the Bonus Base and accrued bonuses are calculated while you are in the AB Plan, you can benefit from any bonus amount only if you choose to participate in the WB Plan.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Bonus Base will be the lesser of:

●	your previous Bonus Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Plus Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life Plus will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 7 and 12 in Appendix D.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life Plus benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life Plus benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life Plus.

Once the Secured Returns for Life Plus has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life Plus until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life Plus. Once revoked, Secured Returns for Life Plus may not be reinstated. After Secured Returns for Life Plus has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount and Bonus Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your Bonus Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Plus Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 4, 16, and 17 in Appendix D.) Accrued bonus amounts after step-up under the AB Plan will be equal to the greater of:

●	the accrued bonus amount before step-up less the difference between the GLB amount after and before step up, and

●	zero.

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life Plus fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Plus Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Examples 8 and 13 in Appendix D.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix D.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, the Bonus Base, and the Lifetime Income Base, if applicable. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount and the Bonus Base under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount and your Bonus Base would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount and the Bonus Base
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life Plus, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Plus Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life Plus will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life Plus.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Return for Life Plus ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Return for Life Plus rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, Lifetime Income Base, or Bonus Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, Lifetime Income Base, Bonus Base, or all of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount, Bonus Base and any accrued bonus amounts proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life Plus will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount and the Bonus Base will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life Plus will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Owner dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Owner, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Owner dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Owner, we will pay the death benefit upon the first death of such Owner.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Owner in an acceptable form, if you have elected a death benefit payment method before the death of the Owner and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Riders.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV, the death benefit will be the greater of:

●	the amount payable under the basic death benefit (above), or

●
your Highest Account Value on any Contract Anniversary before Owner's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address a completed election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice in good order at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Owner's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner , as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change.
If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Owner named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Owner and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding variable and fixed accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, , or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account’s RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract’s Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract’s additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity’s cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.00% of Purchase Payments, and 1.25% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of the Company’s products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $64,672, respectively, in commissions were paid to but not retained Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Insurance and Annuity Company of New York, One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 11, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Select NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of a Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Owner's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Co-Owner" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Contract	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	6.00%	$2,346
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	5.00%	$2,000
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	4.00%	$1,600
	5	$57,300	$5,200	$17,300	$17,300	$40,000	3.00%	$1,200
	6	$63,000	$5,700	$23,000	$23,000	$40,000	2.00%	$ 800
	7	$66,200	$3,200	$26,200	$26,200	$40,000	1.00%	$ 400
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)
In Contract Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)
In Contract Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Contract	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$ 6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$ 6,000	$ 0	6.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$ 9,600	$ 0	5.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$ 6,100	$ 0	4.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	4.00%	$ 84	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	4.00%	$ 456	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	4.00%	$ 784	$ 6,900

(a)
In Contract Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Contract Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)
Since $10,900 of the 2 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)
Since $11,500 of the 3 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 4% of $6,900, which equals $276. The total Contract Year 4 withdrawal charges would then be $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Surrender Value*	= $ 76,020.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Surrender Value*	= $56,320.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D -
SECURED RETURNS FOR LIFE PLUS BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2007 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life Plus. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $50,000 ($5,000 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $88,000. Since your Account Value is less than your GLB amount by $12,000, an amount equal to $12,000 will be deposited into your Contract ($100,000 - $88,000).

●
If the Living Benefit Program is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments; Refund Applies.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on May 20, 2009, you make a deposit of $80,000. Since you are in your third policy year, your GLB amount is increased by 85% of this deposit. Therefore, your new GLB amount is $168,000 (old GLB amount of $100,000 plus 85% of new deposit of $80,000). Your new Bonus Base is also $168,000 (old Bonus Base of $100,000 plus 85% of new deposit of $80,000). Your accrued bonus amount remains at $10,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $18,400, which equals $8,400 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $168,000.

●
Assume that you remain in the AB Plan until it "matures" on January 1, 2017. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $77,200 ($5,000 per year for two years plus $8,400 per year for eight years). Since your rider "matured" in the AB Plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $200,000. Assume that the total rider charges you paid were $8,375.

●
Because your Account Value is greater than your GLB amount ($200,000 vs. $168,000), your Contract will be credited with an amount equal to the rider charges you have paid ($8,375), increasing your Account Value to $208,375.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $208,375 at the cost and terms available to new Owners.

EXAMPLE 3: Withdrawals under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750.

●
Assume that you take no more withdrawals in your third policy year. Therefore, on January 1, 2010, your GLB amount remains at $87,500, and your Bonus Base also remains at $87,500. Since you made a withdrawal in your third policy year, you do not accrue a bonus amount in that policy year. Therefore, your accrued bonus amount remains at $8,750.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, your accrued bonus amount is $13,125, which equals $4,375 (5% of the Bonus Base) plus your previous accrued bonus amount of $8,750. Since no withdrawals were been taken, your GLB amount and your Bonus Base both remain at $87,500.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2017. Assume that you take no more withdrawals from your contract. Your accrued bonus amount is $39,375 ($8,750 total for the first two years plus $4,375 per year for seven years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2017 is $80,000. Since your Account Value is less than your GLB amount by $7,500, an amount equal to $7,500 will be deposited into your Contract ($87,500 - $80,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $87,500 at the cost and terms available to new Owners.

EXAMPLE 4: Step-up elected under AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 1, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 1, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that you remain in the AB plan until it "matures" on January 1, 2020. Assume that you have taken no withdrawals since your contract was issued. Your accrued bonus amount is $59,000 ($5,900 per year for ten years). Since your rider has "matured" in the AB plan, the accrued bonus amount becomes $0. Assume that your Account Value on January 1, 2020 is $112,000. Since your Account Value is less than your GLB amount by $6,000, an amount equal to $6,000 will be deposited into your Contract ($118,000 - $112,000).

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount of $118,000 at the cost and terms available to new Owners.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $5,000, your Maximum WB Amount:

●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2009, you celebrate your 59th birthday. On January 1, 2010:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your RGLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the RGLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)]
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount. Therefore you will continue to receive $3,400 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $5,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.

●	On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after your first systematic withdrawal of $4,000:

●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your RGLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2010:

●	Your RGLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base]
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base]
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2030:

●	Your Account Value equals zero.
●	Your RGLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
●	Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

●
Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000. Therefore, you will continue to receive $6,000 per year as long as you are alive. If you die before your RGLB amount is reduced to $0, your beneficiary will receive $6,000 per year (your Maximum WB Amount) until your RGLB amount is reduced to zero.

EXAMPLE 7: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2007. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take a withdrawal of $6,000, your Account Value is $92,000:

●	Your RGLB amount is reduced to $92,000 [the lesser of (1) your current RGLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base].
●	Your Bonus Base is reduced to $92,000 [the lesser of (1) your current Bonus Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].

●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your RGLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years.

●	Assume your fund earns -2% in contract year 14, and that you take another $6,000 withdrawal. On December 31, 2020:

●	Your Account Value is $1,457.
●	Your RGLB amount is $1,457 [the lesser of (1) your current RGLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - ($6,000 - $380)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your RGLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2)	withdrawing your Maximum WB Amount each year until your RGLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your RGLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your RGLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 8: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2007, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2007:

●	Your GLB Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your RGLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	Your Bonus Base is $100,000 [the amount of your initial Purchase Payment]. Since you are taking withdrawals each Contract Year, you do not receive any bonus credits.

●	On December 31, 2007, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:

●	Your RGLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.

●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2009:

●	Your Account Value is $103,184.
●	Your RGLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Your Bonus Base is still $100,000 because you withdrew no more than your Maximum WB Amount.

Because your Account Value is greater than your RGLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your RGLB amount, your GLB Base, your Bonus Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 20010*:

●	Your Account Value is $103,184.
●	Your RGLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
●	Your Bonus Base is $103,184.

*
Note: Assume instead that you elected to step-up sometime in 2010 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount of $5,159 would apply so that you could withdraw an additional $159 during the remainder of 2010 without exceeding your maximum amounts.

EXAMPLE 9: WB election at issue, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,500 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $110,000 - $5,500, or $104,500. Your GLB Base will remain at $110,000, so your Maximum WB Amount will remain at 5% of $110,000, or $5,500. Your LIB will also remain at $110,000, so your Maximum WB for Life Amount will remain at 5% of $110,000, or $5,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,500 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your LIB is still $110,000. Therefore, you can continue to receive $5,500 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 10: WB election at issue, sub-deposits made, withdrawals not taken immediately.

●
Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you make a deposit of $60,000 in your second contract year. Your RGLB amount, GLB Base, LIB, and Bonus Base are all increased by the amount of the deposit. Therefore, your RGLB amount, GLB Base, and LIB are all now equal to $105,000 plus $60,000 = $165,000. Your Bonus Base is now equal to $100,000 plus $60,000 = $160,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $8,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $173,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $165,000, and
(ii)	your new RGLB amount of $173,000.
Therefore, your GLB Base is now $173,000, and your new Maximum WB Amount is 5% of $173,000, or $8,650.
Your LIB will now become the greater of
(i)	your old LIB of $165,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $173,000, and
(b)	your old LIB of $165,000 plus the bonus amount of $8,000.
Therefore, your LIB is now $173,000, and your new Maximum WB for Life Amount is 5% of $173,000, or $8,650.
Your Bonus Base remains at $160,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $8,650 in your third contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $173,000 - $8,650, or $164,350. Your GLB Base will remain at $173,000, so your Maximum WB Amount will remain at 5% of $173,000, or $8,650. Your LIB will also remain at $173,000, so your Maximum WB for Life Amount will remain at 5% of $173,000, or $8,650. Your Bonus Base will remain at $160,000.

●
Assume that you remain alive and that you continue to make withdrawals of $8,650 until the RGLB amount runs out in year 2028. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $173,000. Therefore, you can continue to receive $8,650 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 11: WB election at issue, withdrawals taken.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, an
(ii)	your new RGLB amount of $105,000
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,250 in your second contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $105,000 - $5,250, or $99,750. Your GLB Base will remain at $105,000, so your Maximum WB Amount will remain at 5% of $105,000, or $5,250. Your LIB will also remain at $105,000, so your Maximum WB for Life Amount will remain at 5% of $105,000, or $5,250. Since your withdrawal did not exceed your Maximum WB Amount, your Bonus Base will remain at $100,000.

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Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $104,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $104,750.
Therefore, your GLB Base remains at $105,000, and your Maximum WB Amount remains at 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $104,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB remains at $105,000, and your Maximum WB for Life Amount remains at 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

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Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $109,750. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $109,750.
Therefore, your GLB Base is now $109,750, and your new Maximum WB Amount is 5% of $109,750, or $5,487.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $109,750, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $109,750, and your new Maximum WB for Life Amount is 5% of $109,750, or $5,487.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,487 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $5,487 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $109,750. Therefore, you can continue to receive $5,487 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 12: WB election at issue, excess withdrawal taken.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

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Assume that you take a withdrawal of $6,000 in your second contract year. This withdrawal exceeds both your Maximum WB Amount and your Maximum WB for Life Amount of $5,250. Assume that your Account Value equals $90,000 after you make this withdrawal. Your RGLB amount will be reduced to the lesser of

(i)	your old RGLB amount of $105,000 minus the $6,000 withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new RGLB amount is $90,000.
Your GLB Base will be reduced to the lesser of
(i)	your old GLB Base of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new GLB Base is $90,000. Your new Maximum WB Amount is 5% of $90,000, or $4,500.
Your Bonus Base will be reduced to the lesser of
(i)	your old Bonus Base of $100,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new Bonus Base is $90,000.
Your LIB will be reduced to the lesser of
(i)	your old LIB of $105,000 minus the $750 excess withdrawal, and
(ii)	your Account Value of $90,000.
Therefore, your new LIB is $90,000. Your new Maximum WB for Life Amount is 5% of $90,000, or $4,500.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $94,500. Your GLB Base will now become the greater of

(i)	your old GLB Base of $90,000, and
(ii)	your new RGLB amount of $94,500.
Therefore, your GLB Base is now $94,500, and your new Maximum WB Amount is 5% of $94,500, or $4,725.
Your LIB will now become the greater of
(i)	your old LIB of $90,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $94,500, and
(b)	your old LIB of $90,000 plus the bonus amount of $4,500.
Therefore, your LIB is now $94,500, and your new Maximum WB for Life Amount is 5% of $94,500, or $4,725.
Your Bonus Base remains at $90,000.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,500, which equals 5% of the Bonus Base. Your new RGLB amount is now $99,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $94,500, and
(ii)	your new RGLB amount of $99,000.
Therefore, your GLB Base is now $99,000, and your new Maximum WB Amount is 5% of $99,000, or $4,950.
Your LIB will now become the greater of
(i)	your old LIB of $94,500, and
(ii)	the lesser of
(a)	your new RGLB amount of $99,000, and
(b)	your old LIB of $94,500 plus the bonus amount of $4,500.
Therefore, your LIB is now $99,000, and your new Maximum WB for Life Amount is 5% of $99,000, or $4,950.
Your Bonus Base remains at $90,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $4,950 in 2011. Also assume that you remain alive and continue to take annual withdrawals of $4,950 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $99,000. Therefore, you can continue to receive $4,950 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 13: WB election at issue, withdrawals not taken immediately, Step-up elected.

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Assume that you are age 65 at issue. Also assume that you elect the WB plan at issue. Your RGLB amount, your GLB Base, your Lifetime Income Base (LIB), and your Bonus Base all equal $100,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,000. Your Maximum WB for Life Amount equals 5% of your Lifetime Income Base, or $5,000.

●
Assume that you take no withdrawals in your first contract year. Therefore, on January 1, 2008, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $105,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $100,000, and
(ii)	your new RGLB amount of $105,000.
Therefore, your GLB Base is now $105,000, and your new Maximum WB Amount is 5% of $105,000, or $5,250.
Your LIB will now become the greater of
(i)	your old LIB of $100,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $105,000, and
(b)	your old LIB of $100,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $105,000, and your new Maximum WB for Life Amount is 5% of $105,000, or $5,250.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your second contract year. Therefore, on January 1, 2009, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $110,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $105,000, and
(ii)	your new RGLB amount of $110,000.
Therefore, your GLB Base is now $110,000, and your new Maximum WB Amount is 5% of $110,000, or $5,500.
Your LIB will now become the greater of
(i)	your old LIB of $105,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $110,000, and
(b)	your old LIB of $105,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $110,000, and your new Maximum WB for Life Amount is 5% of $110,000, or $5,500.
Your Bonus Base remains at $100,000.

●
Assume that you take no withdrawals in your third contract year. Therefore, on January 1, 2010, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $115,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $110,000, and
(ii)	your new RGLB amount of $115,000.
Therefore, your GLB Base is now $115,000, and your new Maximum WB Amount is 5% of $115,000, or $5,750.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $115,000, and
(b)	your old LIB of $110,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $115,000, and your new Maximum WB for Life Amount is 5% of $115,000, or $5,750.
Your Bonus Base remains at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than both the GLB Base and the LIB, you may step up your WB plan guarantees. Assume that you do elect to step up. Your RGLB amount, your GLB Base, your LIB and your Bonus Base are all now equal to $118,000. Your new Maximum WB Amount is 5% of $118,000, or $5,900. Your new Maximum WB for Life Amount is 5% of $118,000, or $5,900.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $123,900. Your GLB Base will now become the greater of

(i)	your old GLB Base of $118,000, and
(ii)	your new RGLB amount of $123,900.
Therefore, your GLB Base is now $123,900, and your new Maximum WB Amount is 5% of $123,900, or $6,195.
Your LIB will now become the greater of
(i)	your old LIB of $118,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $123,900, and
(b)	your old LIB of $118,000 plus the bonus amount of $5,900.
Therefore, your LIB is now $123,900, and your new Maximum WB for Life Amount is 5% of $123,900, or $6,195.
Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,195 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $123,900 - $6,195, or $117,705. Your GLB Base will remain at $123,900, so your Maximum WB Amount will remain at 5% of $123,900, or $6,195. Your LIB will also remain at $123,900, so your Maximum WB for Life Amount will remain at 5% of $123,900, or $6,195. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,195 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $123,900. Therefore, you can continue to receive $6,195 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 14: Switch from AB to WB; No withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that while you are in your fourth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $100,000 plus your accrued bonus amount of $15,000, for a total of $115,000. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $115,000. Your Maximum WB Amount equals 5% of your GLB Base, or $5,750. Your Maximum WB for Life Amount equals 5% of your LIB, or $5,750. Your Bonus Base remains at $100,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $5,000, which equals 5% of the Bonus Base. Your new RGLB amount is now $120,000. Your GLB Base will now become the greater of

(i)	your old GLB Base of $115,000, and
(ii)	your new RGLB amount of $120,000.
Therefore, your GLB Base is now $120,000, and your new Maximum WB Amount is 5% of $120,000, or $6,000.
Your LIB will now become the greater of
(i)	your old LIB of $115,000, and
(ii)	the lesser of
(a)	your new RGLB amount of $120,000, and
(b)	your old LIB of $115,000 plus the bonus amount of $5,000.
Therefore, your LIB is now $120,000, and your new Maximum WB for Life Amount is 5% of $120,000, or $6,000.
Your Bonus Base remains at $100,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,000 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $120,000 - $6,000, or $114,000. Your GLB Base will remain at $120,000, so your Maximum WB Amount will remain at 5% of $120,000, or $6,000. Your LIB will also remain at $120,000, so your Maximum WB for Life Amount will remain at 5% of $120,000, or $6,000. Your Bonus Base remains at $100,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,000 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $120,000. Therefore, you can continue to receive $6,000 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 15: Switch from AB to WB; Withdrawals under the AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on March 10, 2009 (in your third policy year), your Account Value is $80,000. Also assume that you take a withdrawal of $10,000 on this date. Therefore, your ending Account Value on March 10, 2009 is $70,000. Your GLB amount, Bonus Base, and accrued bonus amount are reduced proportionally to the amount withdrawn. Therefore, your new GLB amount is

$100,000 x ($70,000 / $80,000) = $87,500. Your new Bonus Base is $100,000 x ($70,000 / $80,000) = $87,500. Your new accrued bonus amount is $10,000 x ($70,000 / $80,000) = $8,750

●
Assume that while you are in your fourth policy year, you switch to the WB plan. Your RGLB amount is now equal to your old GLB amount of $87,500 plus your accrued bonus amount of $8,750, for a total of $96,250. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $96,250. Your Maximum WB Amount equals 5% of your GLB Base, or $4,812. Your Maximum WB for Life Amount equals 5% of your LIB, or $4,812. Your Bonus Base remains at $87,500. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fourth contract year. Therefore, on January 1, 2011, the RGLB amount will be increased by $4,375, which equals 5% of the Bonus Base. Your new RGLB amount is now $100,625. Your GLB Base will now become the greater of

(i)	your old GLB Base of $96,250, and
(ii)	your new RGLB amount of $100,625.
Therefore, your GLB Base is now $100,625, and your new Maximum WB Amount is 5% of $100,625, or $5,031.
Your LIB will now become the greater of
(i)	your old LIB of $96,250, and
(ii)	the lesser of
(a)	your new RGLB amount of $100,625, and
(b)	your old LIB of $96,250 plus the bonus amount of $4,375.
Therefore, your LIB is now $100,625, and your new Maximum WB for Life Amount is 5% of $100,625, or $5,031.
Your Bonus Base remains at $87,500.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $5,031 in your fifth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $100,625 - $5,031, or $95,594. Your GLB Base will remain at $100,625, so your Maximum WB Amount will remain at 5% of $100,625, or $5,031. Your LIB will also remain at $100,625, so your Maximum WB for Life Amount will remain at 5% of $100,625, or $5,031. Your Bonus Base remains at $87,500.

●
Assume that you remain alive and that you continue to make withdrawals of $5,031 until the RGLB amount runs out in year 2030. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $100,625. Therefore, you can continue to receive $5,031 per year as long as you are alive. Also, if there is a remaining Account Value, the Contract continues.

EXAMPLE 16: Switch from AB to WB; Step-up while in AB Plan.

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Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

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Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $118,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $118,000. Assume that you do elect to step up. Your GLB amount is now equal to $118,000. Also, your Bonus Base is now equal to $118,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $118,000 is greater than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to $0.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $5,900, which equals $5,900 (5% of the Bonus Base) plus your previous accrued bonus amount of $0. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $118,000.

●
Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $118,000 plus your accrued bonus amount of $5,900, for a total of $123,900. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $123,900. Your Maximum WB Amount equals 5% of your GLB Base, or $6,195. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,195. Your Bonus Base remains at $118,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

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Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,900, which equals 5% of the Bonus Base. Your new RGLB amount is now $129,800. Your GLB Base will now become the greater of

(i)	your old GLB Base of $123,900, and
(ii)	your new RGLB amount of $129,800.
Therefore, your GLB Base is now $129,800, and your new Maximum WB Amount is 5% of $129,800, or $6,490.
Your LIB will now become the greater of
(i)	your old LIB of $123,900, and
(ii)	the lesser of
(a)	your new RGLB amount of $129,800, and
(b)	your old LIB of $123,900 plus the bonus amount of $5,900.
Therefore, your LIB is now $129,800, and your new Maximum WB for Life Amount is 5% of $129,800, or $6,490.
Your Bonus Base remains at $118,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,490 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $129,800 - $6,490, or $123,310. Your GLB Base will remain at $129,800, so your Maximum WB Amount will remain at 5% of $129,800, or $6,490. Your LIB will also remain at $129,800, so your Maximum WB for Life Amount will remain at 5% of $129,800, or $6,490. Your Bonus Base remains at $118,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,490 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $129,800. Therefore, you can continue to receive $6,490 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if Account Value drops to zero, the Contract terminates.

EXAMPLE 17: Switch from AB to WB; Step-up while in AB Plan.

●
Assume that you are age 65 at issue. Assume that you elect the AB plan. Your GLB amount at issue and your Bonus Base at issue are both equal to $100,000 (your Purchase Payment amount). Assume that you take no withdrawals in your first policy year. Therefore, on January 1, 2008, your accrued bonus amount is $5,000, which equals 5% of the Bonus Base. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your second policy year. Therefore, on January 1, 2009, your accrued bonus amount is $10,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $5,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that you take no withdrawals in your third policy year. Therefore, on January 1, 2010, your accrued bonus amount is $15,000, which equals $5,000 (5% of the Bonus Base) plus your previous accrued bonus amount of $10,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $100,000.

●
Assume that on January 2, 2010 your Account Value is $112,000. Since you have reached your third contract anniversary and since your Account Value is greater than your GLB amount, you may elect to step up to a new ten year period, with a new GLB amount of $112,000. Assume that you do elect to step up. Your GLB amount is now equal to $112,000. Also, your Bonus Base is now equal to $112,000. Your AB plan "maturity date" is now January 2, 2020. Since your new GLB amount of $112,000 is less than the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, your new accrued bonus amount is set equal to the sum of your old GLB amount of $100,000 plus your old accrued bonus amount of $15,000, less your new GLB amount of $112,000. Therefore, your new accrued bonus amount is $3,000.

●
Assume that you take no withdrawals in your fourth policy year. Therefore, on January 1, 2011, your accrued bonus amount is $8,600, which equals $5,600 (5% of the Bonus Base) plus your previous accrued bonus amount of $3,000. Since no withdrawals have been taken, your GLB amount and your Bonus Base both remain at $112,000.

●
Assume that while you are in your fifth policy year, you switch to the WB plan. Assume that you have not taken any withdrawals yet. Your RGLB amount is now equal to your old GLB amount of $112,000 plus your accrued bonus amount of $8,600, for a total of $120,600. Your GLB Base and your LIB are both set equal to the RGLB amount at the time of conversion to the WB plan. Therefore, both the GLB Base and the LIB are equal to $120,600. Your Maximum WB Amount equals 5% of your GLB Base, or $6,030. Your Maximum WB for Life Amount equals 5% of your LIB, or $6,030. Your Bonus Base remains at $112,000. Since you have switched to the WB plan, your accrued bonus amount becomes $0.

●
Assume that you take no withdrawals in your fifth contract year. Therefore, on January 1, 2012, the RGLB amount will be increased by $5,600, which equals 5% of the Bonus Base. Your new RGLB amount is now $126,200. Your GLB Base will now become the greater of

(i)	your old GLB Base of $120,600, and
(ii)	your new RGLB amount of $126,200.
Therefore, your GLB Base is now $126,200, and your new Maximum WB Amount is 5% of $126,200, or $6,310.
Your LIB will now become the greater of
(i)	your old LIB of $120,600, and
(ii)	the lesser of
(a)	your new RGLB amount of $126,200, and
(b)	your old LIB of $120,600 plus the bonus amount of $5,600.
Therefore, your LIB is now $126,200, and your new Maximum WB for Life Amount is 5% of $126,200, or $6,310.
Your Bonus Base remains at $112,000.

●
Assume that you take a withdrawal equal to your Maximum WB for Life Amount of $6,310 in your sixth contract year. Your RGLB amount will be reduced by the amount of the withdrawal, so that it will equal $126,200 - $6,310, or $119,890. Your GLB Base will remain at $126,200, so your Maximum WB Amount will remain at 5% of $126,200, or $6,310. Your LIB will also remain at $126,200, so your Maximum WB for Life Amount will remain at 5% of $126,200, or $6,310. Your Bonus Base remains at $112,000.

●
Assume that you remain alive and that you continue to make withdrawals of $6,310 until the RGLB amount runs out in year 2031. Because the RGLB amount is now $0, the GLB Base also becomes $0. Your Bonus Base is $0 because bonus credits may only be given in the first ten Contract Years. Your LIB is still $126,200. Therefore, you can continue to receive $6,310 per year as long as you are alive. We will continue to charge the rider fee for as long as you are eligible to receive benefits under the WB Plan. The Owner can annuitize as long as there is a remaining Account Value, but if the Account Value drops to zero, the Contract terminates.

EXAMPLE 18: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $101,196.79. The charge deducted on March 31, 2007 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2007 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $102,307.23. The fee deducted on June 30, 2007 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2007 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2007, your Account Value before the charge for Secured Returns for Life Plus is taken is $103,443.69. The fee deducted on September 30, 2007 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2007 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2017. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life Plus charges that have been made. Note that if Secured Returns for Life Plus was revoked or cancelled before the maturity date for your Benefit of January 1, 2017, then no Secured Returns for Life Plus credit will be made to your Account.

●
If Secured Returns for Life Plus is still available to new Owners, you may elect to renew your participation in Secured Returns for Life Plus with a new GLB amount equal to the ending January 1, 2017 Account Value at the cost and terms available to new Owners.

APPENDIX E -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long- Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
Sun Capital Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities	MFS Value	MFS Strategic Growth	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Mass Investors Growth Stock	PIMCO All Asset

		Franklin Mutual Shares	MFS Emerging Growth	PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS/Sun Life Emerging Markets Equity

		MFS Capital Opportunities	Lord Abbett Growth Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	MFS Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	Columbia Marsico Growth

Columbia Marsico 21st Century

Columbia Marsico International Opportunities

Wanger US Smaller Companies

Wanger Select

Columbia Small Cap Value

SC FI Large Cap Growth

APPENDIX F -
CONDENSED FINANICAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Colonial Small Cap Value Class B	01	2005	10.000	10.663	0

Colonial Small Cap Value Class B	02	2005	10.000	10.646	0

Colonial Small Cap Value Class B	03	2005	10.000	10.642	0

Colonial Small Cap Value Class B	04	2005	10.000	10.629	0

Colonial Small Cap Value Class B	05	2005	10.000	10.612	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.318	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.315	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.314	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.000	10.308	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.394	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.390	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.389	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.387	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.000	10.383	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.435	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.431	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.430	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.428	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.000	10.424	0

Franklin Small Cap Value Securities Fund	01	2005	10.676	11.456	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.676	0

Franklin Small Cap Value Securities Fund	02	2005	10.673	11.429	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.673	0

Franklin Small Cap Value Securities Fund	03	2005	10.672	11.423	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.672	0

Franklin Small Cap Value Securities Fund	04	2005	10.670	11.403	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.670	0

Franklin Small Cap Value Securities Fund	05	2005	10.667	11.376	0
Franklin Small Cap Value Securities Fund	05	2004	10.000	10.667	0

Lord Abbett All Value Portfolio	01	2005	10.578	11.161	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.578	0

Lord Abbett All Value Portfolio	02	2005	10.575	11.135	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.575	0

Lord Abbett All Value Portfolio	03	2005	10.574	11.129	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.574	0

Lord Abbett All Value Portfolio	04	2005	10.572	11.109	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	05	2005	10.569	11.083	0
Lord Abbett All Value Portfolio	05	2004	10.000	10.569	0

Lord Abbett Series Fund Growth and Income	01	2005	10.502	10.697	29,645
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.502	0

Lord Abbett Series Fund Growth and Income	02	2005	10.499	10.672	8,340
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.499	0

Lord Abbett Series Fund Growth and Income	03	2005	10.498	10.666	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.498	0

Lord Abbett Series Fund Growth and Income	04	2005	10.496	10.648	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.496	0

Lord Abbett Series Fund Growth and Income	05	2005	10.493	10.623	0
Lord Abbett Series Fund Growth and Income	05	2004	10.000	10.493	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.847	11.196	6,152
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.847	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.844	11.170	890
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.844	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.843	11.164	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.843	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.841	11.144	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.841	0

Lord Abbett Series Fund Growth Opportunities	05	2005	10.838	11.118	0
Lord Abbett Series Fund Growth Opportunities	05	2004	10.000	10.838	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.835	11.568	2,855
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.835	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.832	11.541	153
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.831	11.534	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.831	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.828	11.514	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.828	0

Lord Abbett Series Fund Mid Cap Value	05	2005	10.825	11.487	0
Lord Abbett Series Fund Mid Cap Value	05	2004	10.000	10.825	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.588	10.582	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.588	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.584	10.557	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.584	10.551	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.581	10.533	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.581	0

MFS/Sun Life Capital Opportunities Series S Class	05	2005	10.578	10.509	0
MFS/Sun Life Capital Opportunities Series S Class	05	2004	10.000	10.578	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.705	11.501	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.705	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.702	11.474	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.702	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.701	11.467	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.701	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.699	11.447	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.699	0

MFS/Sun Life Emerging Growth Series S Class	05	2005	10.696	11.421	0
MFS/Sun Life Emerging Growth Series S Class	05	2004	10.000	10.696	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.259	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.255	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.254	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.251	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.000	11.247	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.042	10.105	19,978
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.042	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.039	10.082	7,483
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.039	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.038	10.076	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.038	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.036	10.058	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	05	2005	10.033	10.035	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.000	10.033	0

MFS/Sun Life High Yield Series S Class	01	2005	10.119	10.176	6,078
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.119	0

MFS/Sun Life High Yield Series S Class	02	2005	10.116	10.153	2,700
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	03	2005	10.116	10.147	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	04	2005	10.113	10.129	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.113	0

MFS/Sun Life High Yield Series S Class	05	2005	10.110	10.106	0
MFS/Sun Life High Yield Series S Class	05	2004	10.000	10.110	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.509	10.798	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.509	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.505	10.773	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.505	10.767	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.502	10.748	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.502	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	10.499	10.723	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	10.000	10.499	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.523	11.151	27,158
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.523	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.520	11.125	7,073
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.520	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.519	11.119	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.519	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.517	11.100	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	10.513	11.074	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	10.000	10.513	0

MFS/Sun Life Money Market Series S Class	01	2005	9.998	10.107	12,868
MFS/Sun Life Money Market Series S Class	01	2004	10.000	9.998	0

MFS/Sun Life Money Market Series S Class	02	2005	9.995	10.083	8,909
MFS/Sun Life Money Market Series S Class	02	2004	10.000	9.995	0

MFS/Sun Life Money Market Series S Class	03	2005	9.994	10.077	0
MFS/Sun Life Money Market Series S Class	03	2004	10.000	9.994	0

MFS/Sun Life Money Market Series S Class	04	2005	9.992	10.060	0
MFS/Sun Life Money Market Series S Class	04	2004	10.000	9.992	0

MFS/Sun Life Money Market Series S Class	05	2005	9.989	10.036	0
MFS/Sun Life Money Market Series S Class	05	2004	10.000	9.989	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.718	11.097	12,428
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.718	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.714	11.072	3,049
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.714	11.065	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.711	11.046	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.711	0

MFS/Sun Life New Discovery Series S Class	05	2005	10.708	11.020	0
MFS/Sun Life New Discovery Series S Class	05	2004	10.000	10.708	0

MFS/Sun Life Research International Series S Class	01	2005	10.766	12.341	5,430
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.766	0

MFS/Sun Life Research International Series S Class	02	2005	10.763	12.312	372
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.763	0

MFS/Sun Life Research International Series S Class	03	2005	10.762	12.305	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.762	0

MFS/Sun Life Research International Series S Class	04	2005	10.760	12.284	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	05	2005	10.756	12.255	0
MFS/Sun Life Research International Series S Class	05	2004	10.000	10.756	0

MFS/Sun Life Research Series S Class	01	2005	10.634	11.300	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.634	0

MFS/Sun Life Research Series S Class	02	2005	10.631	11.273	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.631	0

MFS/Sun Life Research Series S Class	03	2005	10.630	11.267	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.630	0

MFS/Sun Life Research Series S Class	04	2005	10.628	11.247	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.628	0

MFS/Sun Life Research Series S Class	05	2005	10.625	11.221	0
MFS/Sun Life Research Series S Class	05	2004	10.000	10.625	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.490	10.470	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.490	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.487	10.446	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.487	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.486	10.440	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.486	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.484	10.422	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.484	0

MFS/Sun Life Strategic Growth Series S Class	05	2005	10.481	10.398	0
MFS/Sun Life Strategic Growth Series S Class	05	2004	10.000	10.481	0

MFS/Sun Life Total Return Series S Class	01	2005	10.359	10.507	260,030
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.359	0

MFS/Sun Life Total Return Series S Class	02	2005	10.356	10.482	102,738
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.356	0

MFS/Sun Life Total Return Series S Class	03	2005	10.355	10.476	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.355	0

MFS/Sun Life Total Return Series S Class	04	2005	10.353	10.458	4,416
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	05	2005	10.350	10.434	0
MFS/Sun Life Total Return Series S Class	05	2004	10.000	10.350	0

MFS/Sun Life Utilities Series S Class	01	2005	10.824	12.490	106
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.824	0

MFS/Sun Life Utilities Series S Class	02	2005	10.820	12.461	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	03	2005	10.820	12.454	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	04	2005	10.817	12.432	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.817	0

MFS/Sun Life Utilities Series S Class	05	2005	10.814	12.404	0
MFS/Sun Life Utilities Series S Class	05	2004	10.000	10.814	0

MFS/Sun Life Value Series S Class	01	2005	10.476	10.990	118
MFS/Sun Life Value Series S Class	01	2004	10.000	10.476	0

MFS/Sun Life Value Series S Class	02	2005	10.473	10.965	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.473	0

MFS/Sun Life Value Series S Class	03	2005	10.472	10.959	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.472	0

MFS/Sun Life Value Series S Class	04	2005	10.470	10.939	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.470	0

MFS/Sun Life Value Series S Class	05	2005	10.467	10.914	0
MFS/Sun Life Value Series S Class	05	2004	10.000	10.467	0

Mutual Shares Securities Fund	01	2005	10.564	11.522	0
Mutual Shares Securities Fund	01	2004	10.000	10.564	0

Mutual Shares Securities Fund	02	2005	10.561	11.496	0
Mutual Shares Securities Fund	02	2004	10.000	10.561	0

Mutual Shares Securities Fund	03	2005	10.561	11.489	0
Mutual Shares Securities Fund	03	2004	10.000	10.561	0

Mutual Shares Securities Fund	04	2005	10.558	11.469	0
Mutual Shares Securities Fund	04	2004	10.000	10.558	0

Mutual Shares Securities Fund	05	2005	10.555	11.442	0
Mutual Shares Securities Fund	05	2004	10.000	10.555	0

Nations Marsico 21st Century	01	2005	10.000	11.306	0

Nations Marsico 21st Century	02	2005	10.000	11.288	0

Nations Marsico 21st Century	03	2005	10.000	11.283	0

Nations Marsico 21st Century	04	2005	10.000	11.270	0

Nations Marsico 21st Century	05	2005	10.000	11.252	0

Nations Marsico Growth Portfolio	01	2005	10.000	10.981	0

Nations Marsico Growth Portfolio	02	2005	10.000	10.964	0

Nations Marsico Growth Portfolio	03	2005	10.000	10.960	0

Nations Marsico Growth Portfolio	04	2005	10.000	10.947	0

Nations Marsico Growth Portfolio	05	2005	10.000	10.929	0

Nations Marsico International Opportunities Portfolio	01	2005	10.000	11.971	0

Nations Marsico International Opportunities Portfolio	02	2005	10.000	11.952	0

Nations Marsico International Opportunities Portfolio	03	2005	10.000	11.948	0

Nations Marsico International Opportunities Portfolio	04	2005	10.000	11.934	0

Nations Marsico International Opportunities Portfolio	05	2005	10.000	11.915	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.349	10.707	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.349	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.346	10.682	0
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.346	10.676	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.343	10.657	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.343	0

Oppenheimer Capital Appreciation Fund/VA	05	2005	10.340	10.632	0
Oppenheimer Capital Appreciation Fund/VA	05	2004	10.000	10.340	0

Oppenheimer Global Securities Fund	01	2005	10.923	12.291	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.923	0

Oppenheimer Global Securities Fund	02	2005	10.919	12.262	0
Oppenheimer Global Securities Fund	02	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	03	2005	10.919	12.255	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	04	2005	10.916	12.234	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.916	0

Oppenheimer Global Securities Fund	05	2005	10.913	12.205	0
Oppenheimer Global Securities Fund	05	2004	10.000	10.913	0

Oppenheimer Main St. Fund/VA	01	2005	10.392	10.841	58,093
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.392	0

Oppenheimer Main St. Fund/VA	02	2005	10.389	10.816	14,783
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.389	0

Oppenheimer Main St. Fund/VA	03	2005	10.388	10.809	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.388	0

Oppenheimer Main St. Fund/VA	04	2005	10.386	10.790	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.386	0

Oppenheimer Main St. Fund/VA	05	2005	10.383	10.765	0
Oppenheimer Main St. Fund/VA	05	2004	10.000	10.383	0

Oppenheimer Main St. smp Fund/VA	01	2005	10.755	11.641	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.755	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.752	11.614	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.752	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.751	11.607	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.751	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.748	11.587	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.748	0

Oppenheimer Main St. Small Cap Fund/VA	05	2005	10.745	11.560	0
Oppenheimer Main St. Small Cap Fund/VA	05	2004	10.000	10.745	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.342	11.303	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.342	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.339	11.277	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.339	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.338	11.270	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.338	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.336	11.251	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.336	0

PIMCO Emerging Markets Bond Portfolio	05	2005	10.333	11.225	0
PIMCO Emerging Markets Bond Portfolio	05	2004	10.000	10.333	0

PIMCO Low Duration Portfolio	01	2005	10.002	9.967	57,693
PIMCO Low Duration Portfolio	01	2004	10.000	10.002	0

PIMCO Low Duration Portfolio	02	2005	9.999	9.944	23,100
PIMCO Low Duration Portfolio	02	2004	10.000	9.999	0

PIMCO Low Duration Portfolio	03	2005	9.998	9.938	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.998	0

PIMCO Low Duration Portfolio	04	2005	9.996	9.921	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	05	2005	9.993	9.898	0
PIMCO Low Duration Portfolio	05	2004	10.000	9.993	0

PIMCO Real Return Portfolio	01	2005	10.189	10.262	0
PIMCO Real Return Portfolio	01	2004	10.000	10.189	0

PIMCO Real Return Portfolio	02	2005	10.186	10.239	0
PIMCO Real Return Portfolio	02	2004	10.000	10.186	0

PIMCO Real Return Portfolio	03	2005	10.185	10.233	0
PIMCO Real Return Portfolio	03	2004	10.000	10.185	0

PIMCO Real Return Portfolio	04	2005	10.183	10.215	0
PIMCO Real Return Portfolio	04	2004	10.000	10.183	0

PIMCO Real Return Portfolio	05	2005	10.180	10.191	0
PIMCO Real Return Portfolio	05	2004	10.000	10.180	0

PIMCO Total Return Portfolio	01	2005	10.066	10.174	128
PIMCO Total Return Portfolio	01	2004	10.000	10.066	0

PIMCO Total Return Portfolio	02	2005	10.063	10.150	0
PIMCO Total Return Portfolio	02	2004	10.000	10.063	0

PIMCO Total Return Portfolio	03	2005	10.062	10.144	0
PIMCO Total Return Portfolio	03	2004	10.000	10.062	0

PIMCO Total Return Portfolio	04	2005	10.060	10.127	0
PIMCO Total Return Portfolio	04	2004	10.000	10.060	0

PIMCO Total Return Portfolio	05	2005	10.057	10.103	0
PIMCO Total Return Portfolio	05	2004	10.000	10.057	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.224	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.220	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.219	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.217	0

PIMCO VIT All Asset Portfolio	05	2005	10.000	10.213	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.302	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.295	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	05	2005	10.000	10.292	0

Sun Capital All Cap S Class	01	2005	10.955	10.702	11
Sun Capital All Cap S Class	01	2004	10.000	10.955	0

Sun Capital All Cap S Class	02	2005	10.951	10.677	0
Sun Capital All Cap S Class	02	2004	10.000	10.951	0

Sun Capital All Cap S Class	03	2005	10.951	10.671	0
Sun Capital All Cap S Class	03	2004	10.000	10.951	0

Sun Capital All Cap S Class	04	2005	10.948	10.652	0
Sun Capital All Cap S Class	04	2004	10.000	10.948	0

Sun Capital All Cap S Class	05	2005	10.945	10.627	0
Sun Capital All Cap S Class	05	2004	10.000	10.945	0

Sun Capital Investment Grade Bond S Class	01	2005	10.064	10.101	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.064	0

Sun Capital Investment Grade Bond S Class	02	2005	10.061	10.077	0
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	03	2005	10.061	10.072	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	04	2005	10.058	10.054	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.058	0

Sun Capital Investment Grade Bond S Class	05	2005	10.055	10.031	0
Sun Capital Investment Grade Bond S Class	05	2004	10.000	10.055	0

Sun Capital Money Market S Class	01	2005	10.000	10.086	3

Sun Capital Money Market S Class	02	2005	10.000	10.070	0

Sun Capital Money Market S Class	03	2005	10.000	10.066	0

Sun Capital Money Market S Class	04	2005	10.000	10.054	0

Sun Capital Money Market S Class	05	2005	10.000	10.038	0

Sun Capital Real Estate Fund S Class	01	2005	11.017	11.887	9,408
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.017	0

Sun Capital Real Estate Fund S Class	02	2005	11.014	11.859	1,309
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.014	0

Sun Capital Real Estate Fund S Class	03	2005	11.013	11.853	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.013	0

Sun Capital Real Estate Fund S Class	04	2005	11.011	11.832	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.011	0

Sun Capital Real Estate Fund S Class	05	2005	11.008	11.804	0
Sun Capital Real Estate Fund S Class	05	2004	10.000	11.008	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.212	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.208	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.207	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.205	0

Templeton Developing Markets Securities Fund, Class 2	05	2005	10.000	11.201	0

Templeton Foreign Securities Fund	01	2005	10.728	11.660	46,008
Templeton Foreign Securities Fund	01	2004	10.000	10.728	0

Templeton Foreign Securities Fund	02	2005	10.725	11.633	11,402
Templeton Foreign Securities Fund	02	2004	10.000	10.725	0

Templeton Foreign Securities Fund	03	2005	10.724	11.626	0
Templeton Foreign Securities Fund	03	2004	10.000	10.724	0

Templeton Foreign Securities Fund	04	2005	10.722	11.606	0
Templeton Foreign Securities Fund	04	2004	10.000	10.722	0

Templeton Foreign Securities Fund	05	2005	10.718	11.579	0
Templeton Foreign Securities Fund	05	2004	10.000	10.718	0

Templeton Growth Securities Fund Class 2	01	2005	10.626	11.412	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.626	0

Templeton Growth Securities Fund Class 2	02	2005	10.623	11.386	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.623	0

Templeton Growth Securities Fund Class 2	03	2005	10.622	11.379	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.622	0

Templeton Growth Securities Fund Class 2	04	2005	10.620	11.360	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.620	0

Templeton Growth Securities Fund Class 2	05	2005	10.617	11.333	0
Templeton Growth Securities Fund Class 2	05	2004	10.000	10.617	0

Wanger Select, Variable Series	01	2005	10.000	11.546	1

Wanger Select, Variable Series	02	2005	10.000	11.528	0

Wanger Select, Variable Series	03	2005	10.000	11.523	0

Wanger Select, Variable Series	04	2005	10.000	11.509	0

Wanger Select, Variable Series	05	2005	10.000	11.491	0

Wanger US Smaller Companies, Variable Series	01	2005	10.000	11.097	0

Wanger US Smaller Companies, Variable Series	02	2005	10.000	11.079	0

Wanger US Smaller Companies, Variable Series	03	2005	10.000	11.075	0

Wanger US Smaller Companies, Variable Series	04	2005	10.000	11.062	0

Wanger US Smaller Companies, Variable Series	05	2005	10.000	11.044	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 447-7569

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
MAY 1, 2006
SUN LIFE FINANCIAL MASTERSSMSELECT NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Small-Cap Value Equity Funds
Securities Fund, Class 2	Franklin Templeton VIP Trust Franklin Small Cap
Franklin Templeton VIP Trust Mutual	Value Securities Fund, Class 2
Shares Securities Fund, Class 2	Small-Cap Blend Equity Funds
Lord Abbett Series Fund All Value Portfolio	Oppenheimer Main Street Small Cap Fund/VA
Lord Abbett Series Fund Growth & Income Portfolio	- Service Shares
MFS/Sun Life Total Return - S Class	Small-Cap Growth Equity Funds
MFS/ Sun Life Value - S Class	MFS/ Sun Life New Discovery - S Class
Large-Cap Blend Equity Funds	Multi-Cap Equity Funds
Franklin Templeton VIP Trust Templeton Developing	Sun Capital® All Cap Fund - S Class
Markets Securities Fund - Class 2	Specialty Funds
MFS/ Sun Life Capital Opportunities - S Class	MFS/ Sun Life Utilities - S Class
MFS/Sun Life Emerging Markets Equity - S Class	PIMCO VIT CommodityRealReturn Strategy
MFS/ Sun Life Massachusetts Investors Trust	Portfolio
- S Class	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Research - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Research International - S Class	PIMCO VIT Low Duration Portfolio
Oppenheimer Main Street Fund/VA - Service Shares	High-Quality Intermediate-Term Bond Funds
Large-Cap Growth Equity Funds	MFS/ Sun Life Government Securities - S Class
MFS/ Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund®
MFS/ Sun Life Massachusetts Investors Growth	- S Class
Stock - S Class	PIMCO VIT All Asset Portfolio
MFS/ Sun Life Strategic Growth - S Class	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	MFS/ Sun Life Money Market - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
Fidelity VIP Freedom 2015 Portfolio - Service Class 2
Fidelity VIP Freedom 2020 Portfolio - Service Class 2

Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 54 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS. WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACT
DISTRIBUTION OF THE CONTRACT
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT EXAMPLES
APPENDIX E - SECURED RETURNS 2 BENEFIT
APPENDIX F - BUILD YOUR PORTFOLIO
APPENDIX G - CONDENSED FINANICAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Select NY Variable and Fixed Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life

Secured Returns for Life guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. You may choose to receive your Secured Returns for Life under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount (GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Secured Returns for Life is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life terminates.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, the optional death benefit rider. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. You may enhance the basic death benefit by electing the optional death benefit rider. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Contract Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Contract Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if required by your state), we will send you, depending upon the laws of your state, either the full amount of all your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.25%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders, are assessed as a percentage of Average daily net Variable Account assets. The charge for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders is assessed on a quarterly basis from your total Account Value.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Optional Living Benefit Rider (Secured Returns for Life or Secured Returns 2) (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.25%[8]

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increase at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,130	$2,203	$3,252	$5,920

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$538	$1,793	$3,014	$5,920

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix G.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis for use in connection with their retirement planning. We issue the Contract directly to the individual Owner of the Contract. In this Prospectus, unless we state otherwise, we address Owners of Individual Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund Shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Owner dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts,

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is currently no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment. "

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS. WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Contract Years, including the current Contract Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Contract Years as "Old Payments."

For the first Contract Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the free withdrawal amount is equal to the greater of:

●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Contract Year.

Your Contract's earnings are equal to:

●	your Account Value as of the close of business on the previous business day, minus

●	all Purchase Payments made, plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Contract Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

The withdrawal charge will never be greater than 7% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Contract Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Contract Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending upon where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the last step-up.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Contract Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate.

Secured Returns for Life guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

If you elect Secured Returns for Life, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in Appendix D.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan." Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked.

For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in Appendix D.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix F.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

     Replacement Program

If you purchased the Secured Returns 2 Benefit ("Secured Returns 2"), prior to the later of the effective date of this Prospectus or 30 days after the date Secured Returns for Life became available for sale in your state, you may replace Secured Returns 2 with Secured Returns for Life, subject to our current underwriting rules. If you decide to replace Secured Returns 2 with Secured Returns for Life, you must notify us of your decision within 30 days of the date Secured Returns for Life is available for sale in your state. After you replace Secured Returns 2 with Secured Returns for Life, the following terms and conditions apply to your Contract:

●	Your GLB amount will not change upon replacement.

●	All benefits provided under Secured Returns for Life will commence on the date we receive your notification to participate in Secured Returns for Life ("Notification Date").

●	Any refund of rider charges (described below) will be applied to rider charges paid while participating in Secured Returns 2 as well as those paid while participating in Secured Returns for Life.

●
The time period for measuring the duration of your Secured Returns for Life Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange Secured Returns 2 for Secured Returns for Life twelve months after your Issue Date, your AB Plan will mature in nine years.

●	If you are participating in the WB Plan on the Notification Date, then you must remain in the WB Plan.

●	If you are participating in the WB Plan on the Notification Date then, on that Date, we will calculate your GLB Base as follows:

Your GLB Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have never withdrawn more than your Maximum WB Amount in any Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have withdrawn more than your Maximum WB Amount in any one Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your GLB amount

●
If you are participating in the WB Plan on the Notification Date, but have not passed your first Contract Anniversary after your 59th birthday as of that Date, then we will calculate your Lifetime Income Base on your first Contract Anniversary after your 59th birthday using your GLB amount on that Contract Anniversary.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured Returns for Life is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 7 in Appendix D.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life:

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in Appendix D.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once the Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life. Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in Appendix D.)

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in Appendix D.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix D.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, or Lifetime Income Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, or Lifetime Income Base, or both of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Owner dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Owner, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Owner dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Owner, we will pay the death benefit upon the first death of such Owner.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Owner in an acceptable form, if you have elected a death benefit payment method before the death of the Owner and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Riders.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV, the death benefit will be the greater of:

●	the amount payable under the basic death benefit (above), or

●
your Highest Account Value on any Contract Anniversary before Owner's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address a completed election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice in good order at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Owner's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Owner named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Owner and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding variable and fixed accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, , or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account’s RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract’s Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract’s additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity’s cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.00% of Purchase Payments, and 1.25% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of the Company’s products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $64,672, respectively, in commissions were paid to but not retained Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Insurance and Annuity Company of New York, One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Select NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of a Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Owner's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Co-Owner" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Contract	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	6.00%	$2,346
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	5.00%	$2,000
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	4.00%	$1,600
	5	$57,300	$5,200	$17,300	$17,300	$40,000	3.00%	$1,200
	6	$63,000	$5,700	$23,000	$23,000	$40,000	2.00%	$ 800
	7	$66,200	$3,200	$26,200	$26,200	$40,000	1.00%	$ 400
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)
In Contract Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)
In Contract Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Contract	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$ 6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$ 6,000	$ 0	6.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$ 9,600	$ 0	5.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$ 6,100	$ 0	4.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	4.00%	$ 84	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	4.00%	$ 456	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	4.00%	$ 784	$ 6,900

(a)
In Contract Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Contract Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)
Since $10,900 of the 2 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)
Since $11,500 of the 3 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 4% of $6,900, which equals $276. The total Contract Year 4 withdrawal charges would then be $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Surrender Value*	= $ 76,020.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Surrender Value*	= $56,320.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
SECURED RETURNS FOR LIFE BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2006 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●	Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $168,000 at the cost and terms available to new Owners.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●
Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Funds, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount equal to the ending January 1, 2016 Account Value at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000/$110,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you deposit an additional $80,000.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000/$240,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Funds, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume you Designated Funds earn -2% in Contract Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base].

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Funds, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Funds earn 2% in Contract Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108].

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Funds earn -2% in Contract Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base.]
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●
Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 14: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*
Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan, Refund Applies.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you deposit an additional $80,000.
●
On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $293,850 at the cost and terms available to new Owners.

APPENDIX E -
SECURED RETURNS 2 BENEFIT

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

●	Your GLB amount did not change.

●
Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below) following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

●	All benefits provided under Secured Returns 2 commenced on the Notification Date.

●	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

●
The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

●
If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Contract Anniversary.

Subject to state availability, after October 31, 2005, a new enhanced living benefit rider, Secured Returns for Life, became available under the Contract. The following information applies to your Contract if you purchased your Contract prior to the date Secured Returns for Life became available and you have not elected to replace Secured Returns 2 with Secured Returns for Life.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 79 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Contract Anniversary. Anytime after your 7th Contract Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Contract Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Contract Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 76th birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 below.

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Contract Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Contract Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Contract Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 below.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year until your remaining GLB amount equals zero. Once the RGLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Contract Year, your remaining GLB amount may be adversely affected. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Contract Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 below.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Contract Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 below.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Step-Up of GLB Amount

After your fifth Contract Anniversary, you may elect to increase your GLB amount or remaining GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Contract Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 below.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new "maximum WB amount." (See Example 8 below.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Contract Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 below.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU SELECTED THE SECURED RETURNS 2 PROGRAM. YOUR INITIAL GLB AMOUNT EQUALS YOUR DEPOSIT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●
Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●
Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Contract Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●
Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Contract Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

●
Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●
Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●
Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Contract Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●
On January 2, 2011 you begin a new Contract Year. Therefore, you can withdraw $8,400 in this new Contract Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Contract Year. On December 31, 2011, the remaining GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Contract Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●
Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you deposit an additional $80,000.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.

●
Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you deposit an additional $80,000.

●
On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional deposit of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.

●
Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX F -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
MFS Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities		MFS Strategic Growth

		MFS Value	MFS Mass Investors Growth Stock	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Emerging Growth	PIMCO All Asset

		Franklin Mutual Shares		PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS Emerging Markets Equity

Lord Abbett Growth Opportunities

MFS Capital Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	SC FI Large Cap Growth

APPENDIX G -
CONDENSED FINANICAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.318	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.315	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.314	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.000	10.308	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.394	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.390	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.389	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.387	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.000	10.383	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.435	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.431	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.430	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.428	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.000	10.424	0

Franklin Small Cap Value Securities Fund	01	2005	10.676	11.456	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.676	0

Franklin Small Cap Value Securities Fund	02	2005	10.673	11.429	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.673	0

Franklin Small Cap Value Securities Fund	03	2005	10.672	11.423	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.672	0

Franklin Small Cap Value Securities Fund	04	2005	10.670	11.403	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.670	0

Franklin Small Cap Value Securities Fund	05	2005	10.667	11.376	0
Franklin Small Cap Value Securities Fund	05	2004	10.000	10.667	0

Lord Abbett All Value Portfolio	01	2005	10.578	11.161	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.578	0

Lord Abbett All Value Portfolio	02	2005	10.575	11.135	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.575	0

Lord Abbett All Value Portfolio	03	2005	10.574	11.129	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.574	0

Lord Abbett All Value Portfolio	04	2005	10.572	11.109	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	05	2005	10.569	11.083	0
Lord Abbett All Value Portfolio	05	2004	10.000	10.569	0

Lord Abbett Series Fund Growth and Income	01	2005	10.502	10.697	29,645
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.502	0

Lord Abbett Series Fund Growth and Income	02	2005	10.499	10.672	8,340
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.499	0

Lord Abbett Series Fund Growth and Income	03	2005	10.498	10.666	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.498	0

Lord Abbett Series Fund Growth and Income	04	2005	10.496	10.648	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.496	0

Lord Abbett Series Fund Growth and Income	05	2005	10.493	10.623	0
Lord Abbett Series Fund Growth and Income	05	2004	10.000	10.493	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.847	11.196	6,152
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.847	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.844	11.170	890
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.844	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.843	11.164	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.843	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.841	11.144	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.841	0

Lord Abbett Series Fund Growth Opportunities	05	2005	10.838	11.118	0
Lord Abbett Series Fund Growth Opportunities	05	2004	10.000	10.838	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.835	11.568	2,855
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.835	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.832	11.541	153
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.831	11.534	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.831	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.828	11.514	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.828	0

Lord Abbett Series Fund Mid Cap Value	05	2005	10.825	11.487	0
Lord Abbett Series Fund Mid Cap Value	05	2004	10.000	10.825	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.588	10.582	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.588	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.584	10.557	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.584	10.551	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.581	10.533	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.581	0

MFS/Sun Life Capital Opportunities Series S Class	05	2005	10.578	10.509	0
MFS/Sun Life Capital Opportunities Series S Class	05	2004	10.000	10.578	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.705	11.501	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.705	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.702	11.474	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.702	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.701	11.467	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.701	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.699	11.447	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.699	0

MFS/Sun Life Emerging Growth Series S Class	05	2005	10.696	11.421	0
MFS/Sun Life Emerging Growth Series S Class	05	2004	10.000	10.696	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.259	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.255	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.254	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.251	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.000	11.247	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.042	10.105	19,978
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.042	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.039	10.082	7,483
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.039	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.038	10.076	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.038	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.036	10.058	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	05	2005	10.033	10.035	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.000	10.033	0

MFS/Sun Life High Yield Series S Class	01	2005	10.119	10.176	6,078
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.119	0

MFS/Sun Life High Yield Series S Class	02	2005	10.116	10.153	2,700
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	03	2005	10.116	10.147	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	04	2005	10.113	10.129	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.113	0

MFS/Sun Life High Yield Series S Class	05	2005	10.110	10.106	0
MFS/Sun Life High Yield Series S Class	05	2004	10.000	10.110	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.509	10.798	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.509	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.505	10.773	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.505	10.767	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.502	10.748	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.502	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	10.499	10.723	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	10.000	10.499	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.523	11.151	27,158
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.523	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.520	11.125	7,073
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.520	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.519	11.119	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.519	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.517	11.100	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	10.513	11.074	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	10.000	10.513	0

MFS/Sun Life Money Market Series S Class	01	2005	9.998	10.107	12,868
MFS/Sun Life Money Market Series S Class	01	2004	10.000	9.998	0

MFS/Sun Life Money Market Series S Class	02	2005	9.995	10.083	8,909
MFS/Sun Life Money Market Series S Class	02	2004	10.000	9.995	0

MFS/Sun Life Money Market Series S Class	03	2005	9.994	10.077	0
MFS/Sun Life Money Market Series S Class	03	2004	10.000	9.994	0

MFS/Sun Life Money Market Series S Class	04	2005	9.992	10.060	0
MFS/Sun Life Money Market Series S Class	04	2004	10.000	9.992	0

MFS/Sun Life Money Market Series S Class	05	2005	9.989	10.036	0
MFS/Sun Life Money Market Series S Class	05	2004	10.000	9.989	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.718	11.097	12,428
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.718	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.714	11.072	3,049
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.714	11.065	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.711	11.046	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.711	0

MFS/Sun Life New Discovery Series S Class	05	2005	10.708	11.020	0
MFS/Sun Life New Discovery Series S Class	05	2004	10.000	10.708	0

MFS/Sun Life Research International Series S Class	01	2005	10.766	12.341	5,430
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.766	0

MFS/Sun Life Research International Series S Class	02	2005	10.763	12.312	372
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.763	0

MFS/Sun Life Research International Series S Class	03	2005	10.762	12.305	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.762	0

MFS/Sun Life Research International Series S Class	04	2005	10.760	12.284	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	05	2005	10.756	12.255	0
MFS/Sun Life Research International Series S Class	05	2004	10.000	10.756	0

MFS/Sun Life Research Series S Class	01	2005	10.634	11.300	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.634	0

MFS/Sun Life Research Series S Class	02	2005	10.631	11.273	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.631	0

MFS/Sun Life Research Series S Class	03	2005	10.630	11.267	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.630	0

MFS/Sun Life Research Series S Class	04	2005	10.628	11.247	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.628	0

MFS/Sun Life Research Series S Class	05	2005	10.625	11.221	0
MFS/Sun Life Research Series S Class	05	2004	10.000	10.625	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.490	10.470	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.490	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.487	10.446	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.487	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.486	10.440	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.486	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.484	10.422	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.484	0

MFS/Sun Life Strategic Growth Series S Class	05	2005	10.481	10.398	0
MFS/Sun Life Strategic Growth Series S Class	05	2004	10.000	10.481	0

MFS/Sun Life Total Return Series S Class	01	2005	10.359	10.507	260,030
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.359	0

MFS/Sun Life Total Return Series S Class	02	2005	10.356	10.482	102,738
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.356	0

MFS/Sun Life Total Return Series S Class	03	2005	10.355	10.476	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.355	0

MFS/Sun Life Total Return Series S Class	04	2005	10.353	10.458	4,416
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	05	2005	10.350	10.434	0
MFS/Sun Life Total Return Series S Class	05	2004	10.000	10.350	0

MFS/Sun Life Utilities Series S Class	01	2005	10.824	12.490	106
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.824	0

MFS/Sun Life Utilities Series S Class	02	2005	10.820	12.461	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	03	2005	10.820	12.454	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	04	2005	10.817	12.432	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.817	0

MFS/Sun Life Utilities Series S Class	05	2005	10.814	12.404	0
MFS/Sun Life Utilities Series S Class	05	2004	10.000	10.814	0

MFS/Sun Life Value Series S Class	01	2005	10.476	10.990	118
MFS/Sun Life Value Series S Class	01	2004	10.000	10.476	0

MFS/Sun Life Value Series S Class	02	2005	10.473	10.965	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.473	0

MFS/Sun Life Value Series S Class	03	2005	10.472	10.959	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.472	0

MFS/Sun Life Value Series S Class	04	2005	10.470	10.939	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.470	0

MFS/Sun Life Value Series S Class	05	2005	10.467	10.914	0
MFS/Sun Life Value Series S Class	05	2004	10.000	10.467	0

Mutual Shares Securities Fund	01	2005	10.564	11.522	0
Mutual Shares Securities Fund	01	2004	10.000	10.564	0

Mutual Shares Securities Fund	02	2005	10.561	11.496	0
Mutual Shares Securities Fund	02	2004	10.000	10.561	0

Mutual Shares Securities Fund	03	2005	10.561	11.489	0
Mutual Shares Securities Fund	03	2004	10.000	10.561	0

Mutual Shares Securities Fund	04	2005	10.558	11.469	0
Mutual Shares Securities Fund	04	2004	10.000	10.558	0

Mutual Shares Securities Fund	05	2005	10.555	11.442	0
Mutual Shares Securities Fund	05	2004	10.000	10.555	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.349	10.707	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.349	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.346	10.682	0
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.346	10.676	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.343	10.657	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.343	0

Oppenheimer Capital Appreciation Fund/VA	05	2005	10.340	10.632	0
Oppenheimer Capital Appreciation Fund/VA	05	2004	10.000	10.340	0

Oppenheimer Global Securities Fund	01	2005	10.923	12.291	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.923	0

Oppenheimer Global Securities Fund	02	2005	10.919	12.262	0
Oppenheimer Global Securities Fund	02	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	03	2005	10.919	12.255	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	04	2005	10.916	12.234	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.916	0

Oppenheimer Global Securities Fund	05	2005	10.913	12.205	0
Oppenheimer Global Securities Fund	05	2004	10.000	10.913	0

Oppenheimer Main St. Fund/VA	01	2005	10.392	10.841	58,093
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.392	0

Oppenheimer Main St. Fund/VA	02	2005	10.389	10.816	14,783
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.389	0

Oppenheimer Main St. Fund/VA	03	2005	10.388	10.809	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.388	0

Oppenheimer Main St. Fund/VA	04	2005	10.386	10.790	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.386	0

Oppenheimer Main St. Fund/VA	05	2005	10.383	10.765	0
Oppenheimer Main St. Fund/VA	05	2004	10.000	10.383	0

Oppenheimer Main St. smp Fund/VA	01	2005	10.755	11.641	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.755	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.752	11.614	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.752	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.751	11.607	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.751	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.748	11.587	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.748	0

Oppenheimer Main St. Small Cap Fund/VA	05	2005	10.745	11.560	0
Oppenheimer Main St. Small Cap Fund/VA	05	2004	10.000	10.745	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.342	11.303	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.342	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.339	11.277	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.339	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.338	11.270	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.338	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.336	11.251	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.336	0

PIMCO Emerging Markets Bond Portfolio	05	2005	10.333	11.225	0
PIMCO Emerging Markets Bond Portfolio	05	2004	10.000	10.333	0

PIMCO Low Duration Portfolio	01	2005	10.002	9.967	57,693
PIMCO Low Duration Portfolio	01	2004	10.000	10.002	0

PIMCO Low Duration Portfolio	02	2005	9.999	9.944	23,100
PIMCO Low Duration Portfolio	02	2004	10.000	9.999	0

PIMCO Low Duration Portfolio	03	2005	9.998	9.938	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.998	0

PIMCO Low Duration Portfolio	04	2005	9.996	9.921	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	05	2005	9.993	9.898	0
PIMCO Low Duration Portfolio	05	2004	10.000	9.993	0

PIMCO Real Return Portfolio	01	2005	10.189	10.262	0
PIMCO Real Return Portfolio	01	2004	10.000	10.189	0

PIMCO Real Return Portfolio	02	2005	10.186	10.239	0
PIMCO Real Return Portfolio	02	2004	10.000	10.186	0

PIMCO Real Return Portfolio	03	2005	10.185	10.233	0
PIMCO Real Return Portfolio	03	2004	10.000	10.185	0

PIMCO Real Return Portfolio	04	2005	10.183	10.215	0
PIMCO Real Return Portfolio	04	2004	10.000	10.183	0

PIMCO Real Return Portfolio	05	2005	10.180	10.191	0
PIMCO Real Return Portfolio	05	2004	10.000	10.180	0

PIMCO Total Return Portfolio	01	2005	10.066	10.174	128
PIMCO Total Return Portfolio	01	2004	10.000	10.066	0

PIMCO Total Return Portfolio	02	2005	10.063	10.150	0
PIMCO Total Return Portfolio	02	2004	10.000	10.063	0

PIMCO Total Return Portfolio	03	2005	10.062	10.144	0
PIMCO Total Return Portfolio	03	2004	10.000	10.062	0

PIMCO Total Return Portfolio	04	2005	10.060	10.127	0
PIMCO Total Return Portfolio	04	2004	10.000	10.060	0

PIMCO Total Return Portfolio	05	2005	10.057	10.103	0
PIMCO Total Return Portfolio	05	2004	10.000	10.057	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.224	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.220	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.219	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.217	0

PIMCO VIT All Asset Portfolio	05	2005	10.000	10.213	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.302	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.295	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	05	2005	10.000	10.292	0

Sun Capital All Cap S Class	01	2005	10.955	10.702	11
Sun Capital All Cap S Class	01	2004	10.000	10.955	0

Sun Capital All Cap S Class	02	2005	10.951	10.677	0
Sun Capital All Cap S Class	02	2004	10.000	10.951	0

Sun Capital All Cap S Class	03	2005	10.951	10.671	0
Sun Capital All Cap S Class	03	2004	10.000	10.951	0

Sun Capital All Cap S Class	04	2005	10.948	10.652	0
Sun Capital All Cap S Class	04	2004	10.000	10.948	0

Sun Capital All Cap S Class	05	2005	10.945	10.627	0
Sun Capital All Cap S Class	05	2004	10.000	10.945	0

Sun Capital Investment Grade Bond S Class	01	2005	10.064	10.101	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.064	0

Sun Capital Investment Grade Bond S Class	02	2005	10.061	10.077	0
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	03	2005	10.061	10.072	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	04	2005	10.058	10.054	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.058	0

Sun Capital Investment Grade Bond S Class	05	2005	10.055	10.031	0
Sun Capital Investment Grade Bond S Class	05	2004	10.000	10.055	0

Sun Capital Real Estate Fund S Class	01	2005	11.017	11.887	9,408
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.017	0

Sun Capital Real Estate Fund S Class	02	2005	11.014	11.859	1,309
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.014	0

Sun Capital Real Estate Fund S Class	03	2005	11.013	11.853	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.013	0

Sun Capital Real Estate Fund S Class	04	2005	11.011	11.832	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.011	0

Sun Capital Real Estate Fund S Class	05	2005	11.008	11.804	0
Sun Capital Real Estate Fund S Class	05	2004	10.000	11.008	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.212	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.208	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.207	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.205	0

Templeton Developing Markets Securities Fund, Class 2	05	2005	10.000	11.201	0

Templeton Foreign Securities Fund	01	2005	10.728	11.660	46,008
Templeton Foreign Securities Fund	01	2004	10.000	10.728	0

Templeton Foreign Securities Fund	02	2005	10.725	11.633	11,402
Templeton Foreign Securities Fund	02	2004	10.000	10.725	0

Templeton Foreign Securities Fund	03	2005	10.724	11.626	0
Templeton Foreign Securities Fund	03	2004	10.000	10.724	0

Templeton Foreign Securities Fund	04	2005	10.722	11.606	0
Templeton Foreign Securities Fund	04	2004	10.000	10.722	0

Templeton Foreign Securities Fund	05	2005	10.718	11.579	0
Templeton Foreign Securities Fund	05	2004	10.000	10.718	0

Templeton Growth Securities Fund Class 2	01	2005	10.626	11.412	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.626	0

Templeton Growth Securities Fund Class 2	02	2005	10.623	11.386	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.623	0

Templeton Growth Securities Fund Class 2	03	2005	10.622	11.379	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.622	0

Templeton Growth Securities Fund Class 2	04	2005	10.620	11.360	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.620	0

Templeton Growth Securities Fund Class 2	05	2005	10.617	11.333	0
Templeton Growth Securities Fund Class 2	05	2004	10.000	10.617	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PROSPECTUS
MAY 1, 2006
SUN LIFE FINANCIAL MASTERSSM SELECT NY

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C offer the flexible payment deferred annuity contracts described in this Prospectus to individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):

Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Columbia Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B4
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series
MFS/Sun Life Emerging Markets Equity - S Class	Multi-Cap Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	Sun Capital® All Cap Fund - S Class
- S Class	Specialty Funds
MFS/ Sun Life Research - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Research International - S Class	PIMCO VIT CommodityRealReturn Strategy
Oppenheimer Main Street Fund/VA - Service Shares	Portfolio
Large-Cap Growth Equity Funds	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Emerging Growth - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT Low Duration Portfolio
Stock - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Strategic Growth - S Class	MFS/ Sun Life Government Securities - S Class
Columbia Marsico 21st Century Fund, Variable Series[1]	Sun Capital Investment Grade Bond Fund®
Columbia Marsico Growth Fund, Variable Series[2]	- S Class
Columbia Marsico International Opportunities	PIMCO VIT All Asset Portfolio
Fund, Variable Series[3]	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Fidelity VIP Freedom 2020 Portfolio Service - Class 2

[1]	Formerly known as Nations Marsico 21st Century Portfolio.
[2]	Formerly known as Nations Marsico Growth Portfolio.
[3]	Formerly known as Nations Marsico International Opportunities Portfolio.
[4]	Formerly known as Colonial Small Cap Value Fund, Variable Series, Class B.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Columbia Wanger Asset Management, LLP, advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 54 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Service Address") or by telephoning (800) 447-7569. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following service address:

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS
PRODUCT HIGHLIGHTS
FEES AND EXPENSES
EXAMPLE
CONDENSED FINANCIAL INFORMATION
THE ANNUITY CONTRACT
COMMUNICATING TO US ABOUT YOUR CONTRACT
SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
THE VARIABLE ACCOUNT
VARIABLE ACCOUNT OPTIONS: THE FUNDS
THE FIXED ACCOUNT
THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS
THE ACCUMULATION PHASE
Issuing Your Contract
Amount and Frequency of Purchase Payments
Allocation of Net Purchase Payments
Your Account
Your Account Value
Variable Account Value
Fixed Account Value
Transfer Privilege
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates
Other Programs
WITHDRAWALS. WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT
Cash Withdrawals
Withdrawal Charge
Types of Withdrawals Not Subject to Withdrawal Charge
Market Value Adjustment
CONTRACT CHARGES
Account Fee
Administrative Expense Charge and Distribution Fee
Mortality and Expense Risk Charge
Charges for Optional Benefit Riders
Premium Taxes
Fund Expenses
OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE
Guaranteed Minimum Accumulation Benefit ("AB") Plan
Guaranteed Minimum Withdrawal Benefit ("WB") Plan
Cost of the Optional Living Benefit Rider
Withdrawals Under the Optional Living Benefit Rider
Annuitization Under the WB Plan
Cancellation of the Optional Living Benefit Rider
Revocation of the Optional Living Benefit Rider
Step-Up
Subsequent Purchase Payments After a Step-Up
Renewal of the Optional Living Benefit Rider
Refund of Rider Charges Under the AB Plan
Tax Issues
Your Death Under the AB Plan
Your Death Under the WB Plan
DEATH BENEFIT
Amount of Death Benefit
The Basic Death Benefit
Optional Death Benefit Rider
Spousal Continuance
Calculating the Death Benefit
Method of Paying Death Benefit
Non-Qualified Contracts
Selection and Change of Beneficiary
Payment of Death Benefit
THE INCOME PHASE -- ANNUITY PROVISIONS
Selection of Annuitant(s)
Selection of the Annuity Commencement Date
Annuity Options
Selection of Annuity Option
Amount of Annuity Payments
Exchange of Variable Annuity Units
Account Fee
Annuity Payment Rates
Annuity Options as Method of Payment for Death Benefit
OTHER CONTRACT PROVISIONS
Exercise of Contract Rights
Change of Ownership
Voting of Fund Shares
Periodic Reports
Substitution of Securities
Change in Operation of Variable Account
Splitting Units
Modification
Reservation of Rights
Right to Return
TAX CONSIDERATIONS
ADMINISTRATION OF THE CONTRACT
DISTRIBUTION OF THE CONTRACT
PERFORMANCE INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
STATE REGULATION
LEGAL PROCEEDINGS
FINANCIAL STATEMENTS
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX A - GLOSSARY
APPENDIX B - CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT
APPENDIX D - SECURED RETURNS FOR LIFE BENEFIT EXAMPLES
APPENDIX E - SECURED RETURNS 2 BENEFIT
APPENDIX F - BUILD YOUR PORTFOLIO
APPENDIX G - CONDENSED FINANICAL INFORMATION

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Select NY Variable and Fixed Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Contract Anniversary, we deduct a $30 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Contract Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account equal to 0.20% of the average daily value of your Contract.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life

Secured Returns for Life guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. You may choose to receive your Secured Returns for Life under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Contract Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount (GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Contract Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Secured Returns for Life is available only if you are age 80 or younger on the Open Date. If you annuitize, Secured Returns for Life terminates.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon whether you choose the basic death benefit or, for a fee, the optional death benefit rider. The basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. You may enhance the basic death benefit by electing the optional death benefit rider. The Maximum Anniversary Account Value Rider pays the greater of your basic death benefit or your highest Account Value on any Contract Anniversary before your 81st birthday. You must make your election before the date on which your Contract becomes effective. The rider is only available if you are younger than 80 on the Open Date. The optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Contract Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Contract Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Contract Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Insurance and Annuity Company of New York
          P. O. Box 9133
          Wellesley Hills, Massachusetts 02481
          Toll Free (800) 447-7569

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments):		7%[1]

Number of Complete Contract Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 30[4]

Variable Account Annual Expenses
(as a percentage of net Variable Account assets) 5

Mortality and Expense Risks Charge:	1.25%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Contract Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege.")

[3]
The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]
The Annual Account Fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Contract Year or if your Account Value is $100,000 or more on your Contract Anniversary. (See "Account Fee.")

[5]
All of the Variable Account Annual Expenses, except for the charges for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders, are assessed as a percentage of Average daily net Variable Account assets. The charge for the Secured Returns 2 and Secured Returns for Life Optional Living Benefit Riders is assessed on a quarterly basis from your total Account Value.

[6]
If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features

Maximum Charge for Optional Death Benefit Rider (MAV) (as a percentage of average daily net assets):	0.20%[7]

Maximum Charge for Optional Living Benefit Rider (Secured Returns for Life or Secured Returns 2) (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[8]

Total Variable Account Annual Expenses with Maximum Charge for Optional Death Benefit and Living Benefit Riders:	2.25%[8]

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[9]	0.25%	3.04%

[7]
The optional death benefit rider, know as the Maximum Contract Anniversary Value rider ("MAV"), is described in detail under "Death Benefit." This rider is available only if you are younger than age 80 on the Open Date.

[8]
The charge for the Optional Living Benefit may be increase at the time of a step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Contract Anniversary.

[9]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$1,130	$2,203	$3,252	$5,920

(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$538	$1,793	$3,014	$5,920

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix G.

THE ANNUITY CONTRACT

Sun Life Insurance and Annuity Company of New York and Sun Life (N.Y.) Variable Account C (the "Variable Account") offer the Contract on an individual basis for use in connection with their retirement planning. We issue the Contract directly to the individual Owner of the Contract. In this Prospectus, unless we state otherwise, we address Owners of Individual Contracts as "you." For the purpose of determining benefits under the Contracts, we establish an Account for each Owner, which we will refer to as "your" Account.

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing the optional death benefit rider and paying an additional charge for the optional death benefit rider. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 447-7569.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

We are a stock life insurance company incorporated under the laws of New York on May 25, 1983. We do business primarily in New York. Our Home Office is located at 60 East 42nd Street, Suite 1115, New York, New York 10165.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on October 18, 1985, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which are offered by the Company and other affiliated and unaffiliated offerors. These other products may have features, benefits and charges that are different from those under the Contract.

Under New York insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes will, in effect, be made by redeeming the number of Fund Shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 447-7569 or by writing to Sun Life Insurance and Annuity Company of New York, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Owners and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Owners and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Owners, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the account assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by New York State insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable New York state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:  THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Owner dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000 and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. You may change the allocation factors for future Payments by sending us notice of the change as required. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges, the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Expiration Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Expiration Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Expiration Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Expiration Date of any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Expiration Date:

●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Expiration Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Contract Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Contract Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts,

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is currently no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be effective that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive that the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of these risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Owner, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment. "

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

You may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty as well as charges applicable on withdrawal. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS. WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Service Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Upon request, we will notify you of the amount we would pay in the event of a full withdrawal. Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Contract Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by the total of the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Contract Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and New York state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Owners.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Contract Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Contract Years, including the current Contract Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Contract Years as "Old Payments."

For the first Contract Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Contract Years, the free withdrawal amount is equal to the greater of:

●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Contract Year.

Your Contract's earnings are equal to:

●	your Account Value as of the close of business on the previous business day, minus

●	all Purchase Payments made, plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Contract Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Contract Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Contract Years the Purchase Payment has been held in your Account, including the Contract Year in which you made the Payment, but not the Contract Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Contract Anniversary. Payments received during the current Contract Year will be charged 7%, if withdrawn. On your next scheduled Contract Anniversary, that Payment, along with any other Payments made during that Contract Year, will be considered to be in their second Contract Year and will have a 6% withdrawal charge. On the next Contract Anniversary, these Payments will move into their third Contract Year and will have a withdrawal charge of 5%, if withdrawn. This withdrawal charge decreases according to the number of Contract Years the Purchase Payment has been held in your Account. The declining Withdrawal Charge scale is as follows:

Number of Contract Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	7%
1-2	6%
2-3	5%
3-4	4%
4-5	3%
5-6	2%
6-7	1%
7 or more	0%

The withdrawal charge will never be greater than 7% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Contract Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

We will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Contract Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, for Guarantee Periods of one year or more. If the length of time remaining in the Guarantee Period applicable to your Guarantee Amount is not a complete number of years, J will be determined by straight line interpolation between the Guaranteed Interest Rates of the next highest and next lowest Guarantee Periods. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $30 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Contract Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Contract Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Contract Year; or

●	your Account Value is $100,000 or more on your Contract Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Contract Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $30 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Owner Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Contract Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Contract Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Owner prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee and the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect the Secured Returns for Life Benefit, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life."

If you elect the optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account equal to 0.20% of the average daily net assets of your Contract.

Premium Taxes

In New York, there is no premium tax. However, if an Owner or Payee is not a New York State resident, a premium tax may be imposed, depending upon where the Owner or Payee resides. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. You may elect the Benefit on or before the Issue Date, provided:

●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life works:

AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Contract Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the last step-up.

Guaranteed Living Benefit Amount (the "GLB amount"):
The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):
A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:
A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Contract Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:
The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount.

Remaining Guaranteed Living Benefit (the "RGLB amount"):
If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate.

Secured Returns for Life guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

If you elect Secured Returns for Life, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Contract Anniversary will be reduced depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in Appendix D.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Contract Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Contract Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your "Maximum WB for Life Amount" every Contract Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Contract Year after your first Contract Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Contract Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan." Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Contract Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan, as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Contract Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked.

For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in Appendix D.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds, "portfolio model," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bond funds; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix F.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

     Replacement Program

If you purchased the Secured Returns 2 Benefit ("Secured Returns 2"), prior to the later of the effective date of this Prospectus or 30 days after the date Secured Returns for Life became available for sale in your state, you may replace Secured Returns 2 with Secured Returns for Life, subject to our current underwriting rules. If you decide to replace Secured Returns 2 with Secured Returns for Life, you must notify us of your decision within 30 days of the date Secured Returns for Life is available for sale in your state. After you replace Secured Returns 2 with Secured Returns for Life, the following terms and conditions apply to your Contract:

●	Your GLB amount will not change upon replacement.

●	All benefits provided under Secured Returns for Life will commence on the date we receive your notification to participate in Secured Returns for Life ("Notification Date").

●	Any refund of rider charges (described below) will be applied to rider charges paid while participating in Secured Returns 2 as well as those paid while participating in Secured Returns for Life.

●
The time period for measuring the duration of your Secured Returns for Life Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange Secured Returns 2 for Secured Returns for Life twelve months after your Issue Date, your AB Plan will mature in nine years.

●	If you are participating in the WB Plan on the Notification Date, then you must remain in the WB Plan.

●	If you are participating in the WB Plan on the Notification Date then, on that Date, we will calculate your GLB Base as follows:

Your GLB Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have never withdrawn more than your Maximum WB Amount in any Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your Maximum WB Amount under Secured Returns 2
0.07

●
If you are participating in the WB Plan on the Notification Date, have passed your first Contract Anniversary after your 59th birthday, and have withdrawn more than your Maximum WB Amount in any one Contract Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your GLB amount

●
If you are participating in the WB Plan on the Notification Date, but have not passed your first Contract Anniversary after your 59th birthday as of that Date, then we will calculate your Lifetime Income Base on your first Contract Anniversary after your 59th birthday using your GLB amount on that Contract Anniversary.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured Returns for Life is currently equal to 0.50% of your Account Value. The quarterly charge will be determined by multiplying the Account Value at the end of the Account Quarter by 0.00125. (See Example 7 in Appendix D.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:

●	you annuitize or

●	under the provisions of Secured Returns for Life:

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge, until the 7th Contract Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:

●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:

●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Contract Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Contract Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:

● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●
If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●
If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)
You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in Appendix D.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once the Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for the Secured Returns for Life until your 7th Contract Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Contract Anniversary, you may revoke Secured Returns for Life. Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Contract Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Contract Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:

●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in Appendix D.)

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in Appendix D.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix D.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Contract Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of each Purchase Payment:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Secured Returns for Life will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the åFederal Tax Lawsæ). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, or Lifetime Income Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)
you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Contract Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, or Lifetime Income Base, or both of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)
Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)
Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Contract Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:

(1)
Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)
Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Owner dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Owner, we may pay the death benefit to the surviving Owner, if any, or, if there is no Owner, in one sum to your estate. We do not pay a death benefit if the Owner dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Owner, we will pay the death benefit upon the first death of such Owner.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Owner in an acceptable form, if you have elected a death benefit payment method before the death of the Owner and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general the death benefit will be the greater of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Rider

You may enhance the "Basic Death Benefit" by electing an optional death benefit rider known as the Maximum Anniversary Account Value Rider ("MAV"). You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider. (For a description of the charge, see "Charges for Optional Death Benefit Riders.") The rider is available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under the optional death benefit rider will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit."

Under the MAV, the death benefit will be the greater of:

●	the amount payable under the basic death benefit (above), or

●
your Highest Account Value on any Contract Anniversary before Owner's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Contract Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Contract Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Contract Year ending on that Contract Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Anniversary Account Value.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional Benefit to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing this optional Benefit.

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Owner, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or under the optional death benefit rider, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under the optional death benefit rider, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Address a completed election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Owner, if any, or the estate of the deceased Owner automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Owner. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Owner is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Options refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payments.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 90th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice in good order at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the last survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Contract Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Contract Year. To make an exchange, the Annuitant sends us, at our Annuity Service Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $30 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract.

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Owner's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

A Contract belongs to the individual to whom the Contract is issued. All Contract rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Owner prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Owner; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner , as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Owner named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Owner and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners and Payees, as applicable.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Funds. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Owner Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, at least once during each Contract Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding variable and fixed accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC and the Superintendent of Insurance of the State of New York. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Owner (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, , or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by an Owner; and (4) restrict or eliminate any of the voting rights of Owners or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Owners or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Service Address, as shown on the cover of this Prospectus, within 10 days, or longer if allowed by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow an Owner establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Owner or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Owner or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Owner or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Owner attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Owner must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Owner may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Owners should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

     Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account’s RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract’s Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract’s additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under the optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under the optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under the optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity’s cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Owner Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Owner Account number and type, the status of each Owner Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.00% of Purchase Payments, and 1.25% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of the Company’s products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2004 and 2005, approximately $0 and $64,672, respectively, in commissions were paid to but not retained Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best and Standard and Poor's Insurance Rating Services. Each year, A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such document (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such document should be directed to the Secretary, Sun Life Insurance and Annuity Company of New York, One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of New York governing life insurance companies and to regulation by the Superintendent of Insurance of New York. An annual statement is filed with the Superintendent of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Superintendent or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Superintendent has broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted.

In addition, affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, are regulated under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Insurance and Annuity Company of New York
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Insurance and Annuity Company of New York. To receive a copy, return this request form to the address shown below or telephone (800) 447-7569.

To:	Sun Life Insurance and Annuity Company of New York
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial MastersSM Select NY Variable and Fixed Annuity
Sun Life (N.Y.) Variable Account C.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT: An account established for each Owner to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Owner's death. Notwithstanding the foregoing, if there are Co-Owners of a Non-Qualified Contract, the surviving Co-Owner will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

COMPANY ("WE," "US," "SUN LIFE (N.Y.)"): Sun Life Insurance and Annuity Company of New York.

CONTRACT: A Contract issued by the Company on an individual basis.

CONTRACT YEAR and CONTRACT ANNIVERSARY: Your first Contract Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Contract Anniversary is the last day of a Contract Year. Each Contract Year after the first is the 365-day period that begins on your Contract Anniversary. For example, if the Issue Date is on March 12, the first Contract Year is determined from the Issue Date and ends on March 12 of the following year. Your Contract Anniversary is March 12 and all Contract Years after the first are measured from March 12. (If the Contract Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Owner's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

EXPIRATION DATE: The last day of a Guarantee Period.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract.
Contract Anniversary
NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT: The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used to describe the total contribution made to Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Owner's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Contract and in whose name or names the Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Contract.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Owner, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading and on other Business Days.

VARIABLE ACCOUNT: Variable Account C of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," and/or "Co-Owner" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
CALCULATIONS OF WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Contract	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	6.00%	$2,346
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	5.00%	$2,000
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	4.00%	$1,600
	5	$57,300	$5,200	$17,300	$17,300	$40,000	3.00%	$1,200
	6	$63,000	$5,700	$23,000	$23,000	$40,000	2.00%	$ 800
	7	$66,200	$3,200	$26,200	$26,200	$40,000	1.00%	$ 400
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Contract Years ("New Payments"). In Contract Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)
In Contract Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)
In Contract Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Contract Year, and there are a series of 4 partial withdrawals made during the fourth Contract Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Contract	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$ 6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$ 6,000	$ 0	6.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$ 9,600	$ 0	5.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$ 6,100	$ 0	4.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	4.00%	$ 84	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	4.00%	$ 456	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	4.00%	$ 784	$ 6,900

(a)
In Contract Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Contract Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)
Since $10,900 of the 2 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)
Since $11,500 of the 3 prior Contract Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Contract Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 4% of $6,900, which equals $276. The total Contract Year 4 withdrawal charges would then be $1,600, which is the same amount that was assessed for a full liquidation in Contract Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:

(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Contract Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Contract Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Contract Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Surrender Value*	= $ 76,020.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Surrender Value*	= $56,320.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

* Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
SECURED RETURNS FOR LIFE BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2006 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.

●	Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $168,000 at the cost and terms available to new Owners.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.

●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●
Because the subsequent Purchase Payment was made in the fifth Contract Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●
Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Funds, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.

●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Contract Anniversary after your 59th birthday.
●
Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Contract Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Contract Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Contract Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.

●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●
Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Contract Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●
Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Contract Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount equal to the ending January 1, 2016 Account Value at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000/$110,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you deposit an additional $80,000.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000/$240,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Funds, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume you Designated Funds earn -2% in Contract Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base].

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●
Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Funds, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Funds earn 2% in Contract Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108].

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.

●
Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●
Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●
Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Funds earn -2% in Contract Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base.]
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●
Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 14: Step-up elected under WB Plan.

●
Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*
Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan, Refund Applies.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you deposit an additional $80,000.
●
On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.
●
If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $293,850 at the cost and terms available to new Owners.

APPENDIX E -
SECURED RETURNS 2 BENEFIT

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

●	Your GLB amount did not change.

●
Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below) following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

●	All benefits provided under Secured Returns 2 commenced on the Notification Date.

●	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

●
The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

●
If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Contract Anniversary.

Subject to state availability, after October 31, 2005, a new enhanced living benefit rider, Secured Returns for Life, became available under the Contract. The following information applies to your Contract if you purchased your Contract prior to the date Secured Returns for Life became available and you have not elected to replace Secured Returns 2 with Secured Returns for Life.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 79 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Contract Anniversary. Anytime after your 7th Contract Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Contract Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Contract Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 76th birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 below.

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Contract Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Contract Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Contract Year in which it was made, as follows:

Contract Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Contract Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 below.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year until your remaining GLB amount equals zero. Once the RGLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Contract Year, your remaining GLB amount may be adversely affected. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Contract Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Contract Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Contract Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:

(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 below.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Contract Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Contract Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 below.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Step-Up of GLB Amount

After your fifth Contract Anniversary, you may elect to increase your GLB amount or remaining GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Contract Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Contract Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Contract Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 below.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Contract Year, any withdrawals previously made in that Contract Year are applied against your new "maximum WB amount." (See Example 8 below.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Contract Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 below.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU SELECTED THE SECURED RETURNS 2 PROGRAM. YOUR INITIAL GLB AMOUNT EQUALS YOUR DEPOSIT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.

●
Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●
On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●
Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.

●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●
Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Contract Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●
Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Contract Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

●
Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.

●
Assume that you elect the WB plan at the beginning of your second Contract Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●
Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●
Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Contract Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●
On January 2, 2011 you begin a new Contract Year. Therefore, you can withdraw $8,400 in this new Contract Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Contract Year. On December 31, 2011, the remaining GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Contract Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●
Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.

●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you deposit an additional $80,000.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●	On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.

●
Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you deposit an additional $80,000.

●
On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●
Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.

●
Assume that you elect the WB plan at the beginning of the second Contract Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional deposit of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.

●
Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.

●
Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●
On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●
On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●
On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●
This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

●
If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX F -
BUILD YOUR PORTFOLIO

Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
Sun Capital Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities	MFS Value	MFS Strategic Growth	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Mass Investors Growth Stock	PIMCO All Asset

		Franklin Mutual Shares	MFS Emerging Growth	PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS/Sun Life Emerging Markets Equity

		MFS Capital Opportunities	Lord Abbett Growth Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	MFS Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	Columbia Marsico Growth

Columbia Marsico 21st Century

Columbia Marsico International Opportunities

Wanger US Smaller Companies

Wanger Select

Columbia Small Cap Value

SC FI Large Cap Growth

APPENDIX G -
CONDENSED FINANICAL INFORMATION

The following information should be read in conjunction with the Variable Account's financial statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Columbia Small Cap Value Class B	01	2005	10.000	10.663	0

Columbia Small Cap Value Class B	02	2005	10.000	10.646	0

Columbia Small Cap Value Class B	03	2005	10.000	10.642	0

Columbia Small Cap Value Class B	04	2005	10.000	10.629	0

Columbia Small Cap Value Class B	05	2005	10.000	10.612	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.318	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.315	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.314	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.000	10.308	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.394	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.390	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.389	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.387	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.000	10.383	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.435	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.431	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.430	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.428	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.000	10.424	0

Franklin Small Cap Value Securities Fund	01	2005	10.676	11.456	0
Franklin Small Cap Value Securities Fund	01	2004	10.000	10.676	0

Franklin Small Cap Value Securities Fund	02	2005	10.673	11.429	0
Franklin Small Cap Value Securities Fund	02	2004	10.000	10.673	0

Franklin Small Cap Value Securities Fund	03	2005	10.672	11.423	0
Franklin Small Cap Value Securities Fund	03	2004	10.000	10.672	0

Franklin Small Cap Value Securities Fund	04	2005	10.670	11.403	0
Franklin Small Cap Value Securities Fund	04	2004	10.000	10.670	0

Franklin Small Cap Value Securities Fund	05	2005	10.667	11.376	0
Franklin Small Cap Value Securities Fund	05	2004	10.000	10.667	0

Lord Abbett All Value Portfolio	01	2005	10.578	11.161	0
Lord Abbett All Value Portfolio	01	2004	10.000	10.578	0

Lord Abbett All Value Portfolio	02	2005	10.575	11.135	0
Lord Abbett All Value Portfolio	02	2004	10.000	10.575	0

Lord Abbett All Value Portfolio	03	2005	10.574	11.129	0
Lord Abbett All Value Portfolio	03	2004	10.000	10.574	0

Lord Abbett All Value Portfolio	04	2005	10.572	11.109	0
Lord Abbett All Value Portfolio	04	2004	10.000	10.572	0

Lord Abbett All Value Portfolio	05	2005	10.569	11.083	0
Lord Abbett All Value Portfolio	05	2004	10.000	10.569	0

Lord Abbett Series Fund Growth and Income	01	2005	10.502	10.697	29,645
Lord Abbett Series Fund Growth and Income	01	2004	10.000	10.502	0

Lord Abbett Series Fund Growth and Income	02	2005	10.499	10.672	8,340
Lord Abbett Series Fund Growth and Income	02	2004	10.000	10.499	0

Lord Abbett Series Fund Growth and Income	03	2005	10.498	10.666	0
Lord Abbett Series Fund Growth and Income	03	2004	10.000	10.498	0

Lord Abbett Series Fund Growth and Income	04	2005	10.496	10.648	0
Lord Abbett Series Fund Growth and Income	04	2004	10.000	10.496	0

Lord Abbett Series Fund Growth and Income	05	2005	10.493	10.623	0
Lord Abbett Series Fund Growth and Income	05	2004	10.000	10.493	0

Lord Abbett Series Fund Growth Opportunities	01	2005	10.847	11.196	6,152
Lord Abbett Series Fund Growth Opportunities	01	2004	10.000	10.847	0

Lord Abbett Series Fund Growth Opportunities	02	2005	10.844	11.170	890
Lord Abbett Series Fund Growth Opportunities	02	2004	10.000	10.844	0

Lord Abbett Series Fund Growth Opportunities	03	2005	10.843	11.164	0
Lord Abbett Series Fund Growth Opportunities	03	2004	10.000	10.843	0

Lord Abbett Series Fund Growth Opportunities	04	2005	10.841	11.144	0
Lord Abbett Series Fund Growth Opportunities	04	2004	10.000	10.841	0

Lord Abbett Series Fund Growth Opportunities	05	2005	10.838	11.118	0
Lord Abbett Series Fund Growth Opportunities	05	2004	10.000	10.838	0

Lord Abbett Series Fund Mid Cap Value	01	2005	10.835	11.568	2,855
Lord Abbett Series Fund Mid Cap Value	01	2004	10.000	10.835	0

Lord Abbett Series Fund Mid Cap Value	02	2005	10.832	11.541	153
Lord Abbett Series Fund Mid Cap Value	02	2004	10.000	10.832	0

Lord Abbett Series Fund Mid Cap Value	03	2005	10.831	11.534	0
Lord Abbett Series Fund Mid Cap Value	03	2004	10.000	10.831	0

Lord Abbett Series Fund Mid Cap Value	04	2005	10.828	11.514	0
Lord Abbett Series Fund Mid Cap Value	04	2004	10.000	10.828	0

Lord Abbett Series Fund Mid Cap Value	05	2005	10.825	11.487	0
Lord Abbett Series Fund Mid Cap Value	05	2004	10.000	10.825	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	10.588	10.582	0
MFS/Sun Life Capital Opportunities Series S Class	01	2004	10.000	10.588	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	10.584	10.557	0
MFS/Sun Life Capital Opportunities Series S Class	02	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	03	2005	10.584	10.551	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	10.000	10.584	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	10.581	10.533	0
MFS/Sun Life Capital Opportunities Series S Class	04	2004	10.000	10.581	0

MFS/Sun Life Capital Opportunities Series S Class	05	2005	10.578	10.509	0
MFS/Sun Life Capital Opportunities Series S Class	05	2004	10.000	10.578	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	10.705	11.501	0
MFS/Sun Life Emerging Growth Series S Class	01	2004	10.000	10.705	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	10.702	11.474	0
MFS/Sun Life Emerging Growth Series S Class	02	2004	10.000	10.702	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	10.701	11.467	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	10.000	10.701	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	10.699	11.447	0
MFS/Sun Life Emerging Growth Series S Class	04	2004	10.000	10.699	0

MFS/Sun Life Emerging Growth Series S Class	05	2005	10.696	11.421	0
MFS/Sun Life Emerging Growth Series S Class	05	2004	10.000	10.696	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.259	0

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.255	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.254	0

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.251	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.000	11.247	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.042	10.105	19,978
MFS/Sun Life Government Securities Series S Class	01	2004	10.000	10.042	0

MFS/Sun Life Government Securities Series S Class	02	2005	10.039	10.082	7,483
MFS/Sun Life Government Securities Series S Class	02	2004	10.000	10.039	0

MFS/Sun Life Government Securities Series S Class	03	2005	10.038	10.076	0
MFS/Sun Life Government Securities Series S Class	03	2004	10.000	10.038	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.036	10.058	0
MFS/Sun Life Government Securities Series S Class	04	2004	10.000	10.036	0

MFS/Sun Life Government Securities Series S Class	05	2005	10.033	10.035	0
MFS/Sun Life Government Securities Series S Class	05	2004	10.000	10.033	0

MFS/Sun Life High Yield Series S Class	01	2005	10.119	10.176	6,078
MFS/Sun Life High Yield Series S Class	01	2004	10.000	10.119	0

MFS/Sun Life High Yield Series S Class	02	2005	10.116	10.153	2,700
MFS/Sun Life High Yield Series S Class	02	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	03	2005	10.116	10.147	0
MFS/Sun Life High Yield Series S Class	03	2004	10.000	10.116	0

MFS/Sun Life High Yield Series S Class	04	2005	10.113	10.129	0
MFS/Sun Life High Yield Series S Class	04	2004	10.000	10.113	0

MFS/Sun Life High Yield Series S Class	05	2005	10.110	10.106	0
MFS/Sun Life High Yield Series S Class	05	2004	10.000	10.110	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	10.509	10.798	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	10.000	10.509	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	10.505	10.773	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	10.505	10.767	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	10.000	10.505	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	10.502	10.748	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	10.000	10.502	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	10.499	10.723	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	10.000	10.499	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	10.523	11.151	27,158
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	10.000	10.523	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	10.520	11.125	7,073
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	10.000	10.520	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	10.519	11.119	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	10.000	10.519	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	10.517	11.100	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	10.000	10.517	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	10.513	11.074	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	10.000	10.513	0

MFS/Sun Life New Discovery Series S Class	01	2005	10.718	11.097	12,428
MFS/Sun Life New Discovery Series S Class	01	2004	10.000	10.718	0

MFS/Sun Life New Discovery Series S Class	02	2005	10.714	11.072	3,049
MFS/Sun Life New Discovery Series S Class	02	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	03	2005	10.714	11.065	0
MFS/Sun Life New Discovery Series S Class	03	2004	10.000	10.714	0

MFS/Sun Life New Discovery Series S Class	04	2005	10.711	11.046	0
MFS/Sun Life New Discovery Series S Class	04	2004	10.000	10.711	0

MFS/Sun Life New Discovery Series S Class	05	2005	10.708	11.020	0
MFS/Sun Life New Discovery Series S Class	05	2004	10.000	10.708	0

MFS/Sun Life Research International Series S Class	01	2005	10.766	12.341	5,430
MFS/Sun Life Research International Series S Class	01	2004	10.000	10.766	0

MFS/Sun Life Research International Series S Class	02	2005	10.763	12.312	372
MFS/Sun Life Research International Series S Class	02	2004	10.000	10.763	0

MFS/Sun Life Research International Series S Class	03	2005	10.762	12.305	0
MFS/Sun Life Research International Series S Class	03	2004	10.000	10.762	0

MFS/Sun Life Research International Series S Class	04	2005	10.760	12.284	0
MFS/Sun Life Research International Series S Class	04	2004	10.000	10.760	0

MFS/Sun Life Research International Series S Class	05	2005	10.756	12.255	0
MFS/Sun Life Research International Series S Class	05	2004	10.000	10.756	0

MFS/Sun Life Research Series S Class	01	2005	10.634	11.300	0
MFS/Sun Life Research Series S Class	01	2004	10.000	10.634	0

MFS/Sun Life Research Series S Class	02	2005	10.631	11.273	0
MFS/Sun Life Research Series S Class	02	2004	10.000	10.631	0

MFS/Sun Life Research Series S Class	03	2005	10.630	11.267	0
MFS/Sun Life Research Series S Class	03	2004	10.000	10.630	0

MFS/Sun Life Research Series S Class	04	2005	10.628	11.247	0
MFS/Sun Life Research Series S Class	04	2004	10.000	10.628	0

MFS/Sun Life Research Series S Class	05	2005	10.625	11.221	0
MFS/Sun Life Research Series S Class	05	2004	10.000	10.625	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	10.490	10.470	0
MFS/Sun Life Strategic Growth Series S Class	01	2004	10.000	10.490	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	10.487	10.446	0
MFS/Sun Life Strategic Growth Series S Class	02	2004	10.000	10.487	0

MFS/Sun Life Strategic Growth Series S Class	03	2005	10.486	10.440	0
MFS/Sun Life Strategic Growth Series S Class	03	2004	10.000	10.486	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	10.484	10.422	0
MFS/Sun Life Strategic Growth Series S Class	04	2004	10.000	10.484	0

MFS/Sun Life Strategic Growth Series S Class	05	2005	10.481	10.398	0
MFS/Sun Life Strategic Growth Series S Class	05	2004	10.000	10.481	0

MFS/Sun Life Total Return Series S Class	01	2005	10.359	10.507	260,030
MFS/Sun Life Total Return Series S Class	01	2004	10.000	10.359	0

MFS/Sun Life Total Return Series S Class	02	2005	10.356	10.482	102,738
MFS/Sun Life Total Return Series S Class	02	2004	10.000	10.356	0

MFS/Sun Life Total Return Series S Class	03	2005	10.355	10.476	0
MFS/Sun Life Total Return Series S Class	03	2004	10.000	10.355	0

MFS/Sun Life Total Return Series S Class	04	2005	10.353	10.458	4,416
MFS/Sun Life Total Return Series S Class	04	2004	10.000	10.353	0

MFS/Sun Life Total Return Series S Class	05	2005	10.350	10.434	0
MFS/Sun Life Total Return Series S Class	05	2004	10.000	10.350	0

MFS/Sun Life Utilities Series S Class	01	2005	10.824	12.490	106
MFS/Sun Life Utilities Series S Class	01	2004	10.000	10.824	0

MFS/Sun Life Utilities Series S Class	02	2005	10.820	12.461	0
MFS/Sun Life Utilities Series S Class	02	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	03	2005	10.820	12.454	0
MFS/Sun Life Utilities Series S Class	03	2004	10.000	10.820	0

MFS/Sun Life Utilities Series S Class	04	2005	10.817	12.432	0
MFS/Sun Life Utilities Series S Class	04	2004	10.000	10.817	0

MFS/Sun Life Utilities Series S Class	05	2005	10.814	12.404	0
MFS/Sun Life Utilities Series S Class	05	2004	10.000	10.814	0

MFS/Sun Life Value Series S Class	01	2005	10.476	10.990	118
MFS/Sun Life Value Series S Class	01	2004	10.000	10.476	0

MFS/Sun Life Value Series S Class	02	2005	10.473	10.965	0
MFS/Sun Life Value Series S Class	02	2004	10.000	10.473	0

MFS/Sun Life Value Series S Class	03	2005	10.472	10.959	0
MFS/Sun Life Value Series S Class	03	2004	10.000	10.472	0

MFS/Sun Life Value Series S Class	04	2005	10.470	10.939	0
MFS/Sun Life Value Series S Class	04	2004	10.000	10.470	0

MFS/Sun Life Value Series S Class	05	2005	10.467	10.914	0
MFS/Sun Life Value Series S Class	05	2004	10.000	10.467	0

Mutual Shares Securities Fund	01	2005	10.564	11.522	0
Mutual Shares Securities Fund	01	2004	10.000	10.564	0

Mutual Shares Securities Fund	02	2005	10.561	11.496	0
Mutual Shares Securities Fund	02	2004	10.000	10.561	0

Mutual Shares Securities Fund	03	2005	10.561	11.489	0
Mutual Shares Securities Fund	03	2004	10.000	10.561	0

Mutual Shares Securities Fund	04	2005	10.558	11.469	0
Mutual Shares Securities Fund	04	2004	10.000	10.558	0

Mutual Shares Securities Fund	05	2005	10.555	11.442	0
Mutual Shares Securities Fund	05	2004	10.000	10.555	0

Nations Marsico 21st Century	01	2005	10.000	11.306	0

Nations Marsico 21st Century	02	2005	10.000	11.288	0

Nations Marsico 21st Century	03	2005	10.000	11.283	0

Nations Marsico 21st Century	04	2005	10.000	11.270	0

Nations Marsico 21st Century	05	2005	10.000	11.252	0

Nations Marsico Growth Portfolio	01	2005	10.000	10.981	0

Nations Marsico Growth Portfolio	02	2005	10.000	10.964	0

Nations Marsico Growth Portfolio	03	2005	10.000	10.960	0

Nations Marsico Growth Portfolio	04	2005	10.000	10.947	0

Nations Marsico Growth Portfolio	05	2005	10.000	10.929	0

Nations Marsico International Opportunities Portfolio	01	2005	10.000	11.971	0

Nations Marsico International Opportunities Portfolio	02	2005	10.000	11.952	0

Nations Marsico International Opportunities Portfolio	03	2005	10.000	11.948	0

Nations Marsico International Opportunities Portfolio	04	2005	10.000	11.934	0

Nations Marsico International Opportunities Portfolio	05	2005	10.000	11.915	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	10.349	10.707	0
Oppenheimer Capital Appreciation Fund/VA	01	2004	10.000	10.349	0

Oppenheimer Capital Appreciation Fund/VA	02	2005	10.346	10.682	0
Oppenheimer Capital Appreciation Fund/VA	02	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	03	2005	10.346	10.676	0
Oppenheimer Capital Appreciation Fund/VA	03	2004	10.000	10.346	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	10.343	10.657	0
Oppenheimer Capital Appreciation Fund/VA	04	2004	10.000	10.343	0

Oppenheimer Capital Appreciation Fund/VA	05	2005	10.340	10.632	0
Oppenheimer Capital Appreciation Fund/VA	05	2004	10.000	10.340	0

Oppenheimer Global Securities Fund	01	2005	10.923	12.291	0
Oppenheimer Global Securities Fund	01	2004	10.000	10.923	0

Oppenheimer Global Securities Fund	02	2005	10.919	12.262	0
Oppenheimer Global Securities Fund	02	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	03	2005	10.919	12.255	0
Oppenheimer Global Securities Fund	03	2004	10.000	10.919	0

Oppenheimer Global Securities Fund	04	2005	10.916	12.234	0
Oppenheimer Global Securities Fund	04	2004	10.000	10.916	0

Oppenheimer Global Securities Fund	05	2005	10.913	12.205	0
Oppenheimer Global Securities Fund	05	2004	10.000	10.913	0

Oppenheimer Main St. Fund/VA	01	2005	10.392	10.841	58,093
Oppenheimer Main St. Fund/VA	01	2004	10.000	10.392	0

Oppenheimer Main St. Fund/VA	02	2005	10.389	10.816	14,783
Oppenheimer Main St. Fund/VA	02	2004	10.000	10.389	0

Oppenheimer Main St. Fund/VA	03	2005	10.388	10.809	0
Oppenheimer Main St. Fund/VA	03	2004	10.000	10.388	0

Oppenheimer Main St. Fund/VA	04	2005	10.386	10.790	0
Oppenheimer Main St. Fund/VA	04	2004	10.000	10.386	0

Oppenheimer Main St. Fund/VA	05	2005	10.383	10.765	0
Oppenheimer Main St. Fund/VA	05	2004	10.000	10.383	0

Oppenheimer Main St. smp Fund/VA	01	2005	10.755	11.641	0
Oppenheimer Main St. Small Cap Fund/VA	01	2004	10.000	10.755	0

Oppenheimer Main St. Small Cap Fund/VA	02	2005	10.752	11.614	0
Oppenheimer Main St. Small Cap Fund/VA	02	2004	10.000	10.752	0

Oppenheimer Main St. Small Cap Fund/VA	03	2005	10.751	11.607	0
Oppenheimer Main St. Small Cap Fund/VA	03	2004	10.000	10.751	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	10.748	11.587	0
Oppenheimer Main St. Small Cap Fund/VA	04	2004	10.000	10.748	0

Oppenheimer Main St. Small Cap Fund/VA	05	2005	10.745	11.560	0
Oppenheimer Main St. Small Cap Fund/VA	05	2004	10.000	10.745	0

PIMCO Emerging Markets Bond Portfolio	01	2005	10.342	11.303	0
PIMCO Emerging Markets Bond Portfolio	01	2004	10.000	10.342	0

PIMCO Emerging Markets Bond Portfolio	02	2005	10.339	11.277	0
PIMCO Emerging Markets Bond Portfolio	02	2004	10.000	10.339	0

PIMCO Emerging Markets Bond Portfolio	03	2005	10.338	11.270	0
PIMCO Emerging Markets Bond Portfolio	03	2004	10.000	10.338	0

PIMCO Emerging Markets Bond Portfolio	04	2005	10.336	11.251	0
PIMCO Emerging Markets Bond Portfolio	04	2004	10.000	10.336	0

PIMCO Emerging Markets Bond Portfolio	05	2005	10.333	11.225	0
PIMCO Emerging Markets Bond Portfolio	05	2004	10.000	10.333	0

PIMCO Low Duration Portfolio	01	2005	10.002	9.967	57,693
PIMCO Low Duration Portfolio	01	2004	10.000	10.002	0

PIMCO Low Duration Portfolio	02	2005	9.999	9.944	23,100
PIMCO Low Duration Portfolio	02	2004	10.000	9.999	0

PIMCO Low Duration Portfolio	03	2005	9.998	9.938	0
PIMCO Low Duration Portfolio	03	2004	10.000	9.998	0

PIMCO Low Duration Portfolio	04	2005	9.996	9.921	0
PIMCO Low Duration Portfolio	04	2004	10.000	9.996	0

PIMCO Low Duration Portfolio	05	2005	9.993	9.898	0
PIMCO Low Duration Portfolio	05	2004	10.000	9.993	0

PIMCO Real Return Portfolio	01	2005	10.189	10.262	0
PIMCO Real Return Portfolio	01	2004	10.000	10.189	0

PIMCO Real Return Portfolio	02	2005	10.186	10.239	0
PIMCO Real Return Portfolio	02	2004	10.000	10.186	0

PIMCO Real Return Portfolio	03	2005	10.185	10.233	0
PIMCO Real Return Portfolio	03	2004	10.000	10.185	0

PIMCO Real Return Portfolio	04	2005	10.183	10.215	0
PIMCO Real Return Portfolio	04	2004	10.000	10.183	0

PIMCO Real Return Portfolio	05	2005	10.180	10.191	0
PIMCO Real Return Portfolio	05	2004	10.000	10.180	0

PIMCO Total Return Portfolio	01	2005	10.066	10.174	128
PIMCO Total Return Portfolio	01	2004	10.000	10.066	0

PIMCO Total Return Portfolio	02	2005	10.063	10.150	0
PIMCO Total Return Portfolio	02	2004	10.000	10.063	0

PIMCO Total Return Portfolio	03	2005	10.062	10.144	0
PIMCO Total Return Portfolio	03	2004	10.000	10.062	0

PIMCO Total Return Portfolio	04	2005	10.060	10.127	0
PIMCO Total Return Portfolio	04	2004	10.000	10.060	0

PIMCO Total Return Portfolio	05	2005	10.057	10.103	0
PIMCO Total Return Portfolio	05	2004	10.000	10.057	0

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.224	0

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.220	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.219	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.217	0

PIMCO VIT All Asset Portfolio	05	2005	10.000	10.213	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.302	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.295	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	05	2005	10.000	10.292	0

Sun Capital All Cap S Class	01	2005	10.955	10.702	11
Sun Capital All Cap S Class	01	2004	10.000	10.955	0

Sun Capital All Cap S Class	02	2005	10.951	10.677	0
Sun Capital All Cap S Class	02	2004	10.000	10.951	0

Sun Capital All Cap S Class	03	2005	10.951	10.671	0
Sun Capital All Cap S Class	03	2004	10.000	10.951	0

Sun Capital All Cap S Class	04	2005	10.948	10.652	0
Sun Capital All Cap S Class	04	2004	10.000	10.948	0

Sun Capital All Cap S Class	05	2005	10.945	10.627	0
Sun Capital All Cap S Class	05	2004	10.000	10.945	0

Sun Capital Investment Grade Bond S Class	01	2005	10.064	10.101	6
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.064	0

Sun Capital Investment Grade Bond S Class	02	2005	10.061	10.077	0
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	03	2005	10.061	10.072	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.061	0

Sun Capital Investment Grade Bond S Class	04	2005	10.058	10.054	0
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.058	0

Sun Capital Investment Grade Bond S Class	05	2005	10.055	10.031	0
Sun Capital Investment Grade Bond S Class	05	2004	10.000	10.055	0

Sun Capital Money Market S Class	01	2005	10.000	10.086	3

Sun Capital Money Market S Class	02	2005	10.000	10.070	0

Sun Capital Money Market S Class	03	2005	10.000	10.066	0

Sun Capital Money Market S Class	04	2005	10.000	10.054	0

Sun Capital Money Market S Class	05	2005	10.000	10.038	0

Sun Capital Real Estate Fund S Class	01	2005	11.017	11.887	9,408
Sun Capital Real Estate Fund S Class	01	2004	10.000	11.017	0

Sun Capital Real Estate Fund S Class	02	2005	11.014	11.859	1,309
Sun Capital Real Estate Fund S Class	02	2004	10.000	11.014	0

Sun Capital Real Estate Fund S Class	03	2005	11.013	11.853	0
Sun Capital Real Estate Fund S Class	03	2004	10.000	11.013	0

Sun Capital Real Estate Fund S Class	04	2005	11.011	11.832	0
Sun Capital Real Estate Fund S Class	04	2004	10.000	11.011	0

Sun Capital Real Estate Fund S Class	05	2005	11.008	11.804	0
Sun Capital Real Estate Fund S Class	05	2004	10.000	11.008	0

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.212	0

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.208	0

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.207	0

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.205	0

Templeton Developing Markets Securities Fund, Class 2	05	2005	10.000	11.201	0

Templeton Foreign Securities Fund	01	2005	10.728	11.660	46,008
Templeton Foreign Securities Fund	01	2004	10.000	10.728	0

Templeton Foreign Securities Fund	02	2005	10.725	11.633	11,402
Templeton Foreign Securities Fund	02	2004	10.000	10.725	0

Templeton Foreign Securities Fund	03	2005	10.724	11.626	0
Templeton Foreign Securities Fund	03	2004	10.000	10.724	0

Templeton Foreign Securities Fund	04	2005	10.722	11.606	0
Templeton Foreign Securities Fund	04	2004	10.000	10.722	0

Templeton Foreign Securities Fund	05	2005	10.718	11.579	0
Templeton Foreign Securities Fund	05	2004	10.000	10.718	0

Templeton Growth Securities Fund Class 2	01	2005	10.626	11.412	0
Templeton Growth Securities Fund Class 2	01	2004	10.000	10.626	0

Templeton Growth Securities Fund Class 2	02	2005	10.623	11.386	0
Templeton Growth Securities Fund Class 2	02	2004	10.000	10.623	0

Templeton Growth Securities Fund Class 2	03	2005	10.622	11.379	0
Templeton Growth Securities Fund Class 2	03	2004	10.000	10.622	0

Templeton Growth Securities Fund Class 2	04	2005	10.620	11.360	0
Templeton Growth Securities Fund Class 2	04	2004	10.000	10.620	0

Templeton Growth Securities Fund Class 2	05	2005	10.617	11.333	0
Templeton Growth Securities Fund Class 2	05	2004	10.000	10.617	0

Wanger Select, Variable Series	01	2005	10.000	11.546	1

Wanger Select, Variable Series	02	2005	10.000	11.528	0

Wanger Select, Variable Series	03	2005	10.000	11.523	0

Wanger Select, Variable Series	04	2005	10.000	11.509	0

Wanger Select, Variable Series	05	2005	10.000	11.491	0

Wanger US Smaller Companies, Variable Series	01	2005	10.000	11.097	0

Wanger US Smaller Companies, Variable Series	02	2005	10.000	11.079	0

Wanger US Smaller Companies, Variable Series	03	2005	10.000	11.075	0

Wanger US Smaller Companies, Variable Series	04	2005	10.000	11.062	0

Wanger US Smaller Companies, Variable Series	05	2005	10.000	11.044	0

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 447-7569

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses incurred by the registrant in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions, are as follows*:

SEC Registration Fee	$ 107
Printing and Engraving	75,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	$ 25,000

$110,107
-----------------

*   Except for SEC Registration Fee, all expenses are estimates

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sun Life Assurance Company of Canada (U.S.)

Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.), as amended March 14, 2004, provides for indemnification of directors and officers as follows:

"Section 8.01. General. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that his or her conduct was unlawful.

Section 8.02. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.03 Indemnification Against Expenses. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 8.04. Board Determinations. Any indemnification under Sections 8.01 and 8.02 hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 8.05. Advancement of Expenses. Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by law or in this Article. Such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 8.06. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which any director, officer, employee or agent of the corporation seeking indemnification or advancement of expenses may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.07. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of applicable statutes, the certificate of incorporation or this Article.

Section 8.08. Certain Definitions. For purposes of this Article, (a) references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to "other enterprises" shall include employee benefit plans; (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (d) references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Section 8.09. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law that limits indemnification rights thereunder, the corporation shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding."

Sun Life Insurance and Annuity Company of New York

Article 5, Section 5.6 of the By-Laws of Sun Life Insurance and Annuity Company of New York provides for indemnification of directors, officers and employees as follows:

"The Corporation may by action of the Board of Directors indemnify to the full extent and in the manner authorized by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise as a director, officer or employee at the request of the Corporation."

ITEM 16. EXHIBITS

Exhibit

Number Description
------------------

(1)	Marketing Coordination Agreement (Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement on Form N-4, File No. 333-05037, filed on April 24, 1998)

(4)(a)
Specimen Single Payment Deferred Combination Variable and Fixed Individual Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, File No. 033-41629, filed on April 24, 1998)

(4)(b)
Specimen Flexible Payment Deferred Combination Variable and Fixed Individual Annuity Contract (Incorporated herein by reference to Post-Effective Amendment No. 2 to the Registration Statement of the Registrant on Form N-4, File No. 333-05037, filed on April 24, 1998)

(4)(c)
Specimen Flexible Payment Deferred Combination Variable and Fixed Individual Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-119151, filed on December 29, 2004)

(4)(d)
Specimen Flexible Payment Deferred Combination Variable and Fixed Individual Annuity Contract (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-119154, filed on December 29, 2004)

(4)(e)
Form of Subordinated Guarantee by Sun Life Assurance Company of Canada (U.S.) in favor of certain holders of market value adjustment interests issued by the Sun Life Insurance and Annuity Company of New York*

(5)(a)	Form of Opinion and Consent of Counsel regarding legality of annuity contracts providing for the market value adjustment interests being registered*

(5)(b)	Form of Opinion and Consent of Counsel regarding legality of Subordinated Guarantee*

(23)(a)	Consent of Independent Registered Public Accounting Firm (to be filed by amendment)

(23)(b)	Consent of Counsel (included as part of the opinion filed as Exhibit 5(a))

(23)(c)	Consent of Counsel (included as part of the opinion filed as Exhibit 5(b))

(24)	Powers of Attorney (included as part of the Signature pages to this Registration Statement)

*Filed herewith

ITEM 17. UNDERTAKINGS

(a) Each undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  That, each prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)  That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, that undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of that undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of that undersigned Registrant or used or referred to by that undersigned Registrant;

(iii) any portion of any other free writing prospectus relating to the offering containing material information about that undersigned Registrant or its securities provided by or on behalf of that undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by that undersigned Registrant to the purchaser.

(b) Each undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Insurance and Annuity Company of New York, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 15th day of December, 2006.

Sun Life Insurance and Annuity Company of New York
(Depositor)

By: /s/ Robert C. Salipante
Robert C. Salipante
President

SIGNATURES AND POWERS OF ATTORNEY

     We the undersigned officers and directors of Sun Life Insurance and Annuity Company of New York hereby constitute and appoint Susan J. Lazzo, Michael S. Bloom, James J. Klopper, Sandra M. DaDalt, and Elizabeth B. Love, and each of them singly, our attorneys-in-fact, with full power to any of them, to sign, for each of us, in our names and in the capacities indicated below, the Registration Statement of Sun Life Insurance and Annuity Company of New York on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement under the Securities Act of 1933 and to deliver and file the same, with exhibits thereto, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert C. Salipante	President and Director	December 15, 2006
Robert C. Salipante	(Principal Executive Officer)

/s/ Ronald H. Friesen	Vice President and Chief Financial Officer and	December 15, 2006
Ronald H. Friesen	Treasurer and Director
(Principal Financial Officer)

/s/ Michael K. Moran	Vice President and Chief Accounting Officer and	December 15, 2006
Michael K. Moran	Controller

/s/ Thomas A. Bogart	Director	December 15, 2006
Thomas A. Bogart

/s/ Leila Heckman	Director	December 15, 2006
Leila Heckman

/s/ Donald B. Henderson	Director	December 15, 2006
Donald B. Henderson

/s/ Peter R. O'Flinn	Director	December 15, 2006
Peter R. O'Flinn

/s/ Barbara Z. Shattuck	Director	December 15, 2006
Barbara Z. Shattuck

/s/ Michael E. Shunney	Director and Vice President and General Manager,	December 15, 2006
Michael E. Shunney	Group Insurance

/s/ David K. Stevenson	Director	December 15, 2006
David K. Stevenson

/s/ Scott M. Davis	Director and Vice President and General Counsel	December 15, 2006
Scott M. Davis

/s/ Mary M. Fay	Director and Vice President and General Manager,	December 15, 2006
Mary M. Fay	Annuities

/s/ Keith Gubbay	Director and Vice President and Chief Actuary	December 15, 2006
Keith Gubbay

/s/ Michele G. Van Leer	Director and Vice President and General Manager,	December 15, 2006
Michele G. Van Leer	Individual Insurance

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3* and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 15th day of December, 2006.

Sun Life Assurance Company of Canada (U.S.)
(Registrant)

By: /s/ Robert C. Salipante
Robert C. Salipante
President

SIGNATURES AND POWERS OF ATTORNEY

     We the undersigned officers and directors of Sun Life Assurance Company of Canada (U.S.) hereby constitute and appoint Susan J. Lazzo, Michael S. Bloom, James J. Klopper, Sandra M. DaDalt, and Elizabeth B. Love, and each of them singly, our attorneys-in-fact, with full power to any of them, to sign, for each of us, in our names and in the capacities indicated below, the Registration Statement of Sun Life Assurance Company of Canada (U.S.) on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement under the Securities Act of 1933 and to deliver and file the same, with exhibits thereto, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert C. Salipante	President and Director	December 15, 2006
Robert C. Salipante	(Principal Executive Officer)

/s/ Ronald H. Friesen	Vice President and Chief Financial Officer and	December 15, 2006
Ronald H. Friesen	Treasurer and Director
(Principal Financial Officer)

/s/ Michael K. Moran	Vice President and Chief Accounting Officer and	December 15, 2006
Michael K. Moran	Controller

/s/ Donald A. Stewart	Director	December 15, 2006
Donald A. Stewart

/s/ Thomas A. Bogart	Director	December 15, 2006
Thomas A. Bogart

/s/ Scott M. Davis	Director and Vice President and General Counsel	December 15, 2006
Scott M. Davis

/s/ Mary M. Fay	Director and Vice President and General Manager,	December 15, 2006
Mary M. Fay	Annuities

/s/ Richard P. McKenny	Director	December 15, 2006
Richard P. McKenny

* In making this representation the Registrant relies on Instruction 3 to the Signatures requirement for Form S-3 in that, although Registrant's Subordinated Guarantee has not received an investment grade rating, Registrant reasonably believes that such rating will be obtained before the first sale of the Subordinated Guarantee.